F A C I L I T Y  L E A S E  A G R E E M E N T



     MEDITRUST ACQUISITION CORPORATION I

        (A Massachusetts corporation)

                     as
                   Lessor


                     AND


         EMERITUS PROPERTIES I, INC.


         (A Washington corporation)

                     as
                   Lessee




               April 30, 1997


           For Premises Located In
          Ogden, Weber County, Utah

          FACILITY LEASE AGREEMENT


     This FACILITY LEASE AGREEMENT ("Lease") is dated as of the 30th day of April, 1997 and is between MEDITRUST ACQUISITION
CORPORATION I ("Lessor"), a Massachusetts corporation having its principal office at 197 First Avenue, Needham Heights,
Massachusetts 02194, and EMERITUS PROPERTIES
I, INC. ("Lessee"), a Washington corporation, having its principal office at c/o Emeritus
Corporation, 3131 Elliott Avenue, Suite 500,
Seattle, Washington 98121-2162.

                  ARTICLE 1

    LEASED PROPERTY; TERM; CONSTRUCTION;
                 EXTENSIONS

     1.1  LEASED PROPERTY.  Upon and subject
to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents and leases from Lessor all of Lessor's rights and interests in and to the following real and personal property (collectively, the "Leased Property"):

          (a)  the real property described in
     EXHIBIT A attached hereto (the "Land");

          (b)  all buildings, structures,
     Fixtures (as hereinafter defined) and
     other improvements of every kind
     including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines, and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased
     Improvements");

          (c)  all easements, rights and
     appurtenances of every nature and
     description now or hereafter relating to or benefitting any or all of the Land and the Leased Improvements;

          (d)  all equipment, machinery,
     building fixtures, and other items of
     property (whether realty, personalty or
     mixed), including all components
     thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tangible
     Personal Property (as hereinafter
     defined) which are not permanently
     affixed to or incorporated in the Leased
     Property (collectively, the "Fixtures");
     and

          (e)  LESSOR'S PERSONAL PROPERTY.

          The Leased Property is leased in
its present condition, AS IS, without
representation or warranty of any kind,
express or implied, by Lessor and subject to:
(i) the rights of parties in possession; (ii) the existing state of title including all covenants, conditions, Liens (as hereinafter defined) and other matters of record
(including, without limitation, the matters set forth in EXHIBIT B); (iii) all applicable laws and (iv) all matters, whether or not of a similar nature, which would be disclosed by an inspection of the Leased Property or by an accurate survey thereof.

     1.2  TERM.  The term of this Lease shall
consist of: the "Initial Term", which shall commence on April 30, 1997 (the "Commencement
Date") and end on March 31, 2010 (the
"Expiration Date"); provided, however, that this Lease may be sooner terminated as hereinafter provided. In addition, Lessee shall have the option(s) to extend the Term
(as hereinafter defined) as provided for in
Section 1.3.

     1.3  EXTENDED TERMS.  Provided that this
Lease has not been previously terminated, and as long as there exists no Lease Default (as hereinafter defined) at the time of exercise and on the last day of the Initial Term or the then current Extended Term (as hereinafter defined), as the case may be, Lessee is hereby granted the option to extend the Initial Term of this Lease for four (4) additional periods (collectively, the
"Extended Terms") as follows:  four (4)
successive five (5) year periods for a
maximum Term, if all such options are
exercised, which ends on March 31, 2030.
Lessee's extension option rights shall be exercised by Lessee by giving written notice to Lessor of each such extension at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, prior to the termination of the Initial Term or the then current Extended Term, as the case may be.
Lessee shall have no right to rescind any such notice once given. Lessee may not exercise its option for more than one
Extended Term at a time.  During each
effective Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, except that the Base
Rent (as hereinafter defined) for each such Extended Term shall be adjusted as set forth in Section 3.1(a).

     Notwithstanding anything to the contrary set forth herein, Lessee's rights to exercise the options granted in this Section 1.3 are subject to the further condition that concurrently with the exercise of any extension option hereunder, Lessee shall have exercised its option to extend the terms of all of the Related Leases in accordance with the provisions of the Agreement Regarding
Related Transactions and the provisions of
Section 1.3 of each of the Related Leases.


                  ARTICLE 2

    DEFINITIONS AND RULES OF CONSTRUCTION

     2.1  DEFINITIONS.  For all purposes of
this Lease and the other Lease Documents (as hereinafter defined), except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and (ii) all references in this Lease or any of the other
Lease Documents to designated "Articles",
"Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease or the other applicable Lease Document.

     ACCOUNTS: As defined in the UCC.

     ACCREDITATION BODY:  Any person,
including any Person having or claiming
jurisdiction over the accreditation,
certification, evaluation or operation of the Facility.

     ADDED VALUE PERCENTAGE:  The proportion
of the Fair Market Added Value of Capital
Additions paid for or financed by Lessee to the Fair Market Value of the entire Leased
Property, expressed as a percentage.

     ADDITIONAL CHARGES:  As defined in
Article 3.

     ADDITIONAL LAND:  As defined in Section
9.3.

     ADDITIONAL RENT:  As defined in Article
3.

     ADDITIONAL RENT COMMENCEMENT DATE:  As
defined in Article 3.

     AFFILIATE:  With respect to any Person
(i) any other Person which, directly or
indirectly, controls or is controlled by or is under common control with such Person,
(ii) any other Person that owns,
beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests provided, however, that, (a) for purposes of determining a Related Party
Default, the percentage of outstanding
capital stock, shares or equity interests referenced in (ii) above shall be fifty percent (50%) and (b) any Person who is an Affiliate by virtue of the ownership thereof by Daniel R. Baty or his status therein as an officer or director shall not be deemed an Affiliate for purposes of determining a Related Party Default.

     AFFILIATED PARTY SUBORDINATION
AGREEMENT:  That certain Affiliated Party
Subordination Agreement of even date by and among Lessee, the Guarantor, various
Affiliates of Lessee and various Affiliates of Lessor.

     AGREEMENT REGARDING RELATED
TRANSACTIONS:  The Fourth Amended and
Restated Agreement Regarding Related
Transactions (Development) dated August 1,
1996, as may be amended from time to time, between Lessee, Lessor and any Related Party that is party to any Related Lease or Related
Party Agreement.  Lessor and Lessee
anticipate that the Agreement Regarding
Related Transactions will be amended from time to time to include Affiliates of Lessor and Lessee as parties thereto in connection with future transactions and acknowledge and agree that for all purposes under this Lease
Agreement such amendments shall be deemed to be included in this definition.

     ANNUAL FACILITY UPGRADE EXPENDITURE: An aggregate annual amount equal to the product of TWO HUNDRED DOLLARS ($200) (as increased as of the first day of each Lease Year in which the Annual Facility Upgrade Expenditure is to be made by an amount equal to the product of the CPI Increase multiplied by TWO
HUNDRED DOLLARS ($200)) times the number of units in the Facility, such amount to be spent on Upgrade Renovations. The term "CPI
Increase" means a fraction, the numerator of which is the Price Index in effect as of the first day of the Lease Year in which the Annual
Facility Upgrade Expenditure is to be made and the denominator of which is the Price
Index in effect as of the date hereof. The term "Price Index" means the Consumer Price
Index for Urban Wage Earners and Clerical
Workers, All Items-Series A (1982-84=100), published by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of
Labor Statistics should cease to publish such Price Index in its present form and calculated on the present basis, then the most similar index published by the same
Bureau shall be used for the same purpose.
If there is no such similar index, a
substitute index which is then generally recognized as being similar to such Price
Index, such substitute index to be reasonably selected by Lessor.

     APPURTENANT AGREEMENTS:  Collectively,
all instruments, documents and other
agreements that now or hereafter create any utility, access or other rights or appurtenances benefiting or relating to the Leased Property.

     AWARD:  All compensation, sums or
anything of value awarded, paid or received on a total or partial Condemnation.

     BASE GROSS REVENUES:  The annualized
Gross Revenues of the Facility for the second twelve month period following the Conversion
Date, initially as shown by Lessee's
certified Consolidated Financial Statements and as later verified by Lessee's
Consolidated Financial Statements.
     BASE RENT:  Pre-Conversion Base Rent
and/or Post-Conversion Base Rent, as the context permits.

     BUSINESS DAY:  Any day which is not a
Saturday or Sunday or a public holiday under the laws of the United States of America, the Commonwealth of Massachusetts, the State or the state in which Lessor's depository bank is located.

     CAPITAL ADDITIONS:  Collectively, all
new buildings and additional structures
annexed to any portion of any of the Leased
Improvements and material expansions of any of the Leased Improvements which are constructed on any portion of the Land during the Term, including, without limitation, the construction of a new wing or new story, the renovation of any of the Leased Improvements on the Leased Property and any expansion, construction, renovation or conversion in connection therewith (a) in order to provide a functionally new facility that is needed or used to provide services not previously offered or (b) in order to (i) increase the bed capacity of a Facility, (ii) change the purpose for which such beds are utilized and/or (iii) change the utilization of any material portion of any of the Leased
Improvements, provided that for the purposes of Article 9 hereof, the Project shall not be treated as a Capital Addition.

     CAPITAL ADDITION COST:  The cost of any
Capital Addition made by Lessee whether paid for by Lessee or Lessor. Such cost shall include all costs and expenses of every nature whatsoever incurred directly or indirectly in connection with the development, permitting, construction and financing of a Capital Addition as reasonably determined by, or to the reasonable satisfaction of, Lessor.

     CASH COLLATERAL:  As defined in the
Deposit Pledge Agreement.

     CASH FLOW:  The Consolidated Net Income
(or Consolidated Net Loss) before federal and state income taxes for any period plus (i) the amount of the provision for depreciation and amortization actually deducted on the books of the applicable Person for the purposes of computing such Consolidated Net
Income (or Consolidated Net Loss) for the period involved, plus (ii) Rent and interest on all other Indebtedness which is fully subordinated to the Lease Obligations, plus
(iii) any indebtedness which is fully
subordinated to the Lease Obligations
pursuant to the Affiliated Party
Subordination Agreement or the Management
Subordination Agreement.

     CASUALTY:  As defined in Section 13.1.

     CHATTEL PAPER:  As defined in the UCC.

     CLOSING:  As defined in Section 18.3.6.

     CODE:  The Internal Revenue Code of
1986, as amended.

     COLLATERAL:  All of the property in
which security interests are granted to
Lessor and the other Meditrust Entities
pursuant to the Lease Documents and the
Related Party Agreements to secure the Lease
Obligations, including, without limitation, the Cash Collateral.

     COMPETITIVE ACTIVITY:  As defined in
Section 11.5.

     COMPLETION DATE:  As defined in the
Leasehold Improvement Agreement.

     COMPLETION OF THE PROJECT:  As defined
in the Leasehold Improvement Agreement.

     CONDEMNATION:  With respect to the
Leased Property or any interest therein or right accruing thereto or use thereof (i) the exercise of any governmental authority, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or Taking or while legal proceedings for Condemnation or Taking are pending.

     CONDEMNOR:  Any public or quasi-public
authority, or private corporation or
individual, having the power of condemnation.

     CONSOLIDATED: The consolidated accounts of the relevant Person and its Subsidiaries consolidated in accordance with GAAP.

     CONSOLIDATED FINANCIALS: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP, and disclosing all liabilities of such Person and its consolidated Subsidiaries, including, without limitation, contingent liabilities.

     CONSULTANTS:  Collectively, the
architects, engineers, inspectors, surveyors and other consultants that are engaged from time to time by Lessor to perform services for Lessor in connection with this Lease.

     CONTRACTS:  All agreements (including,
without limitation, Provider Agreements, to the extent applicable, and any Residency
Agreement), contracts (including without limitation, construction contracts, subcontracts, and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account benefiting, relating to or affecting the Leased Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession, or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor, now or hereafter issued to any member of the Leasing Group by, or entered into by any member of the Leasing Group with, any Governmental Authority, Accreditation
Body or Third Party Payor or maintained or used by any member of the Leasing Group or entered into by any member of the Leasing
Group with any third Person.

     CONVERSION DATE:  The earlier to occur
of (a) the Completion Date, (b) the
Completion of the Project and (c) the
occupancy of the Facility by a resident.

     CURRENT ASSETS:  All assets of any
Person which would, in accordance with GAAP, be classified as current assets.

     CURRENT LIABILITIES: All liabilities of any Person which would, in accordance with GAAP, be classified as current liabilities.

     DATE OF TAKING:  The date the Condemnor
has the right to possession of the property being condemned.

     DEBT COVERAGE RATIO:  The ratio of (i)
Cash Flow for each applicable period to (ii) the total of all Rent (excluding Additional
Rent due under this Lease) paid or payable during such period or accrued for such period.

     DECLARATION:  As defined in Article 23.

     DEED:  As defined in Section 18.3.

     DEPOSIT:  As defined in Section 18.3.

     DEPOSIT PLEDGE AGREEMENT:  The pledge
and security agreement so captioned and dated as of even date herewith between Lessee and Lessor.

     DOCUMENTS:  As defined in the UCC.

     ENCUMBRANCE:  As defined in Section
20.3.

     ENVIRONMENTAL INDEMNITY AGREEMENT:  The
Environmental Indemnity Agreement of even date herewith by and among Lessee the Guarantor and Lessor.

     ENVIRONMENTAL LAWS:  As defined in the
Environmental Indemnity Agreement.

     ERISA:  The Employment Retirement Income
Security Act of 1974, as amended.

     EVENT OF DEFAULT:  As defined in Article
16.

     EXCESS GROSS REVENUES:  Gross Revenues
less Base Gross Revenues.
     EXPIRATION DATE:  As defined in Section
1.2.

     EXTENDED TERMS:  As defined in Section
1.4.

     FACILITY:  The 82 unit, 164 bed, fully
licensed assisted living facility to be
constructed on the Land and to be known as Ogden Assisted Living on the Land (together with related parking and other amenities).

     FAILURE TO OPERATE:  As defined in
Article 16.

     FAILURE TO PERFORM:  As defined Article
16.

     FAIR MARKET ADDED VALUE:  The Fair
Market Value of the Leased Property
(including all Capital Additions) minus the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed.

     FAIR MARKET VALUE OF THE CAPITAL
ADDITION:  The amount by which the Fair
Market Value of the Leased Property upon the completion of a particular Capital Addition exceeds the Fair Market Value of the Leased
Property just prior to the construction of the particular Capital Addition.

     FAIR MARKET VALUE OF THE LEASED
PROPERTY:  The fair market value of the
Leased Property, including all Capital
Additions, and including the Land and all other portions of the Leased Property, and
(a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Section
18.2 or in such other manner as shall be mutually acceptable to Lessor and Lessee and
(c) not taking into account any reduction in value resulting from any Lien to which the Leased Property is subject and which Lien
Lessee or Lessor is otherwise required to remove at or prior to closing of the transaction. However, the positive or negative effect on the value of the Leased
Property attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any Lien on the Leased Property which is not so required or agreed to be removed shall be taken into account in determining the Fair Market Value of the Leased Property. The Fair Market Value shall be determined as the overall value based on due consideration of the "income" approach, the "comparable sales" approach, and the "replacement cost" approach.

     FEE MORTGAGE:  As defined in Section
20.3.

     FEE MORTGAGEE:  As defined in Section
20.3.

     FINANCING PARTY:  Any Person who is or
may be participating with Lessor in any way in connection with the financing of any Capital Addition.

     FINANCING STATEMENTS:  Uniform
Commercial Code financing statements
evidencing the security interests granted to Lessor in connection with the Lease
Documents.

     FISCAL QUARTER:  Each of the three (3)
month periods commencing on January 1st, April 1st, July 1st and October 1st.

     FISCAL YEAR:  The twelve (12) month
period from January 1st to December 31st.

     FIXTURES:  As defined in Article 1.

     GAAP:  Generally accepted accounting
principles, consistently applied throughout the relevant period.

     GENERAL INTANGIBLES:  As defined in the
UCC.

     GOVERNMENTAL AUTHORITIES: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.

     GROSS REVENUES:  Collectively, all
revenues generated by reason of the operation of the Leased Property (including any Capital
Additions), directly or indirectly received or to be received by Lessee or any Affiliate of Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any Person relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

       (i)  all applicable contractual
allowances (relating to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full), if any, for billings not paid by or received from the appropriate Governmental Agencies or Third
Party Payors,

      (ii)  all applicable allowances
according to GAAP for uncollectible accounts,

     (iii)  all proper resident billing
credits and adjustments according to GAAP, if any, relating to health care accounting,

      (iv)  federal, state or local sales,
use, gross receipts and excise taxes and any tax based upon or measured by said Gross
Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,

       (v)  provider discounts for hospital
or other medical facility utilization
contracts, if any,

      (vi)  the cost, if any, of any federal,
state or local governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like),

     (vii)  deposits refundable to residents
of the Facility, and

     (viii) payments received on behalf of,
and paid to, Persons who are not Affiliates of Lessee.

    To the extent that the Leased Property
is subleased or occupied by an Affiliate of Lessee, Gross Revenues calculated for all purposes of this Lease (including, without limitation, the determination of the
Additional Rent payable under this Lease) shall include the Gross Revenues of such Sublessee with respect to the premises demised under the applicable Sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property) and the rent received or receivable from such Sublessee pursuant to such Subleases shall be excluded from Gross Revenues for all such purposes.
As to any Sublease between Lessee and a non-
Affiliate of Lessee, only the rental actually received by Lessee from such non-Affiliate shall be included in Gross Revenues.

    GROUP TWO DEVELOPMENT FACILITIES:  As
defined in the Agreement Regarding Related
Transactions.

    GUARANTOR:  Emeritus Corporation, a
Washington corporation, and its successors and assigns.

    GUARANTY OF LEASE OBLIGATIONS:  The
Guaranty of Lease Obligations of even date executed by Guarantor in favor of Lessor, relating to the Lease Obligations.

    HAZARDOUS SUBSTANCES: As defined in the Environmental Indemnity Agreement.

    IMPOSITIONS:  Collectively, all taxes
(including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, property, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term), ground rents, water and sewer rents, water charges or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), transfer taxes and recordation taxes imposed as a result of this Lease or any extensions hereof, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of either or both of the Leased Property and the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof and thereafter until the Leased Property is surrendered to Lessor as required by the terms of this Lease, may be assessed or imposed on or in respect of or be a Lien upon
(a) Lessor or Lessor's interest in the Leased
Property, (b) the Leased Property or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property.
Notwithstanding the foregoing, nothing
contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, except
Lessee or its successors, (2) any net revenue tax of Lessor or any other Person, except
Lessee and its successors, (3) any tax
imposed with respect to the sale, exchange or other disposition by Lessor of the Leased
Property or the proceeds thereof, or
(4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property; provided, however, the provisos set forth in clauses
(1) and (2) of this sentence shall not be applicable to the extent that any real or personal property tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or
(2) is levied, assessed or imposed expressly in lieu thereof. In computing the amount of any franchise tax or capital stock tax which may be or become an Imposition, the amount payable by Lessee shall be equitably apportioned based upon all properties owned by Lessor that are located within the particular jurisdiction subject to any such tax.

    INDEBTEDNESS:  The total of all
obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include (i) all capital lease obligations and (ii) all guarantees, endorsements (other than for collection of instruments in the ordinary course of business), or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement contingent or otherwise to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

    INDEMNIFIED PARTIES:  As defined in
Section 12.2.2.

    INDEX: The rate of interest of actively traded marketable United States Treasury
Securities bearing a fixed rate of interest adjusted for a constant maturity of ten (10) years as calculated by the Federal Reserve
Board.

    INITIAL TERM:  As defined in Section
1.2.

    INSTRUMENTS:  As defined in the UCC.

    INSURANCE REQUIREMENTS:  All terms of
any insurance policy required by this Lease, all requirements of the issuer of any such policy with respect to the Leased Property and the activities conducted thereon and the requirements of any insurance board, association or organization or underwriters' regulations pertaining to the Leased
Property.

    LAND:  As defined in Article 1.

    LEASE:  As defined in the preamble of
this Lease.

    LEASE DEFAULT:  The occurrence of any
default or breach of condition continuing beyond any applicable notice and/or grace periods under this Lease and/or any of the other Lease Documents.

    LEASE DOCUMENTS:  Collectively, this
Lease, the Guaranty of Lease Obligations, the
Agreement Regarding Related Transactions, the
Leasehold Improvement Agreement, the Security
Agreement, the Deposit Pledge Agreement, the
Negative Pledge Agreement, the Permits
Assignment, the Financing Statements, the
Affiliated Party Subordination Agreement, the
Environmental Indemnity Agreement, and any and all other instruments, documents, certificates or agreements executed or furnished by any member of the Leasing Group in connection with the transactions evidenced by the Lease and/or any of the foregoing documents.

    LEASE OBLIGATIONS:  Collectively, all
indebtedness, covenants, liabilities,
obligations, agreements and undertakings
(other than Lessor's obligations) under this Lease and the other Lease Documents.

    LEASE YEAR:  A twelve month period
ending on March 31st of each year; provided, that the first Lease Year shall begin on the Commencement Date and shall end on March 31, 1998.

    LEASED IMPROVEMENTS:  As defined in
Article 1.

    LEASED PROPERTY:  As defined in Article
1.

    LEASEHOLD IMPROVEMENT AGREEMENT:  The
Leasehold Improvement Agreement of even date by and between Lessee and Lessor.

    LEASEHOLD IMPROVEMENT FEE:  Fifty-Four
Thousand Five Hundred Forty-Three Dollars and
11/100 ($54,543.11).

    LEASING GROUP:  Collectively, Lessee,
the Guarantor, any Sublessee which is an Affiliate of Lessee and any Manager which is an Affiliate of Lessee.

    LEGAL REQUIREMENTS:   Collectively, all
statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or
Third Party Payor affecting Lessor, any
member of the Leasing Group or the Leased
Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with the Leased
Property, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Leased Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Leased Property or
(iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous
Substances on, under or from the Leased
Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any
Accreditation Body and/or any Third Party
Payor and all Permitted Encumbrances.

    LESSEE:  As defined in the preamble of
this Lease and its successors and assigns.

    LESSEE'S ELECTION NOTICE:  As defined in
Section 14.3.

    LESSEE'S PURCHASE OPTION NOTICE:  As
defined in Section 18.3.

    LESSOR:  As defined in the preamble of
this Lease and its successors and assigns.

    LESSOR'S PERSONAL PROPERTY:  All
machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned by Lessor and used in the operation of the Leased
Property.

    LIEN:  With respect to any real or
personal property, any mortgage, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not inchoate, vested or perfected.

    LIMITED PARTIES:  As defined in Section
11.5.4; provided, however, in no event shall the term Limited Parties include any Person in its capacity as a shareholder of a public entity, unless such shareholder is a member of the Leasing Group or an Affiliate thereof.

    MANAGED CARE PLANS:  All health
maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

    MANAGEMENT AGREEMENT:  Any agreement,
whether written or oral, between Lessee or any Sublessee and any other Person pursuant to which Lessee or such Sublessee provides any payment, fee or other consideration to any other Person to operate or manage the Facility.

    MANAGEMENT SUBORDINATION AGREEMENT:  The
Management Subordination Agreement as of even date herewith between Lessee and Lessor.

    MANAGER:  Any Person who has entered
into a Management Agreement with Lessee or any Sublessee.

    MATERIAL STRUCTURAL WORK:  Any (i)
structural alteration, (ii) structural repair or (iii) structural renovation to the Leased
Property, which would customarily require or which require the design and/or involvement of a structural engineer or architect or which would require the issuance of a Permit.

    MEDICAID:  The medical assistance
program established by Title XIX of the
Social Security Act (42 USC Section 1396 et seq.) and any statute succeeding thereto.

    MEDICARE:  The health insurance program
for the aged and disabled established by Title XVIII of the Social Security Act (42
USC Section 1395 et seq.) and any statute succeeding thereto.

    MEDITRUST:  As defined in Article 23.

    MEDITRUST/EMERITUS TRANSACTION
AFFILIATE:  An Affiliate of Lessee, the
business and activities of which are limited to those subject to Meditrust/Emeritus
Transaction Documents (other than the
Affiliated Party Subordination Agreement, the
Agreement Regarding Related Transactions and comparable agreement now or hereafter in effect among Affiliates of Lessee and of Lessor) to which such Affiliate is a party.

    MEDITRUST/EMERITUS TRANSACTION
DOCUMENTS:  As defined in the Agreement
Regarding Related Transactions.

    MEDITRUST ENTITIES:  Collectively,
Meditrust, Lessor and any other Affiliate of Lessor which may now or hereafter be a party to any Related Party Agreement.

    MEDITRUST INVESTMENT:  The sum of (i)
the Original Meditrust Investment plus (ii) the aggregate amount of all Subsequent
Investments plus (iii) so much of the Project
Funds as Lessor has expended from time to time less the sum of any Net Award Amounts and/or Net Proceeds Amounts.

    MONTHLY DEPOSIT DATE:  As defined in
Section 4.6.

    NEGATIVE PLEDGE AGREEMENT:  The Group
Two Negative Pledge Agreement (Development) dated July 10, 1996 by and between Guarantor, Lessee, Lessor and any Related Party that is party to any Related Lease or Related Party
Agreement.

    NET AWARD AMOUNT:  As defined in Section
3.7.

    NET INCOME (OR NET LOSS):  The net
income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

    NET PROCEEDS AMOUNT:  As defined in
Section 3.7.

    NET WORTH:  An amount determined in
accordance with GAAP equal to the total
assets of any Person, minus the total
liabilities of such Person.

    OBLIGATIONS:  Collectively, the Lease
Obligations and the Related Party
Obligations.

    OFFICER'S CERTIFICATE:  A certificate of
Lessee signed on behalf of Lessee by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Lessee, or another officer authorized to so sign by the Board of Directors or By-Laws of Lessee, or any other
Person whose power and authority to act has been authorized by delegation in writing by any of the Persons holding the foregoing offices.

    ORIGINAL MEDITRUST INVESTMENT:  The sum
of Five Hundred Thirty-Two Thousand Five
Hundred Fifteen Dollars and 84/100
($532,515.84).

    OTHER PERMITTED USES:  To the extent
permitted under applicable Legal Requirements and under Insurance Requirements, and so long as the same do not detract in any material manner from the Primary Intended Use and do not occupy more than ten percent (10%) of the useable floor area of the building comprising the Facility, such uses as Lessee reasonably determines are appropriate and incidental to the Primary Permitted Use.

    OVERDUE RATE:  On any date, a rate of
interest per annum equal to the greater of:
(i) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the Prime Rate, or (ii) eighteen percent
(18%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under applicable law to be charged by Lessor.

    PBGC:  Pension Benefit Guaranty
Corporation.

    PERMITS:  Collectively, all permits,
licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting the Leased Property or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation
Body or Third Party Payor to any member of the Leasing Group, or maintained or used by any member of the Leasing Group, or entered into by any member of the Leasing Group with any third Person with respect to the Leased
Property.

    PERMITS ASSIGNMENT:  The Collateral
Assignment of Permits, Licenses and Contracts of even date granted by Lessee to Lessor.

    PERMITTED ENCUMBRANCES:  As defined in
Section 10.1.18.

    PERMITTED PRIOR SECURITY INTERESTS:  As
defined in Section 6.1.2.

    PERSON:  Any individual, corporation,
general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association,
Governmental Authority or other entity of any kind or nature.

    PLANS AND SPECIFICATIONS:  As defined in
Section 13.1.3.

    PRE-CONVERSION BASE RENT:  As defined in
Section 3.1.

    PRE-CONVERSION RENT ADJUSTMENT RATE:
175 basis points over the Prime Rate.

    POST-CONVERSION BASE RENT:  As defined
in Section 3.1.

    PRIMARY INTENDED USE:  The use of the
Facility as an assisted living facility with eighty-two (82) fully licensed units, one hundred sixty-four (164) beds or such additional number of units or beds as may hereafter be permitted under this Lease, and such ancillary uses as are permitted by law and may be necessary in connection therewith or incidental thereto.

    PRIME RATE:  The variable rate of
interest per annum from time to time
announced by the Reference Bank as its prime rate of interest and in the event that the Reference Bank no longer announces a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any other major bank or other financial institution reasonably selected by
Lessor.

    PRINCIPAL PLACE OF BUSINESS: As defined in Section 10.1.28.

    PROCEEDS:  As defined in the UCC.

    PROJECT:  As defined in the Leasehold
Improvement Agreement.

    PROJECT FUNDS:  As defined in the
Leasehold Improvement Agreement.

    PROVIDER AGREEMENTS: All participation, provider and reimbursement agreements or arrangements, if any, now or hereafter in effect for the benefit of Lessee or any Sublessee in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with Lessee's or such Sublessee's participation in any Third Party Payor
Program.

    PURCHASE OPTION:  As defined in Section
18.3.

    PURCHASE OPTION DATE:  As defined in
Section 18.3.

    PURCHASE OPTION PURCHASE PRICE:  As
defined in Section 18.3.

    PURCHASER:  As defined in Section 11.5.

    RECEIVABLES:  Collectively, (i) all
rights to payment for goods sold or leased or services rendered by Lessee or any other party, whether now in existence or arising from time to time hereafter and whether or not yet earned by performance, including, without limitation, obligations evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness, including Accounts and
Proceeds, and (ii) a license to use such Instruments, Documents, Accounts, Proceeds,
General Intangibles and Chattel Paper as are reasonably required for purposes of exercising the rights set forth in (i) above.

    REFERENCE BANK:  Fleet Bank of
Connecticut, N.A.

    RELATED LEASES:  The Group Two
Development Facility Leases (as defined in the Agreement Regarding Related
Transactions), together with such other new leases identified from time to time in the Agreement Regarding Related Transactions.

    RELATED PARTIES:  Collectively, each
Person that may now or hereafter be a party to any Related Party Agreement other than the Meditrust Entities.

    RELATED PARTY AGREEMENT: Any agreement, document or instrument now or hereafter evidencing or securing any Related Party
Obligation, including, without limitation, the Related Leases.

    RELATED PARTY DEFAULT:  The occurrence
of a default or breach of condition
continuing beyond the expiration of any
applicable notice and grace periods, if any, under the terms of any Related Party
Agreement.

    RELATED PARTY OBLIGATIONS:
Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings due to, or made for the benefit of, Lessor or any of the other Meditrust
Entities by Lessee or any other member of the Leasing Group or any of their respective
Affiliates in connection with any of the properties described in Exhibit E to the Agreement Regarding Related Transactions, as the same may be modified and amended from time to time; whether such indebtedness, covenants, liabilities, obligations, agreements and/or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising.

    RENT:  Collectively, the Base Rent,
Additional Rent, the Additional Charges and all other sums payable under this Lease and the other Lease Documents.

    RENT ADJUSTMENT DATE:  The first day of
any of the Extended Terms.

    RENT ADJUSTMENT RATE:  325 basis points
over the Index.

    RENT INSURANCE PROCEEDS:  As defined in
Section 13.8.

    RESIDENCY AGREEMENT:  All contracts,
agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

    RETAINAGE:  As defined in Section
13.1.3.

    SECURITY AGREEMENT:  The Security
Agreement as of even date herewith between Lessee and Lessor.

    SELLER:  Wadman Investments, a Utah
Limited Partnership.

    STATE:  The state or commonwealth in
which the Leased Property is located.

    SUBLEASE:  Collectively, all subleases,
licenses, use agreements, concession
agreements, tenancy at will agreements and other occupancy agreements of every kind and nature (but excluding any Residency
Agreement), whether oral or in writing, now in existence or subsequently entered into by Lessee, encumbering or affecting the Leased
Property.

    SUBLESSEE:  Any sublessee, licensee,
concessionaire, tenant or other occupant under any of the Subleases.

    SUBSEQUENT INVESTMENTS:  The aggregate
amount of all sums expended and liabilities incurred by Lessor in connection with Capital
Additions.

    SUBSIDIARY OR SUBSIDIARIES:  With
respect to any Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise, owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

    TAKING:  A taking or voluntary
conveyance during the Term of the Leased
Property, or any interest therein or right accruing thereto, or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

    TANGIBLE PERSONAL PROPERTY:  All
machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned or leased
(pursuant to equipment leases) by Lessee and used in the operation of the Leased Property.

    TERM:  Collectively, the Initial Term
and each Extended Term which has become
effective pursuant to Section 1.4, as the context may require, unless earlier terminated pursuant to the provisions hereof.

    THIRD PARTY PAYOR PROGRAMS:
Collectively, all third party payor programs in which Lessee or any Sublessee presently or in the future may participate, including without limitation, Medicare, Medicaid, Blue
Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

    THIRD PARTY PAYORS:  Collectively,
Medicare, Medicaid, Blue Cross and/or Blue
Shield, private insurers and any other Person which presently or in the future maintains
Third Party Payor Programs.

    TIME OF CLOSING:  As defined in Section
18.3.

    UCC:  The Uniform Commercial Code as in
effect from time to time in the State.

    UNITED STATES TREASURY SECURITIES:  The
uninsured treasury securities issued by the United States Federal Reserve Bank.

    UNSUITABLE FOR ITS PRIMARY INTENDED USE:
As used anywhere in this Lease, the term
"Unsuitable For Its Primary Intended Use" shall mean that, by reason of Casualty, or a partial or temporary Taking by Condemnation, in the good faith judgment of Lessor, the Facility cannot be operated on a commercially practicable basis for the Primary Intended
Use, taking into account, among other
relevant factors, the number of usable units or beds affected by such Casualty or partial or temporary Taking.

    UNAVOIDABLE DELAYS:  Delays due to
strikes, lockouts, inability to procure
materials, power failure, acts of God,
governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

    UPGRADE RENOVATIONS:  Repair and
refurbishing other than normal janitorial, cleaning and maintenance activities.

    WORK:  As defined in Section 13.1.1.

    WORK CERTIFICATES:  As defined in
Section 13.1.3.

    WORKING CAPITAL LOAN:  As defined in
Section 6.1.3.

    WORKING CAPITAL STOCK PLEDGE:  As
defined in Section 16.1(h).

    2.2 RULES OF CONSTRUCTION.  The
following rules of construction shall apply to the Lease and each of the other Lease
Documents:  (a) references to "herein",
"hereof" and "hereunder" shall be deemed to refer to this Lease or the other applicable
Lease Document, and shall not be limited to the particular text or section or subsection in which such words appear; (b) the use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require; (c) references to Lessor's attorneys shall be deemed to include, without limitation, special counsel and local counsel for Lessor;
(d) reference to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff and to exclude any fees and expenses of attorneys who are employees of an Affiliate of Lessor; (e) references to Leased Property shall be deemed to include references to all of the Leased Property and references to any portion thereof; (f) references to the Lease
Obligations shall be deemed to include
references to all of the Lease Obligations and references to any portion thereof; (g) references to the Obligations shall be deemed to include references to all of the Obligations and references to any portion thereof; (h) the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including"
(whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all of the items or matters that could reasonably fall within the broadest scope of the general statement; (i) any requirement that financial statements be Consolidated in form shall apply only to such financial statements as relate to a period during any portion of which the relevant Person has one or more
Subsidiaries; (j) all accounting terms not specifically defined in the Lease Documents shall be construed in accordance with GAAP and (k) all exhibits annexed to any of the Lease Documents as referenced therein shall be deemed incorporated in such Lease Document by such annexation and/or reference.


                  ARTICLE 3

                    RENT

    3.1 RENT FOR LAND, LEASED IMPROVEMENTS,
RELATED RIGHTS AND FIXTURES. Lessee will pay to Lessor, in lawful money of the United
States of America, at Lessor's address set forth herein or at such other place or to such other Person as Lessor from time to time may designate in writing, rent for the Leased
Property, as follows.

    3.1.1 BASE RENT:  (A) PRE-CONVERSION
    BASE RENT: From and after the
    Commencement Date and until the
    Conversion Date, Lessee shall pay,
    commencing on June 1, 1997, and  on the
    first day of each calendar month
    thereafter and on the Conversion Date, a base rent (the "Pre-Conversion Base
    Rent") in arrears which is equal to the
    product of (i) the Original Meditrust
    Investment plus so much of the Project
    Funds as Lessor has expended from time
    to time multiplied by (ii) the Pre-
    Conversion Rent Adjustment Rate in
    effect from time to time, calculated on
    a daily basis.

         (b) POST-CONVERSION BASE RENT: From
    and after the Conversion Date, Lessee
    shall pay a base rent (the "Post-
    Conversion Base Rent") per annum which
    is equal to the product of (i) the
    Original Meditrust Investment plus the
    aggregate amount of the Project Funds as Lessor has expended as of the Conversion
    Date multiplied by (ii) the Rent
    Adjustment Rate which is in effect or
    calculated on the Conversion Date,
    payable in advance in equal, consecutive monthly installments due on the first day of each calendar month; provided, however, that on each Rent Adjustment
    Date, the Base Rent shall be adjusted to equal the greater of (i) the then current Post-Conversion Base Rent or
    (ii) an amount equal to Original
    Meditrust Investment plus the aggregate
    amount of the Project Funds as Lessor
    has expended as of the Conversion Date
    plus the Subsequent Advances multiplied
    by the Rent Adjustment Rate then in
    effect on such subsequent Rent
    Adjustment Date and further, provided,
    however, that on the Conversion Date,
    Lessee shall pay to Lessor (x) the
    proportionate share of the Post-
    Conversion Base Rent due for the period
    from (and including) such date through
    the end of the calendar month during
    which such date occurred.

3.1.2    ADDITIONAL RENT:  In addition to the
Base Rent, Lessee shall also pay to Lessor additional rent (the "Additional Rent") in an amount equal to five percent (5%) of Excess
Gross Revenues. Additional Rent shall accrue commencing on the second anniversary of the Conversion Date ("Additional Rent Accrual
Date") and shall be payable during the Term, quarterly in arrears, commencing on the first day of the first fiscal quarter occurring following the Additional Rent Accrual Date and there shall be an annual reconciliation as provided in Section 3.2 below.

    3.2 CALCULATION AND PAYMENT OF
         ADDITIONAL RENT; ANNUAL
         RECONCILIATION.

         3.2.1OFFICER'S CERTIFICATE AND
    PRORATION.  Each quarterly payment of
    Additional Rent shall be delivered to
    Lessor, together with an Officer's
    Certificate setting forth the
    calculation thereof, within thirty (30)
    days after the end of the corresponding
    quarter.  Additional Rent due for any
    portion of any calendar year shall be
    prorated accordingly.

         3.2.2ANNUAL STATEMENT.  In
    addition, on or before the first day of
    April of each year following any
    calendar year for which Additional Rent
    is payable hereunder, Lessee shall
    deliver to Lessor an Officer's
    Certificate, reasonably acceptable to
    Lessor and certified by the chief
    financial officer of Lessee, setting
    forth the Gross Revenues for the
    immediately preceding calendar year.

         3.2.3DEFICITS.  If the Additional
    Rent, as finally determined for any
    calendar year (or portion thereof),
    exceeds the sum of the quarterly
    payments of Additional Rent previously
    paid by Lessee with respect to said
    calendar year, within thirty (30) days
    after such determination is required to
    be made hereunder, Lessee shall pay such deficit to Lessor and, if the deficit exceeds five percent (5%) of the Additional Rent which was previously paid to Lessor with respect to said calendar year, then Lessee shall also pay Lessor interest on such deficit at the Overdue Rate from the date that such payment should have been made by Lessee to the date that Lessor receives such payment.

         3.2.4OVERPAYMENTS.  If the
    Additional Rent, as finally determined
    for any calendar year (or portion
    thereof), is less than the amount
    previously paid with respect thereto by
    Lessee, Lessee shall notify Lessor
    either (a) to pay to Lessee an amount
    equal to such difference or (b) to grant
    Lessee a credit against Additional Rent
    next coming due in the amount of such
    difference.

         3.2.5FINAL DETERMINATION.  The
    obligation to pay Additional Rent shall
    survive the expiration or earlier
    termination of the Term (as to
    Additional Rent payments that are due
    and payable prior to the expiration or
    earlier termination of the Term and
    during any periods that Lessee remains
    in possession of the Leased Property),
    and a final reconciliation, taking into
    account, among other relevant
    adjustments, any contractual allowances
    which related to Gross Revenues that
    accrued prior to the date of such
    expiration or earlier termination, but
    which have been determined to be not
    payable and Lessee's good faith best
    estimate of the amount of any unresolved contractual allowances, shall be made not later than two (2) years after said expiration or termination date. Within sixty (60) days after the expiration or earlier termination of the Term, Lessee shall advise Lessor of Lessee's best estimate of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

         3.2.6BEST EFFORTS TO MAXIMIZE.
    Lessee further covenants that the
    operation of the Facility shall be
    conducted in a manner consistent with
    the prevailing standards and practices
    recognized in the assisted living
    industry as those customarily utilized
    by reputable business operations.
    Subject to any applicable Legal
    Requirements, the members of the Leasing
    Group shall use their best efforts to
    maximize the Facility's Gross Revenues.

    3.3 CONFIRMATION AND AUDIT OF ADDITIONAL
    RENT.

         3.3.1MAINTAIN ACCOUNTING SYSTEMS.
    Lessee shall utilize, or cause to be
    utilized, an accounting system for the
    Leased Property in accordance with usual and customary practices in the assisted living industry and in accordance with GAAP which will accurately record all Gross Revenues. Lessee shall retain, for at least three (3) years after the expiration of each calendar year (and in any event until the final reconciliation described in Section 3.2 above has been made), adequate records conforming to such accounting system showing all Gross Revenues for such calendar year.

         3.3.2AUDIT BY LESSOR.  Lessor, at
    its own expense except as provided
    hereinbelow, shall have the right from
    time to time to have its accountants or
    representatives audit the information
    set forth in the Officer's Certificate
    referred to in Section 3.2 and in
    connection with such audits, to examine
    Lessee's records with respect thereto
    (including supporting data, income tax
    and sales tax returns), subject to any
    prohibitions or limitations on
    disclosure of any such data under
    applicable law or regulations.

         3.3.3DEFICIENCIES AND OVERPAYMENTS.
    If any such audit discloses a deficiency in the reporting of Gross Revenues, and either Lessee agrees with the result of such audit or the matter is compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency in Additional
    Rent which would have been payable by it had such deficiency in reporting Gross
    Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the Overdue Rate, from the date when said payment should have been made by Lessee to the date that Lessor receives such payment. Notwithstanding anything to the contrary herein, with respect to any audit that is commenced more than two
    (2) years after the date Gross Revenues
    for any calendar year are reported by
    Lessee to Lessor, the deficiency, if
    any, with respect to Additional Rent
    shall bear interest as permitted herein
    only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee (or any Affiliate thereof). If any audit conducted for Lessor pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by Lessee for any calendar year exceed those reported by Lessee by more than five percent (5%), Lessee shall pay the reasonable cost of such audit and examination or (b) Lessee has overpaid Additional Rent, Lessor shall so notify Lessee and Lessee shall direct Lessor either (i) to refund the overpayment to Lessee or (ii) grant a credit against Additional Rent next coming due in the amount of such difference.

         3.3.4SURVIVAL.  The obligations of
    Lessor and Lessee contained in this
    Section shall survive the expiration or
    earlier termination of this Lease.

    3.4 ADDITIONAL CHARGES.  Subject to the
rights to contest as set forth in Article 15, in addition to the Base Rent and Additional
Rent, (a) Lessee will also pay and discharge as and when due and payable all Impositions, all amounts, liabilities and obligations under the Appurtenant Agreements and all other amounts, liabilities and obligations which Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional
Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as well as the Base
Rent and Additional

Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to any other Person to which such Additional Charges would otherwise be due.

    3.5 NET LEASE.  The Rent shall be paid
absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, and the payments of Additional Rent and, if and to the extent payable to Lessor, Additional Charges throughout the Term.

    3.6 NO LESSEE TERMINATION OR OFFSET.

         3.6.1NO TERMINATION.  Except as may
    be otherwise specifically and expressly
    provided in this Lease, Lessee, to the
    extent not prohibited by applicable law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and
    Lessee be otherwise affected by reason
    of (a) any Casualty or any Taking of the Leased Property, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased
    Property or the interference with such
    use by any Person (other than Lessor,
    except to the extent permitted
    hereunder) or by reason of eviction by
    paramount title; (c) any claim that
    Lessee has or might have against Lessor,
    (d) any default or breach of any
    warranty by Lessor or any of the other
    Meditrust Entities under this Lease, any other Lease Document or any Related
    Party Agreement, (e) any bankruptcy,
    insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor or (f) for any other cause whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any of the Lease Obligations as a matter of law.

         3.6.2WAIVER.  Lessee to the fullest
    extent not prohibited by applicable law, hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (a) modify, surrender or terminate this Lease or quit or surrender the Leased Property or (b) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically and expressly provided in this Lease.

         3.6.3INDEPENDENT COVENANTS.  The
    obligations of Lessor and Lessee
    hereunder shall be separate and
    independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or (except in those instances where the obligation to pay expressly survives the termination of this Lease) by termination of this Lease other than by reason of an Event of Default.

    3.7 ABATEMENT OF RENT LIMITED.  There
shall be no abatement of Rent on account of any Casualty, Taking or other event, except that (a) in the event of a partial Taking or a temporary Taking as described in Section
14.3, the Base Rent shall be abated as
follows:  (i) in the case of such a partial
Taking, the Meditrust Investment shall be reduced for the purposes of calculating Base
Rent pursuant to Section 3.1 by subtracting therefrom, as applicable, the net amount of the Award received by Lessor, and (ii) in the case of such a temporary Taking, by reducing the Base Rent for the period of such a temporary Taking, by the net amount of the Award received by Lessor and (b) in the event of a Casualty, the Base Rent shall be abated as follows: the Meditrust Investment shall be reduced for the purposes of calculating Base
Rent pursuant to Section 3.1 by subtracting therefrom, as applicable, the net amount of the insurance proceeds.

    For the purposes of this Section 3.7,
the "net amount of the Award received by Lessor" shall mean the Award paid to Lessor or Lessor's mortgagee on account of such Taking, minus all costs and expenses incurred by Lessor in connection therewith, and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Taking in order to create a viable and functional Facility under all of the circumstances ("Net Award Amount") and the "net amount of the insurance proceeds" shall mean the insurance proceeds paid to Lessor or Lessor's mortgagee on account of such Casualty, minus all costs and expenses incurred by Lessor in connection therewith and minus any amounts paid to or for the account of Lessee to reimburse for the costs and expenses of reconstructing the Facility following such Casualty in order to create a viable and functional Facility under all of the circumstances ("Net Proceeds Amount").

    3.8 LEASEHOLD IMPROVEMENT FEE:  The
Lessee shall pay to the Lessor the Leasehold
Improvement Fee simultaneously with the
execution of this Lease; provided, however, that, at the Lessor's option, the Leasehold
Improvement Fee shall be held in an escrow account established with a Person designated by the Lessor pursuant to an escrow arrangement satisfactory to the Lessor, with interest thereon benefiting the Lessor. If the Lessor exercises its option to require that the Leasehold Improvement Fee be held in such an escrow account (a) the Leasehold
Improvement Fee shall be disbursed from said escrow account only upon the joint instructions of the Lessee and the Lessor
(which instructions from the Lessee shall be immediately given upon the request of the Lessor) and in no event shall the Leasehold
Improvement Fee be disbursed therefrom, in whole or in part, unless and until so requested by the Lessor and (b) the Lessor shall bear the risk of loss of or misappropriation of the Leasehold Improvement
Fee by such escrow agent.


                  ARTICLE 4

       IMPOSITIONS; TAXES; UTILITIES;
             INSURANCE PAYMENTS

    4.1 PAYMENT OF IMPOSITIONS.

         4.1.1LESSEE TO PAY.  Subject to the
    provisions of Article 15, Lessee will
    pay or cause to be paid all Impositions
    before any fine, penalty, interest or
    cost may be added for non-payment, such
    payments to be made directly to the
    taxing authority where feasible,
    and Lessee will promptly furnish Lessor
    copies of official receipts or other
    satisfactory proof evidencing payment
    not later than the last day on which the same may be paid without penalty or interest. Subject to the provisions of
    Article 15 and Section 4.1.2, Lessee's
    obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof.

         4.1.2INSTALLMENT ELECTIONS.  If any
    such Imposition may, at the option of
    the taxpayer, lawfully be paid in
    installments (whether or not interest
    shall accrue on the unpaid balance of
    such Imposition), Lessee may exercise
    the option to pay the same (and any
    accrued interest on the unpaid balance
    of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof
    (subject to Lessee's right to contest
    pursuant to the provisions of Section
    4.1.5 below) as the same respectively
    become due and before any fine, penalty, premium, further interest or cost may be added thereto.

         4.1.3RETURNS AND REPORTS.  Lessor,
    at its expense, shall, to the extent
    permitted by applicable law, prepare and file all tax returns and reports as may be required by Governmental Authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Governmental
    Authorities.  Lessor and Lessee shall,
    upon request of the other, provide such
    data as is maintained by the party to
    whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event that any Governmental Authority classifies any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any portion of Leased Property so classified as personal property. Where Lessor is legally required to file personal property tax returns, if Lessee notifies
    Lessor of the obligation to do so in
    each year at least thirty (30) days
    prior to the date any protest must be
    filed, Lessee will be provided with
    copies of assessment notices so as to
    enable Lessee to file a protest.

         4.1.4REFUNDS.  If no Lease Default
    shall have occurred and be continuing,
    any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee. If a Lease Default shall have occurred and be continuing, at Lessor's option, such funds shall be paid over to Lessor and/or retained by Lessor and applied toward Lease
    Obligations which relate to the Leased
    Property in accordance with the Lease
    Documents.

         4.1.5PROTEST.  Upon giving notice
    to Lessor, at Lessee's option and sole
    cost and expense, and subject to
    compliance with the provisions of
    Article 15, Lessee may contest, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of any Imposition and Lessor, at Lessee's cost and expense as aforesaid, shall fully cooperate in a reasonable manner with Lessee in connection with such protest, appeal or other action.

    4.2 NOTICE OF IMPOSITIONS. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, but Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

    4.3 ADJUSTMENT OF IMPOSITIONS.
Impositions imposed in respect of the period during which the expiration or earlier termination of the Term occurs shall be adjusted and prorated between Lessor and Lessee, whether or not such Impositions are imposed before or after such expiration or termination, and Lessee's obligation to pay its prorated share thereof shall survive such expiration or termination.

    4.4 UTILITY CHARGES. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, cable television and other utilities used in the Leased Property during the Term and thereafter until Lessee surrenders the Leased
Property in the manner required by this
Lease.

    4.5 INSURANCE PREMIUMS.  Lessee will pay
or cause to be paid all premiums for the
insurance coverage required to be maintained
pursuant to Article 12 during the Term, and
thereafter until Lessee yields up the Leased
Property in the manner required by this
Lease.     All such premiums shall be paid
annually in advance and Lessee shall furnish
Lessor with evidence satisfactory to Lessor that all such premiums have been so paid prior to the commencement of the Term and thereafter at least thirty (30) days prior to the due date of each premium which thereafter becomes due. Notwithstanding the foregoing,
Lessee may pay such insurance premiums to the insurer in monthly installments so long as the applicable insurer is contractually obligated to give Lessor not less than a sixty (60) days notice of non-payment and so long as no Lease Default has occurred and is continuing. In the event of the failure of Lessee either to comply with the insurance requirements in Article 12, or to pay the premiums for such insurance, or to deliver such policies or certificates thereof to Lessor at the times required hereunder, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be a demand obligation of Lessee to Lessor.

    4.6 DEPOSITS.

         4.6.1LESSOR'S OPTION.  At the
    option of Lessor upon the occurrence of
    an event or circumstance which, with the giving of notice and/or the passage of time, would constitute a Lease Default, which may be exercised at any time thereafter, Lessee shall, upon written request of Lessor, on the first day on the calendar month immediately following such request, and on the first day of each calendar month thereafter during the Term (each of which dates is referred to as a "Monthly Deposit
    Date"), pay to and deposit with Lessor a sum equal to one-twelfth (1/12th) of the Impositions to be levied, charged, filed, assessed or imposed upon or against the Leased Property within one
    (1) year after said Monthly Deposit Date and a sum equal to one-twelfth (1/12th) of the premiums for the insurance policies required pursuant to Article 12 which are payable within one (1) year after said Monthly Deposit Date. If the amount of the Impositions to be levied, charged, assessed or imposed or insurance premiums to be paid within the ensuing one (1) year period shall not be fixed upon any Monthly
    Deposit Date, such amount for the
    purpose of computing the deposit to be
    made by Lessee hereunder shall be
    estimated by Lessor based upon the most
    recent available information concerning
    said Impositions with an appropriate
    adjustment to be promptly made between
    Lessor and Lessee as soon as such amount becomes determinable. In addition,
    Lessor may, at its option, from time to
    time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated amount payable within one
    (1) year after said Monthly Deposit
    Date, if such additional deposit is
    required in order to provide to Lessor a sufficient fund from which to make payment of all Impositions on or before the next due date of any installment thereof, or to make payment of any required insurance premiums not later than the due date thereof.

         4.6.2USE OF DEPOSITS.  The sums
    deposited by Lessee under this Section
    4.6 shall be held by Lessor and shall be applied in payment of the Impositions or insurance premiums, as the case may be, when due. Any such deposits may be commingled with other assets of Lessor, and shall be deposited by Lessor at such bank as Lessor may, from time to time select, and, provided that Lessor has invested such deposits in one or more of the investment vehicles described on
    SCHEDULE 4.6.2 attached hereto and
    incorporated by reference, Lessor shall
    not be liable to Lessee or any other
    Person (a) based on Lessor's (or such
    bank's) choice of investment vehicles,
    (b) for any consequent loss of principal or interest or (c) for any unavailability of funds based on such choice of investment. Furthermore,
    Lessor shall bear no responsibility for
    the financial condition of, nor any act
    or omission by, Lessor's depository
    bank.  The income from such investment
    or interest on such deposit shall be
    paid to Lessee on a semi-annual basis as long as no Lease Default has occurred and is then continuing, and as long as no fact or circumstance exists which, with the giving of notice and/or the passage of time, would constitute a Lease Default. Lessee shall give not less than ten (10) days prior written notice to Lessor in each instance when an Imposition or insurance premium is due, specifying the Imposition or premium to be paid and the amount thereof, the place of payment, and the last day on which the same may be paid in order to comply with the requirements of this Lease. If Lessor, in violation of its obligations under this Lease, does not pay any Imposition or insurance premium when due, for which a sufficient deposit exists, Lessee shall not be in default hereunder by virtue of the failure of Lessor to pay such Imposition or such insurance premium and Lessor shall pay any interest or fine assessed by virtue of Lessor's failure to pay such Imposition or insurance premium.

         4.6.3DEFICITS.  If for any reason
    any deposit held by Lessor under this
    Section 4.6 shall not be sufficient to
    pay an Imposition or insurance premium
    within the time specified therefor in
    this Lease, then, within ten (10) days
    after demand by Lessor, Lessee shall
    deposit an additional amount with
    Lessor, increasing the deposit held by
    Lessor so that Lessor holds sufficient
    funds to pay such Imposition or premium
    in full (or in installments as otherwise provided for herein), together with any penalty or interest due thereon. Lessor may change its estimate of any Imposition or insurance premium for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other good faith reason; in which event, within ten (10) days after demand by Lessor, Lessee shall deposit with Lessor the amount in excess of the sums previously deposited with Lessor for the applicable period which would theretofore have been payable under the revised estimate.

         4.6.4OTHER PROPERTIES.  If any
    Imposition shall be levied, charged,
    filed, assessed, or imposed upon or
    against the Leased Property, and if such Imposition shall also be a levy, charge, assessment, or imposition upon or for any other real or personal property that does not constitute a part of the Leased
    Property but for which a lien exists or
    can exist upon the Leased Property,
    then, at Lessor's reasonable discretion, the computation of the amounts to be deposited under this Section 4.6 shall be based upon the entire amount of such Imposition and Lessee shall not have the right to apportion any deposit with respect to such Imposition.

         4.6.5TRANSFERS.  In connection with
    any assignment of Lessor's interest
    under this Lease, the original Lessor
    named herein and each successor in
    interest shall transfer all amounts
    deposited pursuant to the provisions of
    this Section 4.6 and still in its
    possession to such assignee (as the
    subsequent holder of Lessor's interest
    in this Lease) and upon such transfer,
    the original Lessor named herein or the
    applicable successor in interest
    transferring the deposits shall
    thereupon be completely released from
    all liability with respect to such
    deposits so transferred and Lessee shall look solely to said assignee, as the subsequent holder of Lessor's interest under this Lease, in reference thereto.

         4.6.6SECURITY.  All amounts
    deposited with Lessor pursuant to the
    provisions of this Section 4.6 shall be
    held by Lessor as additional security
    for the payment and performance of the
    Obligations and, upon the occurrence of
    any Lease Default, Lessor may, in its
    sole and absolute discretion, apply said amounts towards payment or performance of such Obligations.

         4.6.7RETURN.  Upon the expiration
    or earlier termination of this Lease,
    provided that all of the Lease
    Obligations relating to the Leased
    Property have been fully paid and
    performed, any sums then held by Lessor
    under this Section 4.6 shall be refunded to Lessee.

         4.6.8RECEIPTS.  Lessee shall
    deliver to Lessor copies of all notices, demands, claims, bills and receipts in relation to the Impositions and insurance premiums upon the earlier to occur of (a) ten (10) days following receipt thereof by Lessee and (b) in the case of an invoice, demand or bill for the payment of an Imposition, prior to the date when such Imposition is due and payable.


                  ARTICLE 5

  OWNERSHIP OF LEASED PROPERTY AND PERSONAL
                  PROPERTY;
  INSTALLATION, REMOVAL AND REPLACEMENT OF
             PERSONAL PROPERTY;

    5.1 OWNERSHIP OF THE LEASED PROPERTY.
Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.

    5.2 PERSONAL PROPERTY; REMOVAL AND
REPLACEMENT OF PERSONAL PROPERTY.

         5.2.1LESSEE TO EQUIP FACILITY.  If
    and to the extent not included in the
    Leased Property, Lessee, at its sole
    cost and expense, shall install, affix
    or assemble or place on the Leased
    Property, sufficient items of Tangible
    Personal Property, to enable the
    operation of the Facility in accordance
    with the requirements of this Lease for
    the Primary Intended Use, and such
    Tangible Personal Property and
    replacements thereof, shall be at all
    times the property of Lessee.

         5.2.2SUFFICIENT PERSONAL PROPERTY.
    Lessee shall maintain, during the entire
    Term, the Tangible Personal Property and
    Lessor's Personal Property in good order and repair and shall provide at its expense all necessary replacements thereof, as may be necessary in order to operate the Facility in compliance with all applicable Legal Requirements and
    Insurance Requirements and otherwise in
    accordance with customary practice in
    the industry for the Primary Intended
    Use and, if applicable, Other Permitted
    Uses. In addition, Lessee shall furnish all necessary replacements of such obsolete items of the Tangible Personal
    Property and Lessor's Personal Property
    during the Term as are necessary to
    enable the operation of the Facility in
    accordance with the requirements of this Lease for the Primary Intended Use.

         5.2.3REMOVAL AND REPLACEMENT;
    LESSOR'S OPTION TO PURCHASE.  Lessee
    shall not remove from the Leased
    Property any one or more items of
    Tangible Personal Property or Lessor's
    Personal Property (whether now owned or
    hereafter acquired) the fair market
    value of which exceeds TWENTY-FIVE
    THOUSAND DOLLARS ($25,000), individually or ONE HUNDRED THOUSAND DOLLARS
    ($100,000.00) collectively, if such
    Tangible Personal Property or Lessor's
    Personal Property is necessary to enable the operation of the Facility in accordance with the requirements of this Lease for the Primary Intended Use. At its sole cost and expense, Lessee shall restore the Leased Property to the condition required by Article 8, including repair of all damage to the Leased Property caused by the removal of the Tangible Personal Property or
    Lessor's Personal Property, whether
    effected by Lessee or Lessor.  Upon the
    expiration or earlier termination of
    this Lease, Lessor shall have the
    option, which may be exercised by giving notice thereof within twenty (20) days prior to such expiration or termination, of (a) acquiring the Tangible Personal
    Property (pursuant to a bill of sale and assignments of any equipment leases, all in such forms as are reasonably satisfactory to Lessor) upon payment of its fair market value or (b) requiring
    Lessee to remove the Tangible Personal
    Property.  If Lessor exercises its
    option to purchase the Tangible Personal
    Property, the price to be paid by Lessor shall be (i) reduced by the amount of all payments due on any equipment leases or any other Permitted Prior Security
    Interests assumed by Lessor and (ii)
    applied to the Lease Obligations before
    any
    payment to Lessee.  If Lessor requires
    the removal of the Tangible Personal
    Property, then all of the Tangible
    Personal Property that is not removed by Lessee within ten (10) days following such request shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor.


                  ARTICLE 6

       SECURITY FOR LEASE OBLIGATIONS

    6.1 SECURITY FOR LESSEE'S OBLIGATIONS;
PERMITTED PRIOR SECURITY INTERESTS.

         6.1.1SECURITY.  In order to secure
    the payment and performance of all of
    the Obligations, Lessee agrees to
    provide or cause there to be provided
    the following security:

               (a)  a first lien and
         exclusive security interest in the
         Collateral, as more particularly
         provided for in the Security
         Agreement;

               (b)  the Cash Collateral.

               (c)  a first lien and
         exclusive pledge and assignment of,
         and security interest in, all
         Permits and Contracts, as more
         particularly provided for in the
         Collateral Assignment of Permits
         and Contracts; and

               (d)  in the event that, at any
         time during the Term, Lessee holds
         the fee title to or a leasehold
         interest in any real property
         and/or personal property which is
         used as an integral part of the
         operation of the Leased Property
         (but is not subject to this Lease),
         Lessee shall (i) provide Lessor
         with prior notice of such
         acquisition and (ii) shall take
         such actions and enter into such
         agreements as Lessor shall
         reasonably request in order to
         grant Lessor a first priority
         mortgage or other security interest
         in such real property and personal
         property, subject only to the
         Permitted Encumbrances and other
         Liens reasonably acceptable to
         Lessor.  Without limiting the
         foregoing, it is acknowledged and
         agreed that all revenues generated
         from the operation of such
         additional real property shall be
         included in the determination of
         Gross Revenues (subject to such
         adjustments as agreed upon
         hereunder).

               Notwithstanding the foregoing,
         Lessor shall subordinate its
         security interest in Receivables to
         a prior security interest to secure
         a working capital line as provided
         in Section 6.1.3.

               6.1.2     PURCHASE-MONEY
         SECURITY INTERESTS AND EQUIPMENT
         LEASES.  Notwithstanding any other
         provision hereof regarding the
         creation of Liens, Lessee may
         (a) grant priority purchase money
         security interests in items of
         Tangible Personal Property, (b)
         lease Tangible Personal Property
         from equipment lessors as long as:
         (i) the aggregate value of such
         Tangible Personal Property shall
         not exceed TWO HUNDRED THOUSAND
         DOLLARS ($200,000) or (ii) (A) the
         secured party or equipment lessor
         enters into an intercreditor
         agreement with, and satisfactory
         to, Lessor, pursuant to which,
         without limiting the foregoing, (1)
         Lessor shall be afforded the option
         of curing defaults and the option
         of succeeding to the rights of
         Lessee and (2) Lessor's security
         interest in Tangible Personal
         Property shall be subordinated to
         the security interest granted to
         such secured party, (B) all of the
         terms, conditions and provisions of
         the financing, security interest or
         lease are reasonably acceptable to
         Lessor, (C) Lessee provides a true
         and complete copy, as executed, of
         each such purchase money security
         agreement, financing document and
         equipment lease and all amendments
         thereto and (D) no such security
         interest, financing agreement or
         lease is cross-defaulted or cross-
         collateralized with any other
         obligation.  Security interests
         granted by Lessee in full
         compliance with the provisions of
         this Section 6.1.2 are referred to
         as "Permitted Prior Security
         Interests".

               6.1.3     RECEIVABLES
         FINANCING.  Notwithstanding any
         other provision hereof regarding
         the creation of Liens, Lessee shall
         also be permitted to grant a prior
         security interest in Receivables
         (with the Lessor retaining a junior
         security interest therein) to an
         institutional lender which is
         providing a working capital line of
         credit (a "Working Capital Loan")
         for the exclusive use of Guarantor,
         Lessee and Affiliates of Lessee as
         long as such Lender enters into an
         intercreditor agreement with, and
         satisfactory to, Lessor pursuant to
         which, without limiting the
         foregoing, (1) Lessor shall be
         provided with  notice with respect
         to defaults under the Working
         Capital Loan simultaneously with
         the delivery of such notice to
         Lessee and shall be afforded the
         option of curing defaults
         thereunder, (2) such lender's use
         of Instruments, Documents, General
         Intangibles and Chattel Paper shall
         be limited to a license only for
         the purpose of collecting
         Receivables and (3) the
         subordination of Lessor's interest
         in the Receivables shall be of no
         force and effect and Lessor's first
         priority security interest shall be
         reinstated from and after the
         occurrence of an Event of Default
         if, upon or following such Event of
         Default, Lessor either exercises
         any of its remedies set forth in
         Article 16 or Lessor notifies in
         writing such lender of Lessor's
         intention to invoke its right to
         reinstate its first priority
         security interest in the
         Receivables.

    6.2 GUARANTY.  All of the Lease
Obligations shall be unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guaranty of Lease
Obligations.

                  ARTICLE 7

    CONDITION AND USE OF LEASED PROPERTY;
            MANAGEMENT AGREEMENTS

    7.1 CONDITION OF THE LEASED PROPERTY.
Lessee acknowledges that Lessee has caused the Leased Property to be sold to Lessor and has concurrently entered into this Lease.
Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder.
Lessee is leasing the Leased Property "AS-IS" in its present condition, provided, however, that nothing herein contained in this Section
7.1 shall be deemed to modify the terms and provisions of the Leasehold Improvement
Agreement. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO
WARRANTY OR REPRESENTATION, EXPRESS OR
IMPLIED, WITH RESPECT TO THE LEASED PROPERTY,
EITHER AS TO ITS FITNESS FOR ANY PARTICULAR
PURPOSE OR USE, ITS DESIGN OR CONDITION OR
OTHERWISE, OR AS TO DEFECTS IN THE QUALITY OF
THE MATERIAL OR WORKMANSHIP THEREIN, LATENT
OR PATENT; IT BEING AGREED THAT ALL RISKS
RELATING TO THE DESIGN, CONDITION AND/OR USE
OF THE LEASED PROPERTY ARE TO BE BORNE BY
LESSEE.  LESSEE HEREBY ASSUMES ALL RISK OF
THE PHYSICAL CONDITION OF THE LEASED
PROPERTY, THE SUITABILITY OF THE LEASED
PROPERTY FOR LESSEE'S PURPOSES, AND THE
COMPLIANCE OR NON-COMPLIANCE OF THE LEASED
PROPERTY WITH ALL APPLICABLE REQUIREMENTS OF
LAW, INCLUDING BUT NOT LIMITED TO
ENVIRONMENTAL LAWS AND ZONING OR LAND USE
LAWS.

    Upon the request of Lessor, at any time
and from time to time during the Term, Lessee shall engage one (1) or more independent professional consultants, engineers and inspectors, qualified to do business in the State and acceptable to Lessor to perform any environmental and/or structural investigations and/or other inspections of the Leased Property and the Facility as Lessor may reasonably request in order to detect (a) any structural deficiencies in the Leased Improvements or the utilities servicing the Leased Property or (b) the presence of any condition that (i) may be harmful or present a health hazard to the residents and other occupants of the Leased
Property or (ii) constitutes a breach or violation of any of the Lease Documents. In the event that Lessor reasonably determines that the results of such testing or inspections are unsatisfactory, within thirty
(30) days of notice from Lessor, Lessee shall commence such appropriate remedial actions as may be reasonably requested by Lessor to correct such unsatisfactory conditions and, thereafter, shall diligently and continuously prosecute such remedial actions to completion within the time limits prescribed in this Lease or the other Lease Documents.

    7.2 USE OF THE LEASED PROPERTY;
COMPLIANCE; MANAGEMENT.

         7.2.1OBLIGATION TO OPERATE.
    Following completion of the Facility,
    Lessee shall continuously operate the
    Leased Property in accordance with the
    Primary Intended Use and the Other
    Permitted Uses and maintain its
    qualifications for licensure and
    accreditation as required by all
applicable Legal Requirements.

         7.2.2PERMITTED USES.  During the
    entire Term, Lessee shall use the Leased
    Property, or permit the Leased Property
    to be used, only for the Primary
    Intended Use and, if applicable, the
    Other Permitted Uses.  Lessee shall not
    use the Leased Property or permit the
    Leased Property to be used for any other use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

         7.2.3COMPLIANCE WITH INSURANCE
    REQUIREMENTS.  No use shall be made or
    permitted to be made of the Leased
    Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased
    Property, nor shall Lessee, any Manager
    or any other Person sell or otherwise
    provide to residents, other occupants or invitees therein, or permit to be kept, used or sold in or about the Leased
    Property, any article which may be
    prohibited by any of the Insurance
    Requirements.  Furthermore, Lessee
    shall, at its sole cost and expense,
    take whatever other actions that may be
    necessary to comply with and to insure
    that the Leased Property complies with
    all Insurance Requirements.

         7.2.4NO WASTE.  Lessee shall not
    commit or suffer to be committed any
    waste on, in or under the Leased
    Property, nor shall Lessee cause or
    permit any nuisance thereon.

         7.2.5NO IMPAIRMENT.  Lessee shall
    neither permit nor knowingly suffer the
    Leased Property to be used in such a
    manner as (a) might reasonably tend to
    impair Lessor's title thereto or (b) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public or of implied dedication of the Leased Property.

         7.2.6NO LIENS.  Except as permitted
    pursuant to Section 6.1.2, Lessee shall
    not permit or suffer any Lien to exist
    on the Tangible Personal Property and
    shall in no event cause, permit or
    suffer any Lien to exist with respect to the Leased Property other than as set forth in Section 11.5.2.

    7.3 COMPLIANCE WITH LEGAL REQUIREMENTS.
Lessee covenants and agrees that the Leased
Property shall not be used for any unlawful purpose and that Lessee, at its sole cost and expense, will promptly (a) comply with, and shall cause every other member of the Leasing
Group to comply with, all applicable Legal
Requirements relating to the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Property or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with (in all material respects), and shall cause every other member of the Leasing Group to procure, maintain and comply with (in all material respects), all Contracts and Permits necessary or desirable in order to operate the Leased Property for the Primary Intended
Use and/or, if applicable, Other Permitted
Uses, and for compliance with all of the terms and conditions of this Lease. Unless a Lease Default has occurred or any event has occurred which, with the passage of time and/or the giving of notice would constitute a Lease Default, Lessee may, upon prior written notice to Lessor, contest any Legal Requirement to the extent permitted by, and in accordance with, Article
15 below.

    7.4 MANAGEMENT AGREEMENTS.  Throughout
the Term, Lessee shall not enter into any Management Agreement without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld. Lessee shall not, without the prior written approval of Lessor, in each instance, which approval shall not be unreasonably withheld, agree to or allow: (a) any change in the Manager or change in the ownership or control of the Manager, (b) the termination of any Management Agreement
(other than in connection with the exercise by Lessee of any of its remedies under the Management Agreement as a result of any default by the Manager thereunder), (c) any assignment by the Manager of its interest under the Management Agreement or (d) any material amendment of the Management
Agreement. In addition, Lessee shall, at its sole cost and expense, promptly and fully perform or cause to be performed every covenant, condition, promise and obligation of the licensed operator of the Leased
Property under any Management Agreement.

    Each Management Agreement shall provide
that Lessor shall be provided notice of any defaults thereunder and, at Lessor's option, an opportunity to cure such default. Lessee shall furnish to Lessor, within three (3) days after receipt thereof, or after the mailing or service thereof by Lessee, as the case may be, a copy of each notice of default which Lessee shall give to, or receive from any Person, based upon the occurrence, or alleged occurrence, of any default in the performance of any covenant, condition, promise or obligation under any Management
Agreement.

    Whenever and as often as Lessee shall
fail to perform, promptly and fully, at its sole cost and expense, any covenant, condition, promise or obligation on the part of the licensed operator of the Leased
Property under and pursuant to any Management
Agreement, Lessor, or a lawfully appointed receiver of the Leased Property, may, at their respective options (and without any obligation to do so), after five (5) days' prior notice to Lessee (except in the case of an emergency) enter upon the Leased Property and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and any amount so paid or advanced by Lessor or such receiver and all costs and expenses reasonably incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), shall be a demand obligation of Lessee to Lessor or such receiver, and, Lessor shall have the same rights and remedies for failure to pay such costs on demand as for Lessee's failure to pay any other sums due hereunder.

    7.5   PARTICIPATION IN THIRD PARTY PAYOR
PROGRAMS. No provision of this Lease shall be deemed to require Lessee to commence participation in any Third Party Payor
Program or any Managed Care Plan.

                  ARTICLE 8

            REPAIRS; RESTRICTIONS

    8.1 MAINTENANCE AND REPAIR.

         8.1.1  LESSEE'S RESPONSIBILITY.
    Lessee, at its sole cost and expense,
    shall keep the Leased Property and all
    private roadways, sidewalks and curbs
    appurtenant thereto which are under
    Lessee's control in good order and
    repair to the extent consistent with the stage of construction of the Project
    (whether or not the need for such
    repairs occurs as a result of Lessee's
    use, any prior use, the elements or the
    age of the Leased Property or such
    private roadways, sidewalks and curbs or any other cause whatsoever other than Lessor's gross negligence or willful misconduct) and, subject to Articles 9, 13 and 14, Lessee shall promptly, with the exercise of all reasonable efforts, undertake and diligently complete all necessary and appropriate repairs, replacements, renovations, restorations, alterations and modifications thereof of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition (concealed or otherwise) existing prior to the commencement of, or during, the Term and thereafter until Lessee surrenders the
    Leased Property in the manner required
    by this Lease.  In addition, Lessee, at
    its sole cost and expense, shall make
    all repairs, modifications,
    replacements, renovations and
    alterations of the Leased Property (and
    such private roadways, sidewalks and
    curbs) that are necessary to comply with all applicable Legal Requirements and
    Insurance Requirements so that the
    Leased Property can be legally operated
    for the Primary Intended Use and, if
    applicable, the Other Permitted Uses.
    All repairs, replacements, renovations,
    alterations, and modifications required
    by the terms of this Section 8.1 shall
    be (a) performed in a good and
    workmanlike manner in compliance with
    all applicable Legal Requirements,
    Insurance Requirements and the
    requirements of Article 9 hereof, using
    new materials well suited for their
    intended purpose and (b) consistent with the operation of the Facility in a reputable manner. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property for the Primary
    Intended Use and, if applicable, the
    Other Permitted Uses.  To the extent
    that any of the repairs, replacements,
    renovations, alterations or
    modifications required by the terms of
    this Section 8.1 constitute Material
    Structural Work, Lessee shall obtain
    Lessor's prior written approval (which
    approval shall not be unreasonably
    withheld) of the specific repairs,
    replacements, renovations, alterations
    and modifications to be performed by or
    on behalf of Lessee in connection with
    such Material Structural Work.
    Notwithstanding the foregoing, in the
    event of a bona fide emergency during
    which Lessee is unable to contact the
    appropriate representatives of Lessor,
    Lessee may commence such Material
    Structural Work as may be necessary in
    order to address such emergency without
    Lessor's prior approval, provided,
    however, that Lessee shall immediately
    thereafter advise Lessor of such
    emergency and the nature and scope of
    the Material Structural Work commenced
    and shall obtain Lessor's approval of
    the remaining Material Structural Work
    to be completed.

         8.1.2  NO LESSOR OBLIGATION.
    Lessor shall not, under any
    circumstances, be required to build or
    rebuild any improvements on the Leased
    Property (or any private roadways,
    sidewalks or curbs appurtenant thereto), or to make any repairs, replacements, renovations, alterations, restorations, modifications, or renewals of any nature or description to the Leased Property
    (or any private roadways, sidewalks
    or curbs appurtenant thereto), whether
    ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased
    Property (or any private roadways,
    sidewalks or curbs appurtenant thereto)
    in any way.

         8.1.3  LESSEE MAY NOT OBLIGATE
    LESSOR.  Nothing contained herein nor
    any action or inaction by Lessor shall
    be construed as (a) constituting the
    consent or request of Lessor, express or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services for any construction, alteration, addition, repair or demolition of or to the Leased Property or (b) except as otherwise provided in this Lease, giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor for the payment thereof or to make any agreement that may create, or in any way be the basis for, any right, title or interest in, or Lien or claim against, the estate of Lessor in the Leased Property. Without limiting the generality of the foregoing and except as otherwise provided in this Lease, the right title and interest of Lessor in and to the Leased Property shall not be subject to liens or encumbrances for the performance of any labor or services or the furnishing of any materials or other property furnished to the Leased Property at or by the request of Lessee or any other
    Person other than Lessor.  Lessee shall
    notify any contractor, subcontractor,
    laborer, materialman or vendor providing any labor, services or materials to the Leased Property of this provision.

    8.2 ENCROACHMENTS; TITLE RESTRICTIONS.
If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased
Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other Lien now or hereafter affecting the Leased Property, or shall impair the rights of others under any easement, right-of-way or other Lien to which the Leased Property is now or hereafter subject, then promptly upon the request of Lessor, Lessee shall, at its sole cost and expense, subject to Lessee's right to contest the existence of any encroachment, violation or impairment as set forth in Article 15, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment or (b) make such alterations to the Leased
Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Notwithstanding the foregoing, Lessee shall, in any event, take all such actions as may be reasonably necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use and, if applicable, the Other Permitted Uses substantially in the manner and to the extent that the Leased
Improvements were operated prior to the
assertion of such encroachment, violation or impairment and nothing contained herein shall limit Lessee's obligations to operate the Leased Property in accordance with its Primary Intended Use. Any such alteration made pursuant to the terms of this
Section 8.2 shall be completed in conformity with the applicable requirements of Section
8.1 and Article 9. Lessee's obligations under this Section 8.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance. If and to the extent any obligation of an insurer under any policy of title or other insurance exists and Lessee has incurred costs and expenses with respect to the subject matter of such obligation and provided Lessor is reasonably satisfied with the resolution of such subject matter, at the request of Lessee, Lessor, at Lessor's option, shall either assign to Lessee any right it may have to proceed against such insurer or remit to Lessee any amount which Lessor recovers from such insurer, minus any amounts needed to reimburse Lessor for its reasonable costs and expenses, for the costs and expenses incurred by Lessee in reconstructing the Facility or taking such other action reasonably required in order to create a viable and functional Facility under all of the circumstances.


                  ARTICLE 9

        MATERIAL STRUCTURAL WORK AND
              CAPITAL ADDITIONS

    9.1 LESSOR'S APPROVAL.  Without the
prior written consent of Lessor, which
consent may be withheld by Lessor, in its sole and absolute discretion, Lessee shall make no Capital Addition or Material
Structural Work to the Leased Property
(including, without limitation, any change in the size or unit capacity of the Facility), except as may be otherwise expressly required pursuant to Article 8.

    9.2 GENERAL PROVISIONS AS TO CAPITAL
ADDITIONS AND CERTAIN MATERIAL STRUCTURAL
WORK.  As to any Capital Addition or Material
Structural Work (other than such Material
Structural Work that is required to be
performed pursuant to the terms of Section
8.1) for which Lessor has granted its prior written approval, the following terms and conditions shall apply unless otherwise expressly set forth in Lessor's written approval.

         9.2.1NO LIENS.  Lessee shall not be
    permitted to create any Lien on the
    Leased Property in connection with any
    Capital Addition or Material Structural
    Work (including, without limitation,
    Liens relating to the provision of
    financing for a Capital Addition) other
    than Liens expressly permitted by the
    terms and provisions of this Lease
    Agreement.

         9.2.2LESSEE'S PROPOSAL REGARDING
    CAPITAL ADDITIONS AND MATERIAL
    STRUCTURAL WORK.  If Lessee desires to
    undertake any Capital Addition or
    Material Structural Work, Lessee shall
    submit to Lessor in writing a proposal
    setting forth in reasonable detail any
    proposed Capital Addition or Material
    Structural Work and shall provide to
    Lessor copies of, or information
    regarding, the applicable plans and
    specifications, Permits, Contracts and
    any other materials concerning the
    proposed Capital Addition or Material
    Structural Work, as the case may be, as
    Lessor may reasonably request.  Without
    limiting the generality of the
    foregoing, each such proposal pertaining to any Capital Addition shall indicate the approximate projected cost of constructing such Capital Addition, the use or uses to which it will be put and a good faith estimate of the change, if any, in the Gross Revenues that Lessee anticipates will result from the construction of such Capital Addition.

         9.2.3LESSOR'S OPTIONS REGARDING
    CAPITAL ADDITIONS AND MATERIAL
    STRUCTURAL WORK.  Lessor shall have the
    options of:  (a) denying permission for
    the construction of the applicable
    Capital Addition or Material Structural
    Work, (b) offering to finance the
    construction of the Capital Addition
    pursuant to Section 9.3 on such terms as may be specified by Lessor, including the terms of any amendment to this Lease, including, without limitation, an increase in Base Rent based on Lessor's then existing terms and prevailing conditions to compensate Lessor for the additional funds advanced by it, (c) allowing Lessee to separately pay for or finance the construction of the Capital
    Addition, subject to compliance with the terms and conditions of Section 9.2.1,
    Section 9.4, Section 13.1.3, all
    applicable Legal Requirements, all other requirements of this Lease and to such other terms and conditions as Lessor may in its discretion reasonably impose or
    (d) any combination of the foregoing.
    Unless Lessor notifies Lessee in writing of a contrary election within thirty
    (30) days of Lessee's request or unless
    Lessor is required to consent thereto
    pursuant to this Section 9.2.3, Lessor
    shall be deemed to have denied the
    request for the Capital Addition or
    Material Structural Work.  In the event
    and to the extent Lessor has granted
    permission for the construction of the
    applicable Capital Addition or Material
    Structural Work and (x) Lessor has not
    offered to finance the construction of
    the same or (y) Lessee declines to
    accept the financing offered by Lessor,
    Lessee may separately finance such
    construction, subject to the limitation
    on Liens set forth in Section 9.2.1, or
    pay for such construction itself.  In
    the event Lessee declines to accept the
    financing offered by Lessor or if Lessor has not offered such financing to Lessee and proposes to obtaining financing from another Person, Lessee shall inform
    Lessor in writing of the terms and
    conditions of such financing and shall
    provide Lessor with a copy of a
    commitment letter evidencing the same
    and Lessor may, by giving notice thereof to Lessee within twenty (20) days following being so informed, elect to provide financing to Lessee at the effective rate of interest as such financing. Lessor shall not unreasonably withhold its permission for the construction of Material Structural Work which is necessary to protect the safety or welfare of residents of the Facility.

         9.2.4LESSOR MAY ELECT TO FINANCE
    CAPITAL ADDITIONS.  If Lessor elects to
    offer financing for the proposed Capital
    Addition and Lessee accepts lessor's
    financing proposal, the provisions of
    Section 9.3 shall apply.

    9.3 CAPITAL ADDITIONS FINANCED BY
LESSOR.

         9.3.1ADVANCES.  All advances of
    funds for any such financing shall be
    made in accordance with Lessor's then
    standard construction loan requirements
    and procedures, which may include,
    without limitation, the requirements and procedures applicable to Work under
    Sections 13.1.3 and 13.1.4.

         9.3.2LESSOR'S GENERAL REQUIREMENTS.
    If Lessor agrees to finance the proposed
    Capital Addition and Lessee accepts
    Lessor's proposal therefor, in addition
    to all other items which Lessor or any
    applicable Financing Party may
    reasonably require, Lessee shall provide to Lessor the following:

               (a)  prior to any advance of
         funds, (i) any information,
         opinions, certificates, Permits or
         documents reasonably requested by
         Lessor or any applicable Financing
         Party which are necessary to
         confirm that Lessee is reasonably
         expected to be able to use the
         Capital Addition upon completion
         thereof in accordance with the
         Primary Intended Use and/or, if
         applicable, the Other Permitted
         Uses and (ii) evidence satisfactory
         to Lessor and any applicable
         Financing Party that all Permits
         required for the construction and
         use of the Capital Addition have
         been received, are in full force
         and effect and are not subject to
         appeal, except only for those
         Permits which cannot in the normal
         course be obtained prior to
         commencement or completion of the
         construction; provided, that Lessor
         and any applicable Financing Party
         are furnished with reasonable
         evidence that the same is
         reasonably expected to be available
         in the normal course of business
         without unusual condition;

               (b)  prior to any advance of
         funds, an Officer's Certificate
         and, if requested, a certificate
         from Lessee's architect, setting
         forth in reasonable detail the
         projected (or actual, if available)
         Capital Addition Cost;

               (c)  bills of sale,
         instruments of transfer and other
         documents required by Lessor so as
         to vest title to the Capital
         Addition in Lessor free and clear
         of all Liens (except to the extent
         a Lien is being duly contested in
         accordance with the terms and
         provisions of this Lease), and
         amendments to this Lease and any
         recorded notice or memorandum
         thereof, duly executed and
         acknowledged, in form and substance
         reasonably satisfactory to Lessor,
         providing for any changes required
         by Lessor including, without
         limitation, changes in the Base
         Rent and the legal description of
         the Land;

               (d)  upon payment therefor, a
         deed conveying to Lessor title to
         any land acquired for the purpose
         of constructing the Capital
         Addition ("Additional Land") free
         and clear of any Liens except those
         approved by Lessor;

               (e)  upon completion of the
         Capital Addition, a final as-built
         survey thereof reasonably
         satisfactory to Lessor, if required
         by Lessor;

               (f)  during and following the
         advance of funds and the completion
         of the Capital Addition,
         endorsements to any outstanding
         policy of title insurance covering
         the Leased Property satisfactory in
         form and substance to Lessor (i)
         updating the same without any
         additional exception except as may
         be reasonably permitted by Lessor
         and (ii) increasing the coverage
         thereof by an amount equal to the
         Fair Market Value of the Capital
         Addition and/or increasing the
         coverage thereof by an amount equal
         to the Fair Market Value of the
         Additional Land and including the
         Additional Land in the premises
         covered by such title insurance
         policy;

               (g)  simultaneous with the
         initial advance of funds, if
         appropriate, (i) an owner's policy
         of title insurance insuring fee
         simple title to any Additional Land
         conveyed to Lessor pursuant to
         subparagraph (d) free and clear of
         all Liens except those approved by
         Lessor and (ii) an owner's policy
         of title insurance reasonably
         satisfactory in form and substance
         to Lessor and a lender's policy of
         title insurance reasonably
         satisfactory in form and substance
         to any applicable Financing Party;

               (h)  following the completion
         of the Capital Addition, if
         reasonably deemed necessary by
         Lessor, an appraisal of the Leased
         Property by an M.A.I. appraiser
         acceptable to Lessor, which states
         that the Fair Market Value of the
         Leased Property upon completion of
         the Capital Addition exceeds the
         Fair Market Value of the Leased
         Property prior to the commencement
         of such Capital Addition by an
         amount not less than one hundred
         twenty-five percent (125%) of the
         Capital Addition Cost; and

               (i)  during or following the
         advancement of funds, prints of
         architectural and engineering
         drawings relating to the Capital
         Addition and such other materials,
         including, without limitation, the
         modifications to outstanding
         policies of title insurance
         contemplated by subsection (f)
         above, opinions of counsel,
         appraisals, surveys, certified
         copies of duly adopted resolutions
         of the board of directors of Lessee
         authorizing the execution and
         delivery of the lease amendment and
         any other documents and instruments
         as may be reasonably required by
         Lessor and any applicable Financing
         Party.

         9.3.3PAYMENT OF COSTS.  By virtue
    of making a request to finance a Capital
    Addition, whether or not such financing
    is actually consummated, Lessee shall be deemed to have agreed to pay, upon demand, all costs and expenses reasonably incurred by Lessor and any Person participating with Lessor in any way in the financing of the Capital
    Addition Cost, including, but not
    limited to (a) fees and expenses of
    their respective attorneys, (b) all
    photocopying expenses, if any, (c) the
    amount of any filing, registration and
    recording taxes and fees, (d)
    documentary stamp taxes and intangible
    taxes (e) title insurance charges and
    appraisal fees.

    9.4 GENERAL LIMITATIONS. Without in any way limiting Lessor's options with respect to proposed Capital Additions or Material
Structural Work:  (a) no Capital Addition or
Material Structural Work shall be completed that could, upon completion, significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property, or significantly impair the revenue-producing capability of the Leased
Property, or adversely affect the ability of Lessee to comply with the terms of this Lease; (b) no Capital Addition or Material
Structural Work shall be completed which would tie in or connect any Leased
Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval may be withheld in Lessor's sole and absolute discretion and (c) all proposed Capital Additions and Material
Structural Work shall be architecturally integrated and consistent with the Leased
Property.

    9.5 NON-CAPITAL ADDITIONS. Lessee shall have the obligation and right to make repairs, replacements and alterations which are not Capital Additions as required by the other Sections of this Lease, but in so doing, Lessee shall always comply with and satisfy the conditions of Section 9.4.
Lessee shall have the right, from time to time, to make additions, modifications or improvements to the Leased Property which do not constitute Capital Additions or Material
Structural Work as it may deem to be
desirable or necessary for its uses and
purposes, subject to the same limits and conditions imposed under Section 9.4. The cost of any such repair, replacement, alteration, addition, modification or improvement shall be paid by Lessee and the results thereof shall be included under the terms of this Lease and become a part of the Leased Property, without payment therefor by Lessor at any time. Notwithstanding the foregoing, all such additions, modifications and improvements which affect the structure of any of the Leased Improvements, or which involve the expenditure of more than FIFTY
THOUSAND DOLLARS ($50,000.00), shall be
undertaken only upon compliance with the provisions of Section 13.1.3, all applicable
Legal Requirements and all other applicable requirements of this Lease; provided, however, that in the event of a bona fide emergency during which Lessee is unable to contact the appropriate representatives of
Lessor, Lessee may commence such additions, modifications and improvements as may be necessary in order to address such emergency without Lessor's prior approval, as long as Lessee immediately thereafter advises Lessor of such emergency and the nature and scope of the additions, modifications and improvements performed and obtains Lessor's approval of the remaining work to be completed. Any such addition, modification and improvement which affects the structure of any of the Leased
Improvements which is not a Capital Addition or Material Structural Work shall be exempt from the requirements of Section 9.2 hereof.

    9.6 COMPENSATION TO LESSEE FOR CAPITAL
ADDITIONS PAID FOR OR FINANCED BY LESSEE.
Upon the expiration or earlier termination of this Lease, except by reason of the default by Lessee hereunder, Lessor shall compensate
Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of
Lessor:

    (a) By purchasing all Capital Additions
paid for or financed by Lessee from Lessee for cash in the amount of the Fair Market
Added Value (determined as of the date of such purchase) of all such Capital Additions paid for or financed by Lessee; or

    (b) By purchasing such Capital Addition
from Lessee by delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair Market Added Value, due and payable no later than eighteen (18) months after the date of expiration or other termination of this Lease, bearing interest at a rate equal to one hundred ten percent
(110%) of the applicable federal rate
(determined at the time of execution of such note pursuant to Section 1274 of the Code or any successor section thereto), compounded semiannually, or, if no such rate exists, or such rate is in excess of that permitted under applicable law, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased

Property, subject to all Liens on the Leased
Property at the time of such purchase; or

    (c) By Lessor assigning to Lessee under
appropriate written instruments the right to receive an amount equal to the Added Value
Percentage (determined as of the expiration of earlier termination of this Lease) from all rent and other consideration receivable by Lessor under any re-letting or other disposition of the Leased Property, after deducting all costs and expenses incurred by Lessor in connection with such re-letting or other disposition of the leased Property and all costs and expenses of operating and maintaining the Leased Property during any such new lease which are not borne by the tenant thereunder. The provisions of this Subparagraph (c) shall remain in effect until the sale or other final disposition of the Leased Property in which event Lessor shall pay to Lessee the outstanding balance of the Fair Market Added Value in accordance with
Subparagraph (a), (b), or (d) of this Section
9.6, after deducting any amounts received by Lessee under this Subparagraph (c); or

    (d) Such other arrangement regarding
such compensation as shall be mutually
acceptable to Lessor and Lessee.


                 ARTICLE 10

       WARRANTIES AND REPRESENTATIONS

    10.1REPRESENTATIONS AND WARRANTIES.
Lessee hereby represents and warrants to, and covenants and agrees with, Lessor that:

         10.1.1    EXISTENCE; POWER;
    QUALIFICATION.

         Lessee is a corporation duly
    organized, validly existing and in good
    standing under the laws of the State of
    Washington.  Lessee has all requisite
    corporate power to own and operate its
    properties and to carry on its business
    as now conducted and is duly qualified
    to transact business and is in good
    standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as presently conducted. As of the date of this Agreement, Lessee does not have any Subsidiaries and Lessee is not a member of any partnership or joint venture.
    Attached hereto as EXHIBIT C is a true
    and correct list of all of the
    shareholders of Lessee and their
    respective ownership interests in
    Lessee;

         10.1.2    VALID AND BINDING.
    Lessee is duly authorized to make and
    enter into all of the Lease Documents to which Lessee is a party and to carry out the transactions contemplated therein.
    All of the Lease Documents to which
    Lessee is a party have been duly
    executed and delivered by Lessee, and
    each is a legal, valid and binding
    obligation of Lessee, enforceable in
    accordance with its terms.

         10.1.3    SINGLE PURPOSE.  Lessee
    is, and during the entire time that this Lease remains in force and effect shall be, engaged in no business, trade or activity other than the operation and development of the Leased Property for the Primary Intended Use and such other activities in which Lessee may be permitted to engage by the provisions of Meditrust/Emeritus Transaction
    Documents.  The fiscal
    year of Lessee and the Guarantor is the
Fiscal Year.


         10.1.4    NO VIOLATION.  The
    execution, delivery and performance of
    the Lease Documents by the members of
    the Leasing Group and the consummation
    by the members of the Leasing Group of
    the transactions thereby contemplated
    shall not result in any breach of, or
    constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of any such member of the Leasing Group under any of the Permits or Contracts or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which any member of the Leasing Group is a party or by which any member of the Leasing Group may be bound or affected and do not violate or contravene any Legal Requirement.

         10.1.5    CONSENTS AND APPROVALS.
    Except as already or reasonably expected to be obtained in the ordinary course of business prior to or upon the Completion of the Project, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of its obligations under the Lease
    Documents by any member of the Leasing
    Group or as a condition to the validity
    (assuming the due authorization,
    execution and delivery by Lessor of the
    Lease Documents to which it is a party)
    and the first priority of any Liens
    granted under the Lease Documents,
    except the filing of the Financing
    Statements.

         10.1.6    NO LIENS OR INSOLVENCY
    PROCEEDINGS.  Each member of the Leasing
    Group in existence as of the date hereof is financially solvent and there are no actions, suits, investigations or proceedings including, without limitation, outstanding federal or state tax liens, garnishments or insolvency or bankruptcy proceedings, pending or, to the best of Lessee's knowledge and belief, threatened:

               (a)  against or affecting any
         member of the Leasing Group, which
         if adversely resolved to such
         member of the Leasing Group, would
         materially adversely affect the
         ability of any of the foregoing to
         perform their respective
         obligations under the Lease
         Documents;

               (b)  against or affecting the
         Leased Property or the ownership,
         construction, development,
         maintenance, management, repair,
         use, occupancy, possession or
         operation thereof; or

               (c)  which may involve or
         affect the validity, priority or
         enforceability of any of the Lease
         Documents, at law or in equity, or
         before or by any arbitrator or
         Governmental Authority.

         10.1.7    INTENTIONALLY DELETED.

         10.1.8    COMMERCIAL ACTS.
    Lessee's performance of and compliance
    with the obligations and conditions set
    forth herein and in the other Lease
    Documents will constitute commercial
    acts done and performed for commercial
    purposes.

         10.1.9    ADEQUATE CAPITAL, NOT
    INSOLVENT.  After giving effect to the
    consummation of the transactions
    contemplated by the Lease Documents,
    each member of the Leasing Group:

               (a)  will be able to pay its
         debts as they become due;

               (b)  will have sufficient
         funds or available capital to carry
         on its business as now conducted or
         as contemplated to be conducted (in
         accordance with the terms of the
         Lease Documents); and

               (c)  will not be rendered
         insolvent as determined by
         applicable law.

          10.1.10        NOT DELINQUENT.
     Except as permitted under Section
     11.3.8, no member of the Leasing Group
     which exists as of the date hereof is
     delinquent or claimed to be delinquent
     under any obligation for the payment of
     borrowed money.

          10.1.11        NO AFFILIATE DEBT.
     Lessee has not created, incurred,
     guaranteed, endorsed, assumed or
     suffered to exist any liability (whether direct or contingent) for borrowed money from the Guarantor (or any of its Affiliates) or any Affiliate of Lessee which has not been fully subordinated to the Lease Obligations.

          10.1.12        TAXES CURRENT.  Each
     member of the Leasing Group which exists as of the date hereof has filed all federal, state and local tax returns which are required to be filed as to which extensions are not currently in effect and has paid all taxes, assessments, impositions, fees and other governmental charges (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by each such member of the Leasing Group. No tax liability has been asserted by the Internal
     Revenue Service against any member of
     the Leasing Group or any other federal,
     state or local taxing authority for
     taxes, assessments, impositions, fees or other governmental charges (including interest or penalties thereon) in excess of those already paid.

          10.1.13        FINANCIALS COMPLETE
     AND ACCURATE.  The financial statements
     of each member of the Leasing Group
     given to Lessor in connection with the
     execution and delivery of the Lease
     Documents were true, complete and
     accurate, in all material respects, and
     fairly presented the financial condition of each such member of the Leasing Group as of the date thereof and for the periods covered thereby, having been prepared in accordance with GAAP and such financial statements disclosed all liabilities, including, without limitation, contingent liabilities, of each such member of the Leasing

     Group as of the date thereof. There has been no material adverse change since such date with respect to the Net Worth of any such member of the Leasing Group or with respect to any other matters contained in such financial statements, nor have any additional material liabilities, including, without limitation, contingent liabilities, of any such member of the Leasing Group arisen or been incurred or asserted since such date except as otherwise disclosed to Lessor. The projections heretofore delivered to Lessor continue to be reasonable (with respect to the material assumptions upon which such projections are based) and Lessee reasonably anticipates based on information currently available to it after due inquiry the results projected therein will be achieved, there having been (a) no material adverse change in the business, assets or condition, financial or otherwise of any such member of the Leasing Group or the Leased Property and (b) no material depletion of the cash or decrease in working capital of any such member of the Leasing Group.

          10.1.14        PENDING ACTIONS,
     NOTICES AND REPORTS.

          (a)  There is no action or
     investigation pending or, to the best
     knowledge and belief of Lessee,
     threatened, anticipated or contemplated
     (nor, to the knowledge of Lessee, is
     there any reasonable basis therefor)
     against or affecting the Leased Property or any member of the Leasing Group (or any Affiliate thereof) before any
     Governmental Authority, Accreditation
     Body or Third Party Payor which could
     prevent or hinder the consummation of
     the transactions contemplated hereby or
     call into question the validity of any
     of the Lease Documents or any action
     taken or to be taken in connection with
     the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs of any member of the Leasing Group or the Leased Property (including, without limitation, any action to revoke, withdraw or suspend any Permit necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Use and any action to transfer or relocate any such Permit to a location other than the Leased
     Property) or any material impairment of
     the right or ability of any member of
     the Leasing Group to carry on its
     operations as proposed, upon Completion
     of the Project, to be conducted with
     respect to the Leased Property or with
     respect to its obligations under the
     Lease Documents or which may materially
     adversely impact reimbursement to any
     member of the Leasing Group for services rendered to beneficiaries of Third Party
     Payor Programs.

          (b)  Neither the Facility nor any
     member of the Leasing Group has received any notice of any claim, requirement or demand of any Governmental Authority,
     Accreditation Body, Third Party Payor or any insurance body having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Leased Property to rework or redesign the Leased Property, its professional staff or its professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory or to otherwise take action so as to make the Leased
     Property conform to or comply with any
     Legal Requirement;

          (c)    The most recent utilization
     reviews, if any, relating to the Leased
     Property by all applicable Third Party
     Payors, Accreditation Bodies and
     Governmental Authorities and all
     applicable reviews or scrutiny by any
     managed care or utilization review
     companies, if any, have not had a
     material adverse impact on the
     utilization of units or programs at any
     of the Leased Property.  No claims or
     assertions have been made in any
     utilization review that any of the
     practices or procedures used at the
     Leased Property are improper or
     inappropriate other than such claims or
     assertions which singly and in the
     aggregate will not have a material
     adverse impact on the Leased Property;
     and

          (d)   Lessee has delivered or
     caused to be delivered to Lessor true
     and correct copies of all licenses,
     inspection surveys and accreditation
     reviews, if any, relating to the Leased
     Property, issued by any Governmental
     Authority or Accreditation Body during
     the most recent licensing period,
     together with all plans of correction
     relating thereto.


          10.1.15        COMPLIANCE WITH
     LEGAL AND OTHER REQUIREMENTS.

          (a)  To the extent consistent with
     the stage of construction of the
     Project, Lessee and the Leased Property
     and the ownership, construction,
     development, maintenance, management,
     repair, use, occupancy, possession and
     operation thereof comply with all
     applicable Legal Requirements and there
     is no claim of any violation thereof
     known to Lessee.  Without limiting the
     foregoing, Lessee has obtained all
     Permits that are necessary or desirable
     to operate the Leased Property in
     accordance with its Primary Intended Use or reasonably expects to obtain such Permits prior to, or upon, the Completion of the Project.

          (b)  Except as previously delivered
     to Lessor pursuant to Section 10.1.14(d) hereof, there are no outstanding notices of deficiencies, notices of proposed action or orders of any kind relating to the Leased Property, if any, issued by any Governmental Authority,
     Accreditation Body or Third Party Payor
     requiring conformity to any of the
     applicable Legal Requirements.

          (c)  To the extent such
     accreditation is applicable, the
     Facility is accredited by all applicable
     Accreditation Bodies and there are no
     deficiencies in either the Leased
     Property or any services provided at the Facility that would prevent the extension of the accreditation of the Facility by any applicable Accreditation
     Body after any next regularly scheduled
     inspections.


          10.1.16        NO ACTION BY
     GOVERNMENTAL AUTHORITY OR ACCREDITATION
     BODY. There is no action pending or, to the best knowledge and belief of Lessee, recommended, by any Governmental
     Authority, Accreditation Body to revoke, repeal, cancel, modify, withdraw or suspend any Permit or Contract or to take any other action of any other type which could have a material adverse effect on the Leased Property.

          10.1.17        PROPERTY MATTERS.

          (a)  The Leased Property is free
     and clear of agreements, covenants and
     Liens, except those agreements,
     covenants and Liens to which this Lease
     is expressly subject, whether presently
     existing, as are listed on EXHIBIT B or
     were listed on the UCC lien search
     results delivered to Lessor at or prior
     to the execution and delivery of this
     Lease (and were not required to be
     terminated as a condition of the
     execution and delivery of this Lease),
     or which may hereafter be created in
     accordance with the terms hereof
     (collectively referred to herein as the
     "Permitted Encumbrances"); and Lessee
     shall warrant and defend Lessor's title
     to the Leased Property against any and
     all claims and demands of every kind and nature whatsoever;

          (b)  There is no Condemnation or
     similar proceeding pending with respect
     to or affecting the Leased Property, and Lessee is not aware, to the best of Lessee's knowledge and belief, that any such proceeding is contemplated;

          (c)  No part of the Collateral or
     the Leased Property has been damaged by
     any fire or other casualty;

          (d)  None of the Permitted
     Encumbrances has or is likely to have a
     material adverse impact upon, nor
     interfere with or impede, in any
     material respect, the operation of the
     Leased Property in accordance with the
     Primary Intended Use;

          (e)  Upon the Conversion Date, all
     buildings, facilities and other
     improvements necessary, both legally and practically, for the proper and efficient operation of the Facility will be located upon the Leased Property and all real property and personal property currently utilized by Lessee will be included within the definition of the Leased Property or the Collateral;

          (f)  Upon the Conversion Date the
     Leased Property shall abut on and have
     direct vehicular access to a public road or access to a public road via permanent, irrevocable, appurtenant easements;

          (g)  The Leased Property
     constitutes a parcel(s) for real estate
     tax purposes separate from any real
     property that does not constitute a
     portion of the Leased Property and no
     portion of any real property that does
     not constitute a portion of the Leased
     Property is part of the same tax parcel
     as any part of the Leased Property;

          (h)  All utilities necessary for
     the use and operation of the Facility
     are available to the lot lines of the
     Leased Property:

            (i)  in sufficient supply and
          capacity;

           (ii)  through validly created and
          existing easements of record
          appurtenant to or encumbering the
          Leased Property (which easements
          shall not impede or restrict the
          operation of the Facility); and

          (iii)  without need for any Permits
          and/or Contracts to be issued by or
          entered into with any Governmental
          Authority, except as already
          obtained or executed, as the case
          may be, or as otherwise shown to
          the satisfaction of Lessor to be
          readily obtainable.

          10.1.18        THIRD PARTY PAYOR
          AGREEMENTS.  Neither Lessee with
          respect to the Facility nor the
          Facility is, or upon completion of
          construction, will be qualified as
          a provider of services under, or
          does, or upon completion of
          construction will, participate in,
          any Third Party Payor Programs and
          neither Lessee with respect to the
          Facility nor the Facility is, or
          upon completion of construction
          will be, accredited by an
          Accreditation Body.

          10.1.19        RATE LIMITATIONS.
     The State currently imposes no
     restrictions or limitations on rates
     which may be charged to private pay
     residents receiving services at the
     Facility.

          10.1.20        FREE CARE.  There
     are no Contracts, Permits or applicable
     Legal Requirements which require that, a percentage of units in any program at the Facility be reserved for Medicaid or Medicare eligible residents or that the Facility provide a certain amount of welfare, free or charity care or discounted or government assisted resident care.

          10.1.21        NO PROPOSED CHANGES.
     Lessee has no actual knowledge of any
     applicable Legal Requirements which have been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Lease or any proposed applicable Legal Requirements currently pending in the State which may materially adversely affect rates at the Facility (or any program operated by a member of the Leasing Group in conjunction with the Facility) or may result in the likelihood of increased competition at the Facility or the imposition of Medicaid, Medicare, charity, free care, welfare or other discounted or government assisted residents at the Facility or require that Lessee or the Facility obtain a certificate of need, Section 1122 approval or the equivalent, which Lessee or the Facility does not currently possess.

          10.1.22        ERISA.  No employee
     pension benefit plan maintained by any
     member of the Leasing Group has any
     accumulated funding deficiency within
     the meaning of the ERISA, nor does any
     member of the Leasing Group have any
     material liability to the PBGC
     established under ERISA (or any
     successor thereto) in connection with
     any employee pension benefit plan (or
     other class of benefit which the PBGC
     has elected to insure), and there have
     been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and
     Section 4975 of the Internal Revenue
     Code of 1986, as now or hereafter
     amended, respectively.

          10.1.23        NO BROKER.  No
     member of the Leasing Group nor any of
     their respective Affiliates has dealt
     with any broker or agent in connection
     with the transactions contemplated by
     the Lease Documents.

          10.1.24        NO IMPROPER
     PAYMENTS.  No member of the Leasing
     Group nor any of their respective
     Affiliates has:

               (a)  made any contributions,
         payments or gifts of its funds or
         property to or for the private use
         of any government official,
         employee, agent or other Person
         where either the payment or the
         purpose of such contribution,
         payment or gifts is illegal under
         the laws of the United States, any
         state thereof or any other
         jurisdiction (foreign or domestic);

               (b)  knowingly established or
         maintained any unrecorded fund or
         asset for any purpose or knowingly
         made any false or artificial
         entries on any of its books or
         records for any reason;

               (c)  made any payments to any
         Person with the intention or
         understanding that any part of such
         payment was to be used for any
         other purpose other than that
         described in the documents
         supporting the payment; or

               (d)  made any contribution, or
         reimbursed any political gift or
         contribution made by any other
         Person, to candidates for public
         office, whether federal, state or
         local, where such contribution
         would be in violation of applicable
         law.

          10.1.25        NOTHING OMITTED.
     Neither this Lease, nor any of the other
     Lease Documents, nor any certificate,
     agreement, statement or other document,
     including, without limitation, any
     financial statements concerning the
     financial condition of any member of the Leasing Group, furnished to or to be furnished to Lessor or its attorneys in connection with the transactions contemplated by the Lease Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from being misleading. There is no fact within the special knowledge of Lessee which has not been disclosed herein or in writing to Lessor that materially adversely affects, or in the future, insofar as Lessee can reasonably foresee based on the information currently available to it after due inquiry, may materially adversely affect the business, properties, assets or condition, financial or otherwise, of any member of the Leasing Group or the Leased Property.

          10.1.26        NO MARGIN SECURITY.
     Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock
     (within the meaning of Regulation U of
     the Board of Governors of the Federal
     Reserve System), and no part of the
     proceeds of the Meditrust Investment
     will be used to purchase or carry any
     margin security or to extend credit to
     others for the purpose of
     purchasing or carrying any margin
     security or in any other manner which
     would involve a violation of any of the
     regulations of the Board of Governors of the Federal Reserve System. Lessee is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          10.1.27        NO DEFAULT.  No
     event or state of facts which
     constitutes, or which, with notice or
     lapse of time, or both, could
     constitute, a Lease Default has occurred and is continuing.

          10.1.28        PRINCIPAL PLACE OF
     BUSINESS.  The principal place of
     business and chief executive office of
     Lessee is located at 3131 Elliot Avenue,
     Suite 500, Seattle, Washington 98121-
     2162 (the "Principal Place of
     Business").

          10.1.29        Intentionally
     Deleted

          10.1.30        INTELLECTUAL
     PROPERTY.  Lessee is duly licensed or
     authorized to use all (if any)
     copyrights, rights of reproduction,
     trademarks, trade-names, trademark
     applications, service marks, patent
     applications, patents and patent license rights, (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how and trade secrets which are used in or necessary for the development and/or operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others.

          10.1.31        MANAGEMENT
     AGREEMENTS.  There is no Management
     Agreement in force and effect as of the
     date hereof.

     10.2 CONTINUING EFFECT OF
REPRESENTATIONS AND WARRANTIES.  All
representations and warranties contained in this Lease and the other Lease Documents shall constitute continuing representations and warranties which shall remain true, correct and complete throughout the Term.
Notwithstanding the provisions of the
foregoing sentence but without derogation from any other terms and provisions of this Lease, including, without limitation, those terms and provisions containing covenants to be performed or conditions to be satisfied on the part of Lessee, the representations and warranties contained in Sections 10.1.6,
10.1.8, 10.1.10, 10.1.14, 10.1.15,
10.1.17(b), 10.1.17(c), 10.1.17(i), 10.1.18,
10.1.19, 10.1.20, 10.1.21, 10.1.22, 10.1.27,
10.1.29, in the second sentence of Section
10.1.12, in the second and third sentences of
Section 10.1.13 and in the second sentence of
Section 10.1.25 shall not constitute
continuing representations and warranties throughout the Term provided, however, that nothing contained in the first sentence of
Section 10.1.25 shall be construed as
imposing any obligation on Lessee to update after the Commencement Date the information furnished to Lessor prior to the execution and delivery of this Lease but without derogation of any other obligation Lessee has under this Lease to provide information to Lessor.

                 ARTICLE 11

        FINANCIAL AND OTHER COVENANTS

     11.1 STATUS CERTIFICATES.  At any time,
and from time to time, upon request from the other, Lessee and Lessor shall furnish to the other, within ten (10) Business Days' after receipt of such request, an Officer's
Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any Officer's
Certificate furnished pursuant to this
Section at the request of Lessor shall be addressed to any prospective purchaser or mortgagee of the Leased Property as Lessor may request and may be relied upon by Lessor and any such prospective purchaser or mortgagee of the Leased Property.

     11.2 FINANCIAL STATEMENTS; REPORTS;
NOTICE AND INFORMATION.

          11.2.1 OBLIGATION TO FURNISH.
     Lessee will furnish and shall cause to
     be furnished to Lessor the following
     statements, information and other
     materials:

               (a)  ANNUAL STATEMENTS.
         Within ninety (90) days after the
         end of each of their respective
         fiscal years, (i) a copy of the
         Consolidated Financials for each of
         (x) Lessee, (y) the Guarantor and
         (z) any Sublessee which is an
         Affiliate of Lessee for the
         preceding fiscal year, certified
         and, in the case of Guarantor,
         audited by, and with the
         unqualified opinion of, independent
         certified public accountants
         acceptable to Lessor and certified
         as true and correct by Lessee, the
         Guarantor or the applicable
         Sublessee, as the case may be (and,
         without limiting anything else
         contained herein, the Consolidated
         Financials for Lessee and for each
         such Sublessee shall include a
         detailed balance sheet for Leased
         Property as of the last day of such
         fiscal year and a statement of
         earnings from the Leased Property
         for such fiscal year showing, among
         other things, all rents and other
         income therefrom and all expenses
         paid or incurred in connection with
         the operation of the Leased
         Property); (ii) separate
         statements, certified as true and
         correct by Lessee, the Guarantor,
         any Manager which is an Affiliate
         of Lessee and each such Sublessee
         which is an Affiliate of Lessee,
         stating whether, to the best of the
         signer's knowledge and belief after
         making due inquiry, Lessee, the
         Guarantor, such Manager or any such
         Sublessee, as the case may be, is
         in default in the performance or
         observance of any of the terms of
         this Lease or any of the other
         Lease Documents and, if so,
         specifying all such defaults, the
         nature thereof and the steps being
         taken to immediately remedy the
         same; (iii) a copy of all letters
         from the independent certified
         accountants engaged to perform the
         annual audits referred to above,
         directed to the management of the
         Guarantor regarding the existence
         of any reportable conditions or
         material weaknesses; (iv) a
         statement certified as true and
         correct by Lessee setting forth all
         Subleases as of the last day of
         such fiscal year, the respective
         areas demised
         thereunder, the names of the
         Sublessees thereunder, the
         respective expiration dates of the
         Subleases, the respective rentals
         provided for therein, and such
         other information pertaining to the
         Subleases as may be reasonably
         requested by Lessor; and (v)
         evidence satisfactory to Lessor
         that Lessee has fulfilled its
         obligation to make the Annual
         Facility Upgrade Expenditure,
         provided, however, that no such
         evidence shall be required to be
         submitted until the fourth Lease
         Year.

               (b)  MONTHLY STATEMENTS OF
         LESSEE.  Commencing on the
         Conversion Date, within thirty (30)
         days after the end of each calendar
         month during the pendency of this
         Lease, (i) a statement certified as
         true and correct by Lessee setting
         forth the Gross Revenues of the
         Leased Property for the immediately
         preceding month, (ii) an unaudited,
         detailed month and year to date
         income and expense statement for
         the Leased Property which shall
         include a comparison to
         corresponding budget figures,
         occupancy statistics (including the
         actual number of residents, the
         number of units available and total
         resident days for such month) and
         resident mix breakdowns (for each
         resident day during such month
         classifying residents by the type
         of care required and source of
         payment) and (iii) an express
         written calculation showing the
         compliance or non-compliance, as
         the case may be, with the specific
         financial covenants set forth in
         Section 11.3 for the applicable
         period, including, with respect to
         the calculation of Lessee's Debt
         Coverage Ratio, a schedule
         substantially in the form attached
         hereto as EXHIBIT D.

               (c)  QUARTERLY STATEMENTS.
         Commencing on the Conversion Date,
         within thirty (30) days after the
         end of each respective fiscal
         quarter, unaudited Consolidated
         Financials for each of (i) Lessee
         and (ii) each Sublessee which is an
         Affiliate of Lessee certified as
         true and correct by Lessee or such
         applicable Sublessee, as the case
         may be and within thirty (30) days
         after each calendar quarter, Lessee
         shall also provide Lessor with a
         calculation of the Additional Rent
         payable for such quarter.

               (D)  QUARTERLY STATEMENTS OF
         THE GUARANTOR. Commencing on the
         Conversion Date, within forty-five
         (45) days after the end of each
         fiscal quarter, unaudited
         Consolidated Financials for the
         Guarantor certified as true and
         correct by the Guarantor.

               (e)  PERMITS AND CONTRACTS.
         Within ten (10) days after the
         issuance or the execution thereof,
         as the case may be, true and
         complete copies of (i) all Permits
         which constitute operating licenses
         for the Facility issued by any
         Governmental Authority having
         jurisdiction over assisted living
         matters and (ii) Contracts
         (involving payments in the
         aggregate in excess of $100,000 per
         annum), including, without
         limitation, all Provider
         Agreements.

               (f)  CONTRACT NOTICES.
         Promptly but in no event more than
         ten (10) days after the receipt
         thereof, true and complete copies
         of any notices, consents,
         terminations or statements of any
         kind or nature relating to any of
         the Contracts (involving payments
         in the aggregate in excess of ONE
         HUNDRED THOUSAND DOLLARS ($100,000)
         per annum) other than those issued
         in the ordinary course of business.

               (g)  PERMIT OR CONTRACT
         DEFAULTS.  Promptly but in no event
         more than ten (10) days after the
         receipt thereof, true and complete
         copies of all surveys, follow-up
         surveys, licensing surveys,
         complaint surveys, examinations,
         compliance certificates, inspection
         reports, statements (other than
         those statements that are issued in
         the ordinary course of business),
         if any, terminations and notices of
         any kind (other than those notices
         that are furnished in the ordinary
         course of business) issued or
         provided to Lessee, the Manager or
         any Sublessee by any Governmental
         Authority, Accreditation Body or
         any Third Party Payor, including,
         without limitation, any notices
         pertaining to any delinquency in,
         or proposed revision of, Lessee's,
         the Manager's or any Sublessee's
         obligations under the terms and
         conditions of any Permits or
         Contracts now or hereafter issued
         by or entered into with any
         Governmental Authority,
         Accreditation Body or Third Party
         Payor and the response(s) thereto
         made by or on behalf of Lessee, the
         Manager or any Sublessee.

               (h)  OFFICIAL REPORTS.  Upon
         completion or filing thereof,
         complete copies of all applications
         (other than those that are
         furnished in the ordinary course of
         business), notices (other than
         those that are furnished in the
         ordinary course of business),
         statements, annual reports, cost
         reports and other reports or
         filings of any kind (other than
         those that are furnished in the
         ordinary course of business)
         provided by Lessee, the Manager or
         any Sublessee to any Governmental
         Authority, Accreditation Body or
         any Third Party Payor with respect
         to the Leased Property.

               (i)  OTHER INFORMATION.  With
         reasonable promptness, such other
         information as Lessor may from time
         to time reasonably request
         respecting (i) the financial
         condition and affairs of each
         member of the Leasing Group and the
         Leased Property and (ii) the
         licensing and operation of the
         Leased Property; including, without
         limitation, financial statements,
         certificates and consents from
         accountants and all other financial
         and licensing/operational
         information as may be required or
         requested by any Governmental
         Authority.

               (j)  DEFAULT CONDITIONS.  As
         soon as possible, and in any event
         within five (5) days after the
         occurrence of any Lease Default, or
         any event or circumstance which,
         with the giving of notice or the
         passage of time, or both, would
         constitute a Lease Default, a
         written statement of Lessee setting
         forth the details of such Lease
         Default, event or circumstance and
         the action which Lessee proposes to
         take with respect thereto.

               (k)  OFFICIAL ACTIONS.
         Promptly but in no event more than
         ten (10) days after the
         commencement thereof, notice of all
         actions, suits and proceedings
         before any Governmental Authority
         or Accreditation Body which could
         have a material adverse effect on
         any member of the Leasing Group or
         the Leased Property.

               (l)  AUDIT REPORTS.  Promptly
         but in no event more than ten (10)
         days after receipt, a copy of all
         audits or reports submitted to
         Lessee by any independent public
         accountant in connection with any
         annual, special or interim audits
         of the books of Lessee and, if
         requested by Lessor, any letter of
         comments directed by such
         accountant to the management of
         Lessee.

               (m)  ADVERSE DEVELOPMENTS.
         Promptly but in no event more than
         ten (10) days after Lessee acquires
         knowledge thereof, written notice
         of:

                       (i)   the potential
                       termination of any
                       Permit or Provider
                       Agreement necessary
                       for the operation of
                       the Leased Property;

                       (ii)  any loss,
                       damage or destruction
                       to or of the Leased
                       Property in excess of
                       TWENTY-FIVE THOUSAND
                       DOLLARS ($25,000)
                       (regardless of
                       whether the same is
                       covered by
                       insurance);

                       (iii) any material
                       controversy involving
                       Lessee or any
                       Sublessee which is an
                       Affiliate of Lessee
                       and (x) Facility
                       administrator or
                       Facility employee of
                       similar stature or
                       (y) any labor
                       organization or (z)
                       the Manager or any
                       employee of the
                       Manager which has, or
                       is reasonably likely
                       to have, a materially
                       adverse effect on the
                       financial condition
                       and/or operations of
                       the Facility;

                       (iv)  any controversy
                       that calls into
                       question the
                       eligibility of the
                       Facility for the
                       participation in any
                       Medicaid, Medicare or
                       other Third Party
                       Payor Program in
                       which the Facility is
                       participating;

                       (v)   any refusal of
                       reimbursement by any
                       Third Party Payor
                       which, singularly or
                       together with all
                       other such refusals
                       by any Third Party
                       Payors, could
                       reasonably be
                       expected to have a
                       material adverse
                       effect on the
                             financial
                       condition of Lessee
                       or any Sublessee
                       which is an Affiliate
                       of Lessee; and

                       (vi)  any fact within
                       the special knowledge
                       of any member of the
                       Leasing Group, or any
                       other development in
                       the business or
                       affairs of any member
                       of the Leasing Group,
                       which could
                       reasonably be
                       expected to be
                       materially adverse to
                       the business,
                       properties, assets or
                       condition, financial
                       or otherwise, of any
                       member of the Leasing
                       Group or the Leased
                       Property.

               (n)  RESPONSES TO INSPECTION
          REPORTS.  Within thirty (30) days
          after receipt of an inspection
          report relating to the Leased
          Property from Lessor, a written
          response describing in detail
          prepared plans to address concerns
          raised by the inspection report.

               (o)  PUBLIC INFORMATION.  Upon
          the completion or filing, mailing
          or other delivery thereof, complete
          copies of all financial statements,
          reports, notices and proxy
          statements, if any, sent by any
          member of the Leasing Group (which
          is a publicly held corporation) to
          its shareholders and of all
          reports, if any, filed by any
          member of the Leasing Group (which
          is a publicly held corporation)
          with any securities exchange or
          with the Securities Exchange
          Commission.

               (p)  ANNUAL BUDGETS.
          Commencing on the Conversion Date,
          prior to the end of each Fiscal
          Year, Lessee, any Sublessee which
          is an Affiliate of Lessee and/or
          any Manager which is an Affiliate
          of Lessee shall submit to Lessor a
          preliminary annual financial budget
          for the Facility for the next
          Fiscal Year, a preliminary capital
          expenditures budget for the
          Facility for the next Fiscal Year
          and a report detailing the capital
          expenditures made in the then
          current Fiscal Year and on or
          before the end of the first month
          of each Fiscal Year, Lessee, any
          such Sublessee and/or any such
          Manager shall submit to Lessor
          revised finalized versions of such
          budgets and report.

               (q)  WORKING CAPITAL LOAN.
          Promptly after receipt thereof,
          copies of any notices with respect
          to default from a lender of a
          Working Capital Loan.

          11.2.2 RESPONSIBLE OFFICER.  Any
     certificate, instrument, notice, or
     other document to be provided to Lessor
     hereunder by any member of the Leasing
     Group shall be signed by an executive
     officer of such member (in the event
     that any of the foregoing is not an
     individual), having a position of Vice
     President or higher and with respect to
     financial matters, any such certificate, instrument, notice or other document shall be signed by the chief financial officer of such member.

          11.2.3 NO MATERIAL OMISSION.  No
     certificate, instrument, notice or other document, including without limitation, any financial statements furnished or to be furnished to Lessor pursuant to the terms hereof or of any of the other
     Lease Documents shall contain any untrue statement of a material fact or shall omit to state any material fact necessary in order to prevent all statements contained therein from being misleading.

          11.2.4 CONFIDENTIALITY.  Lessor
     shall afford any information received
     pursuant to the provisions of the Lease
     Documents the same degree of
     confidentiality that Lessor affords
     similar information proprietary to
     Lessor; provided, however,  that Lessor
     shall have the unconditional right to
     (a) disclose any such information as
     Lessor deems necessary or appropriate in
     connection with any sale, transfer,
     conveyance, participation or assignment
     of the Leased Property or any of the
     Lease Documents or any interest therein
     and (b) use such information in any
     litigation or arbitration proceeding
     between Lessor and any member of the
     Leasing Group.   Without limiting the
     foregoing, Lessor may also utilize any
     information furnished to it hereunder as and to the extent (i) counsel to Lessor determines that such utilization is necessary pursuant to 15 U.S.C. 77a-77aa or 15 U.S.C. 78a-78jj and the rules and regulations promulgated thereunder, (ii)
     Lessor is required or requested by any
     Governmental Authority to disclose any
     such information and/or (iii) Lessor is
     requested to disclose any such
     information by any of the Meditrust
     Entities' lenders or potential lenders.
     Lessor shall not be liable in any way
     for any subsequent disclosure of such
     information by any Person to which
     Lessor has provided such information in
     accordance with the terms hereof.
     Nevertheless, in connection with any
     such disclosure, Lessor shall inform the recipient of any such information of the confidential nature thereof. Lessor shall observe any prohibitions or limitations on the disclosure of any such information under applicable confidentiality law or regulations, to the extent that the same are applicable to such information.

     11.3 FINANCIAL COVENANTS.  Lessee
covenants and agrees that, throughout the Term and as long as Lessee is in possession of the Leased Property:

          11.3.1    DEBT COVERAGE RATIO OF
     LESSEE.  From and after the second
     anniversary of the Conversion Date until the fourth anniversary thereof, Lessee shall maintain with respect to the Facility and all other Group Two
     Development Facilities for each Fiscal
     Quarter an aggregate Debt Coverage Ratio equal to or greater than 1.1 to 1 and from and after the fourth anniversary thereof and for the remainder of the Term, Lessee shall maintain with respect to the Facility and all other Group Two
     Development Facilities each Fiscal
     Quarter an aggregate Debt Coverage Ratio equal to or greater than 1.2 to 1.

          11.3.2    INTENTIONALLY DELETED.

          11.3.3    INTENTIONALLY DELETED.

          11.3.4    INTENTIONALLY DELETED.

          11.3.5    CURRENT RATIO -
     GUARANTOR.  From and after December 31,
     1999 and for the remainder of the Term,
     the Guarantor shall maintain a ratio of
     Consolidated Current Assets to
     Consolidated Current Liabilities equal
     to or greater than 1 to 1 as of the end
     of each fiscal year.

          11.3.6    INTENTIONALLY DELETED.

          11.3.7    NET WORTH - GUARANTOR.
     The Guarantor shall maintain, at all
     times, a Net Worth of not less than
     TWENTY MILLION DOLLARS ($20,000,000).

          11.3.8    NO INDEBTEDNESS.  Lessee
     shall not create, incur, assume or
     suffer to exist any liability for
     borrowed money except (i) Indebtedness
     to Lessor under the Lease Documents and,
     (ii) Impositions allowed pursuant to the provisions of the Lease, (iii) unsecured normal trade debt incurred upon customary terms in the ordinary course of business, (iv) Indebtedness created in connection with any financing of any Capital Addition, provided, that each such financing has been approved by Lessor in accordance with the terms of
     Article 9 hereof, (v) Indebtedness to
     any Affiliate, provided, that, such
     Indebtedness is fully subordinated to
     this Lease pursuant to the Affiliated
     Party Subordination Agreement, (vi)
     other Indebtedness of Lessee in the
     aggregate amount not to exceed TWO
     HUNDRED THOUSAND DOLLARS ($200,000)
     incurred, for the exclusive use of the
     Leased Property, on account of purchase
     money indebtedness or finance lease
     arrangements, each of which shall not
     exceed the fair market value of the
     assets or property acquired or leased
     and shall not extend to any assets or
     property other than those purchased or
     leased and purchase money security
     interests in equipment and equipment
     leases which comply with the provisions
     of Section 6.1.2 and (vii) Indebtedness
     specifically permitted by the
     Meditrust/Emeritus Transaction
     Documents.

          11.3.9    NO GUARANTIES.  Lessee
     shall not assume, guarantee, endorse,
     contingently agree to purchase or
     otherwise become directly or
     contingently liable (including, without
     limitation, liable by way of agreement,
     contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise to invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other
     Person, except by the endorsement of
     negotiable instruments for deposit or
     collection or similar transactions in
     the ordinary course of business and
     except for a guaranty of the
     Indebtedness of the Guarantor in
     connection with a Working Capital Loan
     which expressly limits recourse under
     such guaranty to the Receivables.

     11.4 AFFIRMATIVE COVENANTS.  Lessee
covenants and agrees that throughout the Term and any periods thereafter that Lessee remains in possession of the Leased Property:

          11.4.1    MAINTENANCE OF EXISTENCE.
     If Lessee is a corporation, trust or
     partnership, during the entire time that this Lease remains in full force and effect, Lessee shall keep in effect its existence and rights as a corporation, trust or partnership under the laws of the state of its incorporation or formation and its right to own property and transact business in the State.

          11.4.2    MATERIALS.  Except as
     provided in Section 6.1.2, Lessee shall
     not suffer the use in connection with
     any renovations or other construction
     relating to the Leased Property of any
     materials, fixtures or equipment
     intended to become part of the Leased
     Property which are purchased upon lease
     or conditional bill of sale or to which
     Lessee does not have absolute and
     unencumbered title, and Lessee covenants to cause to be paid punctually all sums becoming due for labor, materials, fixtures or equipment used or purchased in connection with any such renovations or construction, subject to Lessee's right to contest to the extent provided for in Article 15.

          11.4.3    COMPLIANCE WITH LEGAL
     REQUIREMENTS AND APPLICABLE AGREEMENTS.
     Lessee and the Leased Property and all
     uses thereof shall comply with (i) all
     applicable Legal Requirements (except to the extent being duly contested in accordance with the terms hereof),
     (ii) all Permits and Contracts, (iii)
     all Insurance Requirements, (iv) the
     Lease Documents, (v) the Permitted
     Encumbrances and (vi) the Appurtenant
     Agreement.

          11.4.4    BOOKS AND RECORDS.
     Lessee shall cause to be kept and
     maintained, and shall permit Lessor and
     its representatives to inspect at all
     reasonable times and upon reasonable
     notice, accurate books of accounts in
     which complete entries will be made in
     accordance with GAAP reflecting all
     financial transactions of Lessee
     (showing, without limitation, all
     materials ordered and received and all
     disbursements, accounts payable and
     accounts receivable in connection with
     the operation of the Leased Property).

          11.4.5    PARTICIPATION IN THIRD
     PARTY PAYOR PROGRAMS.  If Lessee or a
     Sublessee which is an Affiliate of
     Lessee elects to participate in Third
     Party Payor Programs, Lessee or such
     Sublessee shall remain eligible to
     participate in such Third Party Payor
     Programs in accordance with all
     requirements thereof (including, without limitation, all applicable Provider
     Agreements), if and to the extent
     remaining eligible shall be necessary
     for the prudent operation of the
     Facility in the good faith exercise of
     commercially reasonable business
     judgment.

          11.4.6    CONDUCT OF ITS BUSINESS.
     Lessee will maintain, and cause any
     Sublessee and any Manager to maintain,
     experienced and competent professional
     management with respect to its business
     and with respect to the Leased Property.
     Lessee, any Sublessee and any Manager
     shall conduct, in the ordinary course,
     the operation of the Facility, and
     Lessee and any Sublessee which is an
     Affiliate of Lessee shall not enter into any other business or venture during the Term or such time as Lessee or any such Sublessee is in possession of the Leased
     Property other than activities in which
     Lessee or such Sublessee are permitted
     to engage by the provisions of the
     Meditrust/Emeritus Transaction
     Documents.

          11.4.7    ADDRESS.  Lessee shall
     provide Lessor thirty (30) days' prior
     written notice of any change of its
     Principal Place of Business from its
     current Principal Place of Business.
     Lessee shall maintain the Collateral,
     including without limitation, all books
     and records relating to its business,
     solely at its Principal Place of
     Business and at the Leased Property.
     Lessee shall not (a) remove the
     Collateral, including, without
     limitation, any books or records
     relating to Lessee's business from
     either the Leased Property or Lessee's
     Principal Place of Business or
     (b) relocate its Principal Place of
     Business until after receipt of a
     certificate from Lessor, signed by an
     officer thereof, stating that Lessor
     has, to its satisfaction, obtained all
     documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Lease
     Documents.

          11.4.8    SUBORDINATION OF
     AFFILIATE TRANSACTIONS.  Without
     limiting the provisions of any other
     Section of this Lease or the Affiliated
     Party Subordination Agreement, any
     payments to be made by Lessee to (a) any member of the Leasing Group (or any of its Affiliates) or (b) any Affiliate of Lessee, in connection with any transaction between Lessee and such
     Person, including, without limitation,
     the purchase, sale or exchange of any
     property, the rendering of any service
     to or with any such Person (including,
     without limitation, all allocations of
     any so-called corporate or central
     office costs, expenses and charges of
     any kind or nature) or the making of any loan or other extension of credit or the making of any equity investment, shall be subordinate to the complete payment and performance of the Lease
     Obligations; provided, however, that all such subordinated payments may be paid at any time unless: (x) after giving effect to such payment, Lessee shall be unable to comply with any of its obligations under any of the Lease
     Documents or (y) a Lease Default has
     occurred and is continuing and has not
     been expressly waived in writing by
     Lessor or an event or state of facts
     exists, which, with the giving of notice or the passage of time, or both, would constitute a Lease Default.

          11.4.9    INSPECTION.  At
     reasonable times and upon reasonable
     notice, Lessee shall permit Lessor and
     its authorized representatives
     (including, without limitation, the
     Consultants) to inspect the Leased
     Property as provided in Section 7.1
     above, provided, however, that, in the
     event results of any such testing or
     inspection reflect the same satisfactory results as the results of a similar testing or inspection initiated by
     Lessor within the prior twelve (12)
     months period, the costs and expense of
     such testing or inspection shall be the
     responsibility of Lessor.

          11.4.10   ANNUAL FACILITY UPGRADE
     EXPENDITURE.  Lessee shall spend an
     amount equal to the Annual Facility
     Upgrade Expenditure on Upgrade
     Renovations to the Facility each Lease
     Year commencing with the fourth Lease
     Year.  Lessee will furnish and shall
     cause to be furnished to Lessor evidence satisfactory to Lessor that Lessee has fulfilled its obligation to make the Annual Facility Upgrade Expenditure within ninety (90) days after the end of Lessee's fiscal year, provided, however, that no such evidence shall be required to be submitted and no such expenditure shall be required to be made until the fourth Lease Year.

     11.5 ADDITIONAL NEGATIVE COVENANTS.
Lessee covenants and agrees that, throughout the Term and such time as Lessee remains in possession of the Leased Property:

          11.5.1    RESTRICTIONS RELATING TO
     LESSEE.  Except as may otherwise be
     expressly provided in Section 19.4 or in any of the other Lease Documents, Lessee shall not, without the prior written consent of Lessor, in each instance, which consent may be withheld in the sole and absolute discretion of Lessor:

               (a)  convey, assign,
         hypothecate, transfer, dispose of
         or encumber, or permit the
         conveyance, assignment, transfer,
         hypothecation, disposal or
         encumbrance of all or any part of
         any legal or beneficial interest in
         this Lease, its other assets or the
         Leased Property except as expressly
         permitted by the terms of this
         Lease Agreement; provided, however,
         that this restriction shall not
         apply to (i) the Permitted
         Encumbrances that may be created
         after the date hereof pursuant to
         the Lease Documents; (ii) Liens
         created in accordance with Section
         6.1.2 against Tangible Personal
         Property securing Indebtedness
         permitted under Section 11.3.8(v);
         (iii) the sale, conveyance,
         assignment, hypothecation, lease or
         other transfer of any material
         asset or assets (whether now owned
         or hereafter acquired), the fair
         market value of which equals or is
         less than TWENTY-FIVE THOUSAND
         DOLLARS ($25,000), individually, or
         ONE HUNDRED THOUSAND DOLLARS
         ($100,000) collectively; (iv)
         without limitation as to amount,
         the disposition in the ordinary
         course of business of any obsolete,
         worn out or defective fixtures,
         furnishings or equipment used in
         the operation of the Leased
         Property provided that the same are
         replaced with fixtures, furnishings
         or equipment of equal or greater
         utility or value or Lessee provides
         Lessor with an explanation
         (reasonably satisfactory to Lessor)
         as to why such fixtures,
         furnishings or equipment is no
         longer required in connection with
         the operation of the Leased
         Property; (v) without limitation as
         to amount, any sale of inventory by
         Lessee in the ordinary course of
         business; and (vi) subject to the
         terms of the Negative Pledge
         Agreement and the Affiliated Party
         Subordination Agreement,
         distributions to the shareholders
         of Lessee;

               (b)  permit the use of the
         Facility for any purpose other than
         the Primary Intended Use and the
         Other Permitted Uses; or

               (c)  liquidate, dissolve or
         merge or consolidate with any other
         Person except, subject to Lessor's
         prior written consent, which
         consent shall not be unreasonably
         withheld, a Meditrust/Emeritus
         Transaction Affiliate.

          11.5.2 NO LIENS.  Lessee will not
     directly or indirectly create or allow
     to remain and will promptly discharge at its expense any Lien, title retention agreement or claim upon or against the Leased Property (including Lessee's interest therein) or Lessee's interest in this

     Lease or any of the other Lease
     Documents, or in respect of the Rent,
     excluding (a) this Lease and any
     permitted Subleases, (b) the Permitted
     Encumbrances, (c) Liens which are
     consented to in writing by Lessor, (d)
     Liens for those taxes of Lessor which
     Lessee is not required to pay hereunder,
     (e) Liens of mechanics, laborers,
     materialmen, suppliers or vendors for
     sums either not yet due or being
     contested in strict compliance with the
     terms and conditions of Article 15, (f)
     any Liens which are the responsibility
     of Lessor pursuant to the provisions of
     Article 20, (g) Liens for Impositions
     which are either not yet due and payable or which are in the process of being contested in strict compliance with the terms and conditions of Article 15 (h) the Liens incurred pursuant to the provisions of Section 6.1.2 and (i) involuntary Liens caused by the actions or omissions of Lessor.

          11.5.3 LIMITS ON AFFILIATE
     TRANSACTIONS.  Lessee shall not enter
     into any transaction with any Affiliate, including, without limitation, the purchase, sale or exchange of any property, the rendering of any service to or with any Affiliate and the making of any loan or other extension of credit, except in the ordinary course of, and pursuant to the reasonable requirements of, Lessee's business and upon fair and reasonable terms no less favorable to the Lessee than would be obtained in a comparable arms'-length transaction with any Person that is not an Affiliate.

          11.5.4 NON-COMPETITION.  Lessee
     acknowledges that upon and after any
     termination of this Lease, any
     competition by any member of the Leasing
     Group with any subsequent owner or
     subsequent lessee of the Leased Property
     (the "Purchaser") would cause
     irreparable harm to Lessor and any such
     Purchaser.  To induce Lessor to enter
     into this Lease, Lessee agrees that,
     from and after the date hereof and
     thereafter until (a) in the case of the
     expiration of the Initial Term or a
     termination of this Lease, the fifth
     (5th) anniversary of the termination
     hereof or of the expiration of the
     Initial Term, as applicable, and (b) in
     the case of an expiration of any of the
     Extended Terms, the second (2nd)
     anniversary of the expiration of the
     applicable Extended Term, no member of
     the Leasing Group nor any Person holding or controlling, directly or indirectly, any interest in any member of the Leasing Group (collectively, the
     "Limited Parties") shall be involved in
     any capacity in or lend any of their
     names to or engage in any capacity in
     any assisted living facility, center,
     unit or program (or in any Person
     engaged in any such activity or any
     related activity competitive therewith)
     other than (a) those set forth on
     Schedule 11.5.4 annexed hereto, (b)
     those activities in which a
     Meditrust/Emeritus Transaction Affiliate is permitted to engage by the provisions of the Meditrust/Emeritus Transaction
     Documents which relate to any such
     facility, center, unit or program and
     (c) the acquisition of an ownership
     interest in any such facility, center,
     unit or program which is part of a
     single transaction in which an ownership interest in at least four (4) other facilities, centers, units or programs
     (provided, however, that if such
     acquisition occurs within the last
     twelve month period of the Initial Term
     or any of the Extended Terms, Lessee
     shall have the benefit of this clause
     (c) only if at the time such acquisition occurs Lessee has already (x) exercised in that twelve month period its right under Section 1.3 hereof to extend the Term for another Extended Term or (y) given a Purchase Option Notice and has waived any right to rescind the same based upon the determination of the Fair Market Value of the Leased Property), whether such competitive activity shall be as an officer, director, owner, employee, agent, advisor, independent contractor, developer, lender, sponsor, venture capitalist, administrator, manager, investor, partner, joint venturer, consultant or other participant in any capacity whatsoever with respect to an assisted living facility, center, unit or program located within a five (5) mile radius of the Leased Property.

          Lessee hereby acknowledges and
     agrees that none of the time span, scope or area covered by the foregoing restrictive covenants is or are unreasonable and that it is the specific intent of Lessee that each and all of the restrictive covenants set forth hereinabove shall be valid and enforceable as specifically set forth herein. Lessee further agrees that these restrictions are special, unique, extraordinary and reasonably necessary for the protection of Lessor and any Purchaser and that the violation of any such covenant by any of the Limited
     Parties would cause irreparable damage
     to Lessor and any Purchaser for which a
     legal remedy alone would not be
     sufficient to fully protect such
     parties.

          Therefore, in addition to and
     without limiting any other remedies
     available at law or hereunder, in the
     event that any of the Limited Parties
     breaches any of the restrictive
     covenants hereunder or shall threaten
     breach of any of such covenants, then
     Lessor and any Purchaser shall be
     entitled to obtain equitable remedies,
     including specific performance and
     injunctive relief, to prevent or
     otherwise restrain a breach of this
     Section 11.5.4 (without the necessity of posting a bond) and to recover any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs) incurred in enforcing the provisions of this Section 11.5.4. The existence of any claim or cause of action of any of the Limited Parties or any member of the Leasing Group against Lessor or any Purchaser, whether predicated on this Lease or otherwise, shall not constitute a defense to the enforcement by Lessor or any Purchaser of the foregoing restrictive covenants and the Limited Parties shall not defend on the basis that there is an adequate remedy at law.

          Without limiting any other
     provision of this Lease, the parties
     hereto acknowledge that the foregoing
     restrictive covenants are severable and
     separate.  If at any time any of the
     foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this
     Lease, by reason of being vague or
     unreasonable as to duration, or
     geographic scope or scope of activities
     restricted, or for any other reason,
     such covenants shall be considered
     divisible as to such portion and such
     covenants shall be immediately amended
     and reformed to include only such
     covenants as are deemed reasonable and
     enforceable by the court having
     jurisdiction over this Lease to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the parties agree that such covenants as so amended and reformed, shall be valid and binding as through the invalid or unenforceable portion has not been included therein.

          The provisions of this Section
     11.5.4 shall survive the termination of
     the Lease and any satisfaction of the
     Lease Obligations in connection
     therewith or subsequent thereto.  The
     parties hereto acknowledge and agree
     that any Purchaser may enforce the
     provisions of this Section 11.5.4 as a
     third party beneficiary.

          11.5.5 INTENTIONALLY DELETED.

          11.5.6 INTENTIONALLY DELETED.

          11.5.7 INTENTIONALLY DELETED.

          11.5.8 ERISA.  Lessee shall not
     establish or permit any Sublessee to
     establish any new pension or defined
     benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of Lessor (which consent shall not be unreasonably withheld) to the amount of the aggregate past service liability thereby created.

          11.5.9 FORGIVENESS OF INDEBTEDNESS.
     Lessee will not waive, or permit any
     Sublessee or Manager which is an
     Affiliate to waive any debt or claim,
     except in the ordinary course of its
     business.

          11.5.10        VALUE OF ASSETS.
     Except as disclosed in the financial
     statements provided to Lessor as of the
     date hereof, Lessee will not write up
     (by creating an appraisal surplus or
     otherwise) the value of any assets of
     Lessee above their cost to Lessee, less
     the depreciation regularly allowable
     thereon.

          11.5.11        CHANGES IN FISCAL
     YEAR AND ACCOUNTING PROCEDURES.  Upon
     notice to Lessor, Lessee may (a) change
     its fiscal year or capital structure or
     (b) change, alter, amend or in any
     manner modify in accordance with GAAP
     any of its current accounting procedures related to the method of revenue recognition, billing procedures or determinations of doubtful accounts or bad debt expenses or permit any of its Subsidiaries to so change its fiscal year, provided that, in the event of such change, modification or alteration,
     Lessee and Lessor shall make such
     adjustments to the calculation of
     Additional Rent and the financial
     covenants contained herein as Lessor
     shall reasonably require to make the
     same consistent in result with the
     calculation thereof immediately prior to such change, modification or alteration.


                 ARTICLE 12

           INSURANCE AND INDEMNITY

     12.1 GENERAL INSURANCE REQUIREMENTS.
During the Term of this Lease and thereafter until Lessee surrenders the Leased Property in the manner required by this Lease, Lessee shall at its sole cost and expense keep the Leased Property, the Tangible Personal
Property located thereon and the business operations conducted on the Leased Property insured as set forth below.

          12.1.1 TYPES AND AMOUNTS OF
     INSURANCE.  Lessee's insurance shall
     include the following:

               (a)  property loss and
         physical damage insurance on an all-
         risk basis (with only such
         exceptions as Lessor may in its
         reasonable discretion approve)
         covering the Leased Property
         (exclusive of Land) for its full
         replacement cost, which cost shall
         be reset once a year at Lessor's
         option, with an agreed-amount
         endorsement and a deductible not in
         excess of TWENTY FIVE THOUSAND
         DOLLARS ($25,000).  Such insurance
         shall include, without limitation,
         the following coverages: (i)
         increased cost of construction,
         (ii) cost of demolition, (iii) the
         value of the undamaged portion of
         the Facility and (iv) contingent
         liability from the operation of
         building laws, less exclusions
         provided in the normal "All Risk"
         insurance policy.  During any
         period of construction, such
         insurance shall be on a builder's-
         risk, completed value, non-
         reporting form (including all risk
         and extended coverage, collapse,
         cost of demolition, increased cost
         of construction and value of
         undamaged portion of the
         improvements protection) with
         permission to occupy;

               (b)  flood insurance (if the
         Leased Property or any portion
         thereof is situated in an area
         which is considered a flood risk
         area by the U.S. Department of
         Housing and Urban Development or
         any future governmental authority
         charged with such flood risk
         analysis in the future) in limits
         reasonably acceptable to Lessor and
         subject to the availability of such
         flood insurance;

               (c)  boiler and machinery
         insurance (including related
         electrical apparatus and
         components) under a standard
         comprehensive form, providing
         coverage against loss or damage
         caused by explosion of steam
         boilers, pressure vessels or
         similar vessels, now or hereafter
         installed on the Leased Property,
         in limits acceptable to Lessor;
               (d)  earthquake insurance (if
         reasonably deemed necessary by
         Lessor) in limits and with
         deductibles acceptable to Lessor;

               (e)  environmental impairment
         liability insurance (if available
         on commercially reasonable terms
         and deemed reasonably necessary by
         Lessor) in limits and with
         deductibles acceptable to Lessor;

               (f)  From and after the
         Conversion Date: business
         interruption insurance in an amount
         equal to the annual Base Rent due
         hereunder plus the aggregate sum of
         the Impositions relating to the
         Leased Property due and payable
         during one year;

               (g)  comprehensive general
         public liability insurance
         including coverages commonly found
         in the Broad Form Commercial
         Liability Endorsements with amounts
         not less than FIVE MILLION DOLLARS
         ($5,000,000) per
         occurrence with respect to bodily
         injury and death and THREE MILLION
         DOLLARS ($3,000,000) for property
         damage and with all limits based
         solely upon occurrences at the
         Leased Property without any other
         impairment;

               (h)  From and after the
         Conversion Date: professional
         liability insurance in an amount
         not less than TEN MILLION DOLLARS
         ($10,000,000) for each medical
         incident;

               (i)  physical damage insurance
         on an all-risk basis (with only
         such exceptions as Lessor in its
         reasonable discretion shall
         approve) covering the Tangible
         Personal Property for the full
         replacement cost thereof and with a
         deductible not in excess of one
         percent (1%) of the full
         replacement cost thereof;

               (j)  From and after the
         Conversion Date and prior thereto
         with respect to Persons employed on
         the Leased Property or any portion
         thereof prior to the Conversion
         Date, "Workers' Compensation and
         Employers' Liability Insurance
         providing protection against all
         claims arising out of injuries to
         all employees of Lessee or of any
         Sublessee (employed on the Leased
         Property or any portion thereof) in
         amounts equal for Workers'
         Compensation, to the statutory
         benefits payable to employees in
         the State and for Employers'
         Liability, to limits of not less
         than ONE HUNDRED THOUSAND DOLLARS
         ($100,000) for injury by accident,
         ONE HUNDRED THOUSAND DOLLARS
         ($100,000) per employee for disease
         and FIVE HUNDRED THOUSAND DOLLARS
         ($500,000) disease policy limit;

               (k)  subsidence insurance (if
         deemed necessary by Lessor) in
         limits acceptable to Lessor; and
               (l)  such other insurance as
         Lessor from time to time may
         reasonably require and also, as may
         from time to time be required by
         applicable Legal Requirements
         and/or by any Fee Mortgagee.

         12.1.2 INSURANCE COMPANY
    REQUIREMENTS.  All such insurance
    required by this Lease or the other
    Lease Documents shall be issued and
    underwritten by insurance companies
    licensed to do insurance business by,
    and in good standing under the laws of,
    the State and which companies have and
    maintain a rating of A:X or better by
    A.M. Best Co.

         12.1.3 POLICY REQUIREMENTS.  Every
    policy of insurance from time to time
    required under this Lease or any of the
    other Lease Documents (other than
    worker's compensation) shall name Lessor as owner, loss payee, secured party (to the extent applicable) and additional named insured as its interests may appear. If an insurance policy covers properties other than the Leased
    Property, then Lessor shall be so named
    with respect only to the Leased
    Property.  Each such policy, where
    applicable or appropriate, shall:

               (a)  include an agreed amount
         endorsement and loss payee,
         additional named insured and
         secured party endorsements, in
         forms acceptable to Lessor in its
         reasonable discretion;

               (b)  include mortgagee,
         secured party, loss payable and
         additional named insured
         endorsements reasonably acceptable
         to each Fee Mortgagee;

               (c)  provide that the
         coverages may not be cancelled or
         materially modified except upon
         thirty (30) days' prior written
         notice to Lessor and any Fee
         Mortgagee;

               (d)  be payable to Lessor and
         any Fee Mortgagee notwithstanding
         any defense or claim that the
         insurer may have to the payment of
         the same against any other Person
         holding any other interest in the
         Leased Property;

               (e)  be endorsed with standard
         noncontributory clauses in favor of
         and in form reasonably acceptable
         to Lessor and any Fee Mortgagee;

               (f)  expressly waive any right
         of subrogation on the part of the
         insurer against Lessor, any Fee
         Mortgagee or the Leasing Group; and

               (g)  otherwise be in such
         forms as shall be reasonably
         acceptable to Lessor.

         12.1.4 NOTICES; CERTIFICATES AND
    POLICIES. Lessee shall promptly provide to Lessor copies of any and all notices
    (including notice of non-renewal),
    claims and demands which Lessee receives from insurers of the Leased Property.
    At least ten (10) days prior to the
    expiration of any insurance policy
    required hereunder, Lessee shall deliver to Lessor certificates and evidence of insurance relating to all renewals and replacements thereof, together with evidence, satisfactory to Lessor, of payment of the premiums thereon. Lessee shall deliver to Lessor original counterparts or copies certified by the insurance company to be true and complete copies, of all insurance policies required hereunder not later than ten (10) days after receipt thereof by Lessee. Lessee shall use its best efforts to obtain such counterparts or copies within ninety (90) days after the effective date of each such policy.

         12.1.5 LESSOR'S RIGHT TO PLACE
    INSURANCE.  If Lessee shall fail to
    obtain any insurance policy required
    hereunder by Lessor, or shall fail to
    deliver the certificate and evidence of
    insurance relating to any such policy to Lessor, or if any insurance policy required hereunder (or any part thereof) shall expire or be cancelled or become void or voidable by reason of any breach of any condition thereof, or if Lessor reasonably determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote any such policy, upon demand by Lessor, Lessee shall promptly but in any event in not more than ten (10) days thereafter obtain new or additional insurance coverage on the Leased
    Property, or for those risks required
    to be insured by the provisions hereof,
    satisfactory to Lessor, and, in the
    event Lessee fails to perform its
    obligations under this Section and at
    its option, Lessor may obtain such
    insurance and pay the premium or
    premiums therefor; in which event, any
    amount so paid or advanced by Lessor and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses and court costs), shall be a demand obligation of Lessee to Lessor, payable as an Additional Charge.

         12.1.6 PAYMENT OF PROCEEDS.  All
    insurance policies required hereunder
    (except for general public liability,
    professional liability and workers'
    compensation and employers liability
    insurance) shall provide that in the
    event of loss, injury or damage, subject to the rights of any Fee Mortgagee, all proceeds shall be paid to Lessor alone
    (rather than jointly to Lessee and
    Lessor). Lessor is hereby authorized to adjust and compromise any such loss with the consent of Lessee or, following any Lease Default, whether or not cured, without the consent of Lessee, and to collect and receive such proceeds in the name of Lessor and Lessee, and Lessee appoints Lessor (or any agent designated by Lessor) as Lessee's attorney-in-fact with full power of substitution, to endorse Lessee's name upon any check in payment thereof. Subject to the provisions of Article 13, such insurance proceeds shall be applied first toward reimbursement of all costs and expenses reasonably incurred by Lessor in collecting said insurance proceeds, then toward payment of the Lease Obligations or any portion thereof, which have not been paid when due and payable or within any applicable cure period, in such order as Lessor determines, and then in whole or in part toward restoration, repair or reconstruction of the Leased
    Property for which such insurance
    proceeds shall have been paid.

         12.1.7 IRREVOCABLE POWER OF
    ATTORNEY.  The power of attorney
    conferred on Lessor pursuant to the
    provisions of Section 12.1, being
    coupled with an interest, shall be
    irrevocable for as long as this Lease is in effect or any Lease Obligations are outstanding, shall not be affected by any disability or incapacity which
    Lessee may suffer and shall survive the
    same.  Such power of attorney, is
    provided solely to protect the interests of Lessor and shall not impose any duty on Lessor to exercise any such power, and neither Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

         12.1.8 BLANKET POLICIES.
    Notwithstanding anything to the contrary contained herein, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee and its Affiliates;
    provided, however, that the coverage
    afforded to Lessor shall not be reduced
    or diminished or otherwise be different
    from that which would exist under a
    separate policy meeting all other
    requirements of this Lease by reason of
    the use of such blanket policy of
    insurance, and provided, further that
    the requirements of Section 12.1 are
    otherwise satisfied.

         12.1.9 NO SEPARATE INSURANCE.
    Lessee shall not, on Lessee's own
    initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required hereunder to be furnished by Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless (a) all parties having an insurable interest in the subject matter of the insurance, including
    Lessor, are included therein as
    additional insureds and (b) losses are
    payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.

         12.1.10ASSIGNMENT OF UNEARNED
    PREMIUMS.  Lessee hereby assigns to
    Lessor all rights of Lessee in and to
    any unearned premiums on any insurance
    policy required hereunder to be
    furnished by Lessee which may become
    payable or are refundable after the
    occurrence of an Event of Default
    hereunder, which premium, upon receipt
    thereof, Lessor shall at Lessor's option apply toward the Lease Obligations or hold as security therefor. In the event that this Lease is terminated for any reason (other than the purchase of the Leased Property by Lessee), the insurance policies required to be maintained hereunder, including all right, title and interest of Lessee thereunder, shall become the absolute property of Lessor subject to any limitation on assignment provided for therein.

    12.2INDEMNITY.

         12.2.1 INDEMNIFICATION.  Except
    with respect to the gross negligence or
    wilful misconduct of Lessor or any of
    the other Indemnified Parties, as to
    which no indemnity is provided, Lessee
    hereby agrees to defend with counsel
    reasonably acceptable to Lessor, against all claims and causes of action and to indemnify and hold harmless Lessor and each of the other Indemnified Parties from and against all damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation) suffered by, or claimed or asserted against, Lessor or any of the other Indemnified Parties, directly or indirectly, by any Person other than a member of the Leasing Group who prevails in such claim or action based on, arising out of or resulting from (a) the use and occupancy of the Leased Property or any business conducted therein, (b) any act, fault, omission to act or misconduct by (i) any member of the Leasing Group, (ii) any Affiliate of
    Lessee or (iii) any employee, agent,
    licensee, business invitee, guest,
    customer, contractor or sublessee of any of the foregoing parties, relating to, directly or indirectly, the Leased
    Property, (c) any accident, injury or
    damage whatsoever caused to any Person,
    including, without limitation, any claim of malpractice, or to the property of any Person in or about the Leased
    Property or outside of the Leased
    Property where such accident, injury or
    damage results or is claimed to have
    resulted from any act, fault, omission
    to act or misconduct by any member of
    the Leasing Group or any Affiliate of
    Lessee or any employee, agent, licensee, contractor or sublessee of any of the foregoing parties, (d) any Lease
    Default, (e) any claim brought or
    threatened against Lessor by

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

    any member of the Leasing Group or by
    any other Person on account of (i)
    Lessor's relationship with any member of the Leasing Group pertaining in any way to the Leased Property and/or the transaction evidenced by the Lease
    Documents and/or (ii) Lessor's
    negotiation of, entering into and/or
    performing any of its obligations and/or exercising any of its right and remedies under any of the Lease Documents,
    (f) any attempt by any member of the
    Leasing Group or any Affiliate of Lessee to transfer or relocate any of the Permits to any location other than the Leased Property, (g) any liability, imposition, fine, interest, penalty, assessment, or required escrow or other amounts expended by any of the Indemnified Parties in connection with or as a result of any violation of, or failure to comply with, Ordinance 96-52 of the City of Ogden, Utah, passed
    October 22, 1996, and/or (h) the
    enforcement of this indemnity.  Any
    amounts which become payable by Lessee
    under this Section 12.2.1 shall be a
    demand obligation of Lessee to Lessor,
    payable as an Additional Charge.  The
    indemnity provided for in this Section
    12.2.1 shall survive any termination of
    this Lease.

         12.2.2 INDEMNIFIED PARTIES.  As
    used in this Lease the term "Indemnified
    Parties" shall mean the Meditrust
    Entities, any Fee Mortgagee and their
    respective successors, assigns,
    employees, servants, agents, attorneys,
    officers, directors, shareholders,
    partners and owners.

         12.2.3 LIMITATION ON LESSOR
    LIABILITY.  Neither Lessor nor any
    Affiliate of Lessor shall be liable to
    any member of the Leasing Group or any
    Affiliate of any member of the Leasing
    Group, or to any other Person whatsoever for any damage, injury, loss, compensation, or claim (including, but not limited to, any claim for the interruption of or loss to any business conducted on the Leased Property) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, the following: (a) repairs to the Leased Property, (b) interruption in use of the Leased Property; (c) any accident or damage resulting from the use or operation of the Leased Property or any business conducted thereon; (d) the termination of this Lease by reason of Casualty or Condemnation, (e) any fire, theft or other casualty or crime,
    (f) the actions, omissions or misconduct of any other Person, (g) damage to any property, or (h) any damage from the flow or leaking of water, rain or snow.
    All Tangible Personal Property and the
    personal property of any other Person on the Leased Property shall be at the sole risk of Lessee and Lessor shall not in any manner be held responsible therefor
    (except in the event of loss caused by
    the gross negligence or willful
    misconduct of Lessor).  Notwithstanding
    the foregoing, Lessor shall not be
    released from liability for any injury,
    loss, damage or liability suffered by
    Lessee to the extent caused directly by
    the gross negligence or willful
    misconduct of Lessor, its servants,
    employees or agents acting within the
    scope of their authority on or about the Leased Property or in regards to the Lease; provided, however, that in no event shall Lessor, its servants, employees or agents have any liability based on any loss for any indirect or consequential damages.

         12.2.4 RISK OF LOSS.  During the
    Term of this Lease, the risk of loss or
    of decrease in the enjoyment and
    beneficial use of the Leased Property in consequence of any damage or

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

    destruction thereof by fire, the
    elements, casualties, thefts, riots,
    wars or otherwise, or in consequence of
    foreclosures, levies or executions  of
    Liens (other than those created by
    Lessor in accordance with the provisions of Article 20) is assumed by Lessee and, in the absence of the gross negligence or willful misconduct as set forth in
    Section 12.2.3, Lessor shall in no event be answerable or accountable therefor
    (except for the obligation to account
    for insurance proceeds and Awards to the extent provided for in Articles 13 and
    14) nor shall any of the events
    mentioned in this Section entitle Lessee to any abatement of Rent (except for an abatement, if any, as specifically provided for in Section 3.7).


                 ARTICLE 13

              FIRE AND CASUALTY

    13.1RESTORATION FOLLOWING FIRE OR OTHER
         CASUALTY.

         13.1.1 FOLLOWING FIRE OR CASUALTY.
    In the event of any damage or
    destruction to the Leased Property by
    reason of fire or other hazard or
    casualty (a "Casualty"), Lessee shall
    give immediate written notice thereof to Lessor and, subject to the terms of this
    Article 13 and any applicable Legal
    Requirements, Lessee shall proceed with
    reasonable diligence, in full compliance with all applicable Legal Requirements, to perform such repairs, replacement and reconstruction work (referred to herein as the "Work") to restore the Leased
    Property to the condition it was in
    immediately prior to such damage or
    destruction and to a condition adequate
    to operate the Facility for the Primary
    Intended Use and, if applicable, the
    Other Permitted Uses and in compliance
    with applicable Legal Requirements.  All
    Work shall be performed and completed in accordance with all applicable Legal
    Requirements and the other requirements
    of this Lease within one hundred and
    twenty (120) days following the
    occurrence of the damage or destruction
    plus a reasonable time to compensate for Unavoidable Delays (including for the purposes of this Section, delays in obtaining Permits and in adjusting insurance losses), but in no event beyond two-hundred and seventy (270) days following the occurrence of the Casualty.

         13.1.2 PROCEDURES.  In the event
    that any Casualty results in
    non-structural damage to the Leased
    Property in excess of FIFTY THOUSAND
    DOLLARS ($50,000) or in any structural
    damage to the Leased Property,
    regardless of the extent of such
    structural damage, prior to commencing
    the Work, Lessee shall comply with the
    following requirements:

               (a)  Lessee shall furnish to
         Lessor complete plans and
         specifications for the Work
         (collectively and as the same may
         be modified and amended from time
         to time pursuant to the terms
         hereof, the "Plans and
         Specifications"), for Lessor's
         approval, in each instance, which
         approval shall not be unreasonably
         withheld.  The Plans and
         Specifications shall bear the
         signed approval thereof by an
         architect, licensed

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

         to do business in the State,
         reasonably satisfactory to Lessor
         (in the event Lessor reasonably
         determines that the Work is of a
         nature for which the involvement of
         an architect is appropriate) and
         shall be accompanied by a written
         estimate from the architect,
         bearing the architect's seal, of
         the entire cost of completing the
         Work, and to the extent feasible,
         the Plans and Specifications shall
         provide for Work of such nature,
         quality and extent, that, upon the
         completion thereof, the Leased
         Property shall be at least equal in
         value and general utility to its
         value and general utility prior to
         the Casualty and shall be adequate
         to operate the Leased Property for
         the Primary Intended Use and, if
         applicable, the Other Permitted
         Uses;

               (b)  Lessee shall furnish to
         Lessor certified or photostatic
         copies of all Permits and Contracts
         required by all applicable Legal
         Requirements in connection with the
         commencement and conduct of the
         Work to the extent the same can be
         secured in the ordinary course
         prior to the commencement of
         construction;

               (c)  Lessee shall furnish to
         Lessor a cash deposit or a payment
         and performance bond sufficient to
         pay for completion of and payment
         for the Work in an amount not less
         than the architect's estimate of
         the entire cost of completing the
         Work, less the amount of property
         insurance proceeds (net of costs
         and expenses incurred by Lessor in
         collecting the same), if any, then
         held by Lessor and which Lessor
         shall be required to apply toward
         restoration of the Leased Property
         as provided in Section 13.2;

               (d)  Lessee shall furnish to
         Lessor such insurance with respect
         to the Work (in addition to the
         insurance required under Section
         12.1 hereof) in such amounts and in
         such forms as is reasonably
         required by Lessee; and

               (e)  Lessee shall not commence
         any of the Work until Lessee shall
         have complied with the requirements
         set forth in clauses (a) through
         (d) immediately above, as
         applicable, and, thereafter, Lessee
         shall perform the Work diligently,
         in a good and workmanlike fashion
         and in good faith in accordance
         with (i) the Plans and
         Specifications referred to in
         clause (a) immediately above, (ii)
         the Permits and Contracts referred
         to in clause (b) immediately above
         and (iii) all applicable Legal
         Requirements and other requirements
         of this Lease; provided, however,
         that in the event of a bona fide
         emergency during which Lessee is
         unable to contact the appropriate
         representatives of Lessor, Lessee
         may commence such Work as may be
         necessary in order to address such
         emergency without Lessor's prior
         approval, as long as Lessee
         immediately thereafter advises
         Lessor of such emergency and the
         nature and scope of the Work
         performed and obtains Lessor's
         approval of the remaining Work to
         be completed.

         13.1.3 DISBURSEMENT OF INSURANCE
    PROCEEDS.  If, as provided in Section
    13.2, Lessor is required to apply any
    property insurance proceeds toward
    repair or restoration of the Leased
    Property, then as long as the Work is
    being diligently performed by Lessee in
    accordance with the terms and conditions of this Lease, Lessor shall disburse such insurance proceeds from time to time during the course of the Work in accordance with and subject to satisfaction of the following provisions and conditions. Lessor shall not be required to make disbursements more often than at thirty (30) day intervals.
    Lessee shall submit a written request
    for each disbursement at least ten (10)
    Business Days in advance and shall
    comply with the following requirements
    in connection with each disbursement:

               (a)  Prior to the commencement
         of any Work, Lessee shall have
         received Lessor's written approval
         of the Plans and Specifications
         (which approval shall not be
         unreasonably withheld) and the Work
         shall be supervised by an
         experienced construction manager
         with the consultation of an
         architect or engineer qualified and
         licensed to do business in the
         State (in the event Lessor
         reasonably determines that the Work
         is of a nature for which the
         involvement of such architect or
         engineer is appropriate).  Lessee
         shall not make any changes in, and
         shall not permit any changes in,
         the quality of the materials to be
         used in the Work, the Plans and
         Specifications or the Work, whether
         by change order or otherwise,
         without the prior written consent
         of Lessor, in each instance (which
         consent may be withheld in Lessor's
         sole and absolute discretion);
         provided, however, that such
         consent shall not be required for
         any individual change which has
         been approved by the architect,
         which does not materially affect
         the structure or exterior of the
         Facility, and the cost of which
         does not exceed TEN THOUSAND
         DOLLARS ($10,000) or which changes,
         in the aggregate, do not exceed ONE
         HUNDRED THOUSAND DOLLARS ($100,000)
         in cost.  Notwithstanding the
         foregoing, prior to making any
         change in Plans and Specifications,
         copies of all change orders shall
         be submitted by Lessee to Lessor
         and Lessee shall also deliver to
         Lessor evidence satisfactory to
         Lessor, in its reasonable
         discretion, that all necessary
         Permits and/or Contracts required
         by any Governmental Authority in
         connection therewith have been
         obtained or entered into, as the
         case may be.

               (b)  Each request for payment
         shall be accompanied by (x) a
         certificate of the architect or
         engineer, bearing the architect's
         or engineer's seal, and (y) a
         certificate of the general
         contractor, qualified and licensed
         to do business in the State, that
         is performing the Work
         (collectively, the "Work
         Certificates"), each dated not more
         than ten (10) days prior to the
         application for withdrawal of
         funds, and each stating:

                   (i)  that all of the Work
                    performed as of the date
                    of the certificates has
                    been completed in
                    compliance with the
                    approved Plans and
                    Specifications,
                    applicable Contracts and
                    all applicable Legal
                    Requirements;

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

                   (ii) that the sum then
                    requested to be withdrawn
                    has been paid by Lessee
                    or is justly due to
                    contractors,
                    subcontractors,
                    materialmen, engineers,
                    architects or other
                    Persons, whose names and
                    addresses shall be stated
                    therein, who have
                    rendered or furnished
                    certain services or
                    materials for the Work,
                    and the certificate shall
                    also include a brief
                    description of such
                    services and materials
                    and the principal
                    subdivisions or
                    categories thereof and
                    the respective amounts so
                    paid or due to each of
                    said Persons in respect
                    thereof and stating the
                    progress of the Work up
                    to the date of said
                    certificate;

                   (iii)     that the sum
                    then requested to be
                    withdrawn, plus all sums
                    previously withdrawn,
                    does not exceed the cost
                    of the Work insofar as
                    actually accomplished up
                    to the date of such
                    certificate;

                   (iv) that the remainder
                    of the funds held by
                    Lessor will be sufficient
                    to pay for the full
                    completion of the Work in
                    accordance with the Plans
                    and Specifications;

                   (v)  that no part of the
                    cost of the services and
                    materials described in
                    the applicable Work
                    Certificate has been or
                    is being made the basis
                    of the withdrawal of any
                    funds in any previous or
                    then pending application;
                    and

                   (vi) that, except for the
                    amounts, if any,
                    specified in the
                    applicable Work
                    Certificate  to be due
                    for services and
                    materials, there is no
                    outstanding indebtedness
                    known, after due inquiry,
                    which is then due and
                    payable for work, labor,
                    services or materials in
                    connection with the Work
                    which, if unpaid, might
                    become the basis of a
                    vendor's, mechanic's,
                    laborer's or
                    materialman's statutory
                    or other similar Lien
                    upon the Leased Property.

               (c)  Lessee shall deliver to
         Lessor satisfactory evidence that
         the Leased Property and all
         materials and all property
         described in the Work Certificates
         are free and clear of Liens, except
         (i) Liens, if any, securing
         indebtedness due to Persons (whose
         names and addresses and the several
         amounts due them shall be stated
         therein) specified in an applicable
         Work Certificate, which Liens shall
         be discharged upon disbursement of
         the funds then being requested or
         duly contested in accordance with
         the terms of this Lease Agreement,
         (ii) any Fee Mortgage and (iii) the
         Permitted Encumbrances.  Lessor
         shall accept as satisfactory
         evidence of

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

         the foregoing lien waivers in
         customary form from the general
         contractor and all subcontractors
         performing the Work, together with
         an endorsement of its title
         insurance policy (relating to the
         Leased Property) in form acceptable
         to Lessor, dated as of the date of
         the making of the then current
         disbursement, confirming the
         foregoing.

               (d)  If the Work involves
         alteration or restoration of the
         exterior of any Leased Improvement
         that changes the footprint of any
         Leased Improvement, Lessee shall
         deliver to Lessor, upon the request
         of Lessor, an "as-built" survey of
         the Leased Property dated as of a
         date within ten (10) days prior to
         the making of the first and final
         advances (or revised to a date
         within ten (10) days prior to each
         such advance) showing no
         encroachments other than such
         encroachments, if any, by the
         Leased Improvements upon or over
         the Permitted Encumbrances as are
         in existence as of the date hereof.

               (e)  Lessee shall deliver to
         Lessor (i) an opinion of counsel
         (satisfactory to Lessor both as to
         counsel and as to the form of
         opinion) prior to the first advance
         opining that all necessary Permits
         for the repair, replacement and/or
         restoration of the Leased Property
         which can be obtained in the
         ordinary course as of said date
         have been obtained and  that the
         Leased Property, if repaired,
         replaced or rebuilt in accordance,
         in all material respects, with the
         approved Plans and Specifications
         and such Permits, shall comply with
         all applicable Legal Requirements
         subject to such limitations as may
         be imposed on such opinion under
         local law and (ii) if applicable,
         an architect's certificate
         (satisfactory to Lessor both as to
         the architect and as to the form of
         the certificate) prior to the final
         advance, certifying that the Leased
         Property was repaired, replaced or
         rebuilt in accordance, in all
         material respects, with the
         approved Plans and Specifications
         and complies with all applicable
         Legal Requirements, including,
         without limitation, all Permits
         referenced in the foregoing clause
         (i).

               (f)  There shall be no Lease
         Default or any state of facts or
         circumstance existing which, with
         the giving of notice and/or the
         passage of time, would constitute
         any Lease Default.

    Lessor, at its option, may waive any of
    the foregoing requirements in whole or
    in part in any instance.  Upon
    compliance by Lessee with the foregoing
    requirements (except for such
    requirements, if any, as Lessor may have expressly elected to waive), and to the extent of (x) the insurance proceeds, if any, which Lessor may be required to apply to restoration of the Leased
    Property pursuant to the provisions of
    this Lease and (y) all other cash
    deposits made by Lessee, Lessor shall
    make available for payment to the
    Persons named in the Work Certificate
    the respective amounts stated in said
    certificate(s) to be due, subject to a
    retention of ten percent (10%) as to all hard costs of the Work (the
    "Retainage"). It is understood that the Retainage is intended to provide a contingency fund to assure Lessor that the Work shall be

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

    fully completed in accordance with the
    Plans and Specifications and the
    requirements of Lessor.  Upon the full
    and final completion of all of the Work
    in accordance with the provisions
    hereof, the Retainage shall be made
    available for payment to  those Persons
    entitled thereto.

    Upon completion of the Work, and as a
    condition precedent to making any
    further advance, in addition to the
    requirements set forth above, Lessee
    shall promptly deliver to Lessor:
              (i)  if applicable, written
               certificates of the architect
               or engineer, bearing the
               architect's or engineer's
               seal, and the general
               contractor, certifying that
               the Work has been fully
               completed in a good and
               workmanlike manner in material
               compliance with the Plans and
               Specifications and all
               applicable Legal Requirements;

              (ii) an endorsement of its
               title insurance policy
               (relating to the Leased
               Property) in form reasonably
               acceptable to Lessor insuring
               the Leased Property against
               all mechanic's and
               materialman's liens
               accompanied by the final lien
               waivers from the general
               contractor and all
               subcontractors;

              (iii)     a certificate by
               Lessee in form and substance
               reasonably satisfactory to
               Lessor, listing all costs and
               expenses in connection with
               the completion of the Work and
               the amount paid by Lessee with
               respect to the Work; and

              (iv) a temporary certificate
               of occupancy (if obtainable)
               and all other applicable
               Permits and Contracts issued
               by or entered into with any
               Governmental Authority with
               respect to the Primary
               Intended Use not already
               delivered to Lessor and, to
               the extent applicable, the
               Other Permitted Uses and by
               the appropriate Board of Fire
               Underwriters or other similar
               bodies acting in and for the
               locality in which the Leased
               Property is situated with
               respect to the Facility;
               provided, that within thirty
               (30) days after completion of
               the Work, Lessee shall obtain
               and deliver to Lessor a
               permanent certificate of
               occupancy for the Leased
               Property, subject to seasonal
               delays.

         Upon completion of the Work and
    delivery of the documents required
    pursuant to the provisions of this
    Section 13.1, Lessor shall pay the
    Retainage to Lessee or to those Persons
    entitled thereto and if there shall be
    insurance proceeds or cash deposits,
    other than the Retainage, held by Lessor in excess of the amounts disbursed pursuant to the foregoing provisions, then provided that no Lease Default has occurred and is continuing, nor any state of facts or circumstances which, with the giving of notice and/or the passage of time would constitute a Lease
    Default, Lessor shall pay over such
    proceeds or cash deposits to Lessee.

         No inspections or any approvals of
    the Work during or after construction
    shall constitute a warranty or
    representation by Lessor, or
    any of its agents or Consultants, as to
    the technical sufficiency, adequacy or
    safety of any structure or any of its
    component parts, including, without
    limitation, any fixtures, equipment or
    furnishings, or as to the subsoil
    conditions or any other physical
    condition or feature pertaining to the
    Leased Property.  All acts, including
    any failure to act, relating to Lessor
    are performed solely for the benefit of
    Lessor to assure the payment and
    performance of the Lease Obligations and are not for the benefit of Lessee or the benefit of any other Person.

    13.2DISPOSITION OF INSURANCE PROCEEDS.

         13.2.1 PROCEEDS TO BE RELEASED TO
    PAY FOR WORK.  In the event of any
    Casualty, except as provided for in
    Section 13.2.2, Lessor shall release
    proceeds of property insurance held by
    it to pay for the Work in accordance
    with the provisions and procedures set
    forth in this Article 13, only if:

               (a)  all of the terms,
         conditions and provisions of
         Sections 13.1 and 13.2.1 are
         satisfied;

               (b)  Lessee demonstrates to
         Lessor's satisfaction that Lessee
         has the financial ability to
         satisfy the Lease Obligations
         during such repair or restoration;
         and

               (c)  no Sublease material to
         the operation of the Facility
         immediately prior to such damage or
         taking shall have been cancelled or
         terminated, nor contain any still
         exercisable right to cancel or
         terminate, due to such Casualty if
         and to the extent that the income
         from such Sublease is necessary in
         order to avoid the violation of any
         of the financial covenants set
         forth in this Lease or otherwise to
         avoid the creation of an Event of
         Default.

    If a Fee Mortgagee prevents Lessor from
    releasing proceeds of property insurance notwithstanding the satisfaction of the foregoing requirements, Lessee shall have no obligation to restore the Casualty to which such proceeds pertain.

         13.2.2 PROCEEDS NOT TO BE RELEASED.
    If, as the result of any Casualty,  the
    Leased Property is damaged to the extent it is rendered Unsuitable For Its
    Primary Intended Use and if either:  (a)
    Lessee, after exercise of diligent
    efforts, cannot within a reasonable time
    (not in excess of ninety (90) days)
    obtain all necessary Permits in order to be able to perform all required Work and to again operate the Facility for its Primary Intended Use and, if applicable, the Other Permitted Uses within two hundred and seventy (270) days from the occurrence of the damage or destruction in substantially the manner as immediately prior to such damage or destruction or (b) such Casualty occurs during the last twenty-four (24) months of the Term and would reasonably require more than nine (9) months to obtain all Permits and complete the Work, then
    Lessee may either (i) acquire the Leased
    Property from Lessor for a purchase
    price equal to the greater of (x) the
    Meditrust Investment or (y) the Fair
    Market Value of the Leased Property
    minus the Fair Market Added Value, with
    the Fair Market Value and the Fair
    Market Added Value to be determined as
    of the day

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

    immediately prior to such Casualty and
    prior to any other Casualty which has
    not been fully repaired, restored or
    replaced, in which event, Lessee shall
    be entitled upon payment of the full
    purchase price to receive all property
    insurance proceeds (less any costs and
    expenses incurred by Lessor in
    collecting the same), or (ii) terminate
    this Lease, in which event (subject to
    the provisions of the last sentence of
    this Section 13.2.2) Lessor shall be
    entitled to receive and retain the
    insurance proceeds; provided, however,
    that Lessee shall only have such right
    of termination effective upon payment to Lessor of all Rent and other sums due under this Lease and the other Lease
    Documents through the date of
    termination plus an amount, which when
    added to the sum of (1) the Fair Market
    Value of the Leased Property as affected by all unrepaired or unrestored damage due to any Casualty (and giving due regard for delays, costs and expenses incident to completing all repair or restoration required to fully repair or restore the same) plus (2) the amount of insurance proceeds actually received by
    Lessor (net of costs and expenses
    incurred by Lessor in collecting the
    same) equals (3) the greater of the
    Meditrust Investment or the Fair Market
    Value of the Leased Property minus the
    Fair Market Added Value, with the Fair
    Market Value and the Fair Market Added
    Value to be determined as of the day
    immediately prior to such Casualty and
    prior to any other Casualty which has
    not been fully repaired.  Any
    acquisition of the Leased Property
    pursuant to the terms of this Section
    13.2.2 shall be consummated in
    accordance with the provisions of
    Article 18, mutatis, mutandis.  If such
    termination becomes effective, Lessor
    shall assign to Lessee any outstanding
    insurance claims and, at Lessee's
    expense, shall cooperate in Lessee's
    efforts to secure the same.  In the
    event this Lease is terminated pursuant
    to the provisions of this Section 13.2.2 and the insurance proceeds received by Lessor in connection therewith (net of costs and expenses incurred in obtaining such proceeds) exceeds one hundred fifteen percent (115%) of the Fair
    Market Value of the Leased Premises at
    the time of such termination, Lessor
    shall pay to Lessee fifty percent (50%)
    of the amount of such excess.

    13.3TANGIBLE PERSONAL PROPERTY.  All
insurance proceeds payable by reason of any loss of or damage to any of the Tangible
Personal Property shall be paid to Lessor as secured party, subject to the rights of the holders of any Permitted Prior Security
Interests, and, thereafter, provided that no Lease Default, nor any fact or circumstance which with the giving of notice and/or the passage of time could constitute a Lease
Default, has occurred and is continuing, Lessor shall pay such insurance proceeds to Lessee to reimburse Lessee for the cost of repairing or replacing the damaged Tangible
Personal Property, subject to the terms and conditions set forth in the other provisions of this Article 13, mutatis mutandis.

    13.4RESTORATION OF CERTAIN IMPROVEMENTS
AND THE TANGIBLE PERSONAL PROPERTY.  If
Lessee is required or elects to restore the Facility, Lessee shall either (a) restore (i) all alterations and improvements to the Leased Property made by Lessee and (ii) the Tangible Personal Property or (b) replace such alterations and improvements and the Tangible Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased
Property provided, however, that Lessee shall be obligated to so restore or replace the Tangible Personal Property only to the extent desirable for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

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

    13.5NO ABATEMENT OF RENT.  In no event
shall any Rent abate as a result of any
Casualty except as expressly provided in
Section 3.7.

    13.6TERMINATION OF CERTAIN RIGHTS.  Any
termination of this Lease pursuant to this
Article 13 shall cause any right of Lessee to extend the Term of this Lease granted to Lessee herein and any right of Lessee to purchase the Leased Property contained in this Lease to be terminated and to be without further force or effect.

    13.7WAIVER.  Lessee hereby waives any
statutory rights of termination which may arise by reason of any damage or destruction to the Leased Property due to any Casualty which Lessee is obligated to restore or may restore under any of the provisions of this Lease.

    13.8APPLICATION OF RENT LOSS AND/OR
BUSINESS INTERRUPTION INSURANCE. Lessor shall direct all proceeds of rent loss and/or business interruption insurance
(collectively, "Rent Insurance Proceeds") to be paid to Lessee, provided no fact or circumstance exists which constitutes, or with notice, or passage of time, or both, would constitute, a Lease Default pertaining to the Facility or the Leased Property. If a Lease Default or such fact or circumstance exists, Lessor may rescind such direction and apply all such insurance proceeds towards the Lease Obligations pertaining to the Facility or the Leased Property or hold such proceeds as security therefor.

    13.9OBLIGATION TO ACCOUNT.  Upon
Lessee's written request, which may not be made not more than once in any three (3) month period, Lessor shall provide Lessee with a written accounting of the application of all insurance proceeds received by Lessor.


                 ARTICLE 14

                CONDEMNATION

    14.1PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of the parties shall be determined by this Article 14.

    14.2TOTAL TAKING.  If there is a
permanent Taking of all or substantially all of the Leased Property, this Lease shall terminate on the Date of Taking. In the event this Lease is terminated pursuant to the provisions of this Section 14.2 and the Award received by Lessor in connection therewith (net of costs and expenses incurred in obtaining such Award) exceeds one hundred fifteen percent (115%) of the Fair Market
Value of the Leased Premises at the time of such termination, Lessor shall pay to Lessee fifty percent (50%) of the amount of such excess.

    14.3PARTIAL OR TEMPORARY TAKING.  If
there is a Permanent Taking of a portion of the Leased Property, or if there is a temporary Taking of all or a portion of the Leased Property, this Lease shall remain in effect so long as the Leased Property is not thereby rendered permanently Unsuitable For
Its Primary Intended Use or temporarily
Unsuitable For Its Primary Intended Use for a period not likely to, or which does not, exceed two hundred and seventy (270) days.
If, however, the Leased Property is thereby so

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

rendered permanently or temporarily
Unsuitable For Its Primary Intended Use: (a) if only rendered temporarily Unsuitable For
Its Primary Intended Use, Lessee shall have the right to restore the Leased Property, at its own expense (subject to the right under certain circumstances as provided for in
Section 14.5 to receive the net proceeds of an Award for reimbursement), to the extent possible, to substantially the same condition as existed immediately before the partial or temporary Taking or (b) Lessee shall have the right to acquire the Leased Property from Lessor (i) upon payment of all Rent due through the date that the purchase price is paid, for a purchase price equal to the greater of (x) the Meditrust Investment or
(y) the Fair Market Value of the Leased
Property minus the Fair Market Added Value, with the Fair Market Value of the Leased
Property and the Fair Market Added Value to be determined as of the day immediately prior to such partial or temporary Taking and (ii) in accordance with the terms and conditions set forth in Article 18; in which event, this Lease shall terminate upon payment of such purchase price and the consummation of such acquisition. Notwithstanding the foregoing,
Lessor may overrule Lessee's election under clause (a) or (b) and instead either (1) terminate this Lease (with no obligation on the part of Lessee to acquire the Leased
Property as a result thereof) as of the date when Lessee is required to surrender possession of the portion of the Leased
Property so taken if (X) such portion
comprises more than thirty percent (30%) of the Leased Property or of the residential building(s) located thereon or (Y) possession thereof is to be surrendered within two years of the expiration of the Term or (2) compel
Lessee to keep the Lease in full force and effect and to restore the Leased Property as provided in clause (a) above, but only if the Leased Property may be operated for at least eighty percent (80%) of the licensed unit capacity of the Facility in effect prior to the Taking. Lessee shall exercise its election under this Section 14.3 by giving
Lessor notice thereof ("Lessee's Election
Notice") within sixty (60) days after Lessee receives notice of the Taking. Lessor shall exercise its option to overrule Lessee's election under this Section 14.3 by giving
Lessee notice of Lessor's exercise of its rights under Section 14.3 within thirty (30) days after Lessor receives Lessee's Election
Notice.  If, as the result of any such
partial or temporary Taking, this Lease is not terminated as provided above, Lessee shall be entitled to an abatement of Rent, but only to the extent, if any, provided for in Section 3.7, effective as of the date upon which the Leased Property is rendered
Unsuitable For Its Primary Intended Use.

    14.4RESTORATION.  If there is a partial
or temporary Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 14.3, Lessee shall accomplish all necessary restoration and
Lessor shall release the net proceeds of such Award to reimburse Lessee for the actual reasonable costs and expenses thereof, subject to all of the conditions and provisions set forth in Article 13 as though the Taking was a Casualty and the Award was insurance proceeds. If the cost of the restoration exceeds the amount of the Award
(net of costs and expenses incurred in
obtaining the Award), Lessee shall be
obligated to contribute any excess amount needed to restore the Facility or pay for such costs and expenses. To the extent that the cost of restoration is less than the amount of the Award (net of cost and expenses incurred in obtaining the Award), the remainder of the Award shall be retained by Lessor and Rent shall be abated as set forth in Section 3.7.

    14.5AWARD DISTRIBUTION.  In the event
Lessee completes the purchase of the Leased
Property, as described in Section 14.3, the entire Award shall, upon payment of the purchase price and all Rent and other sums due under this Lease and the other Lease
Documents, belong to Lessee and

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

Lessor agrees to assign to Lessee all of Lessor's rights thereto or, to the extent
Lessor has received payment of the Award, the amount of such payment shall be credited against the purchase price. In any other event, the entire Award (except for such portion thereof which the Condemner designates as allocable to Lessee's loss of business or Tangible Personal Property) shall belong to and be paid to Lessor.

    14.6CONTROL OF PROCEEDINGS.  Subject to
the rights of any Fee Mortgagee, unless and until Lessee completes the purchase of the Leased Property as provided in Section 14.3, all proceedings involving any Taking and the prosecution of claims arising out of any Taking against the Condemnor shall be conducted, prosecuted and settled by Lessor;
provided, however, that Lessor shall keep
Lessee apprised of the progress of all such proceedings and shall solicit Lessee's advice with respect thereto and shall give due consideration to any such advice. In addition, Lessee shall reimburse Lessor (as an Additional Charge) for all costs and expenses, including reasonable attorneys' fees, appraisal fees, fees of expert witnesses and costs of litigation or dispute resolution, in relation to any Taking, whether or not this Lease is terminated;
provided, however, if this Lease is
terminated as a result of a Taking, Lessee's obligation to so reimburse Lessor shall be diminished by the amount of the Award, if any, received by Lessor which is in excess of the Meditrust Investment.


                 ARTICLE 15

             PERMITTED CONTESTS

    15.1LESSEE'S RIGHT TO CONTEST.  To the
extent of the express references made to this
Article 15 in other Sections of this Lease, Lessee, any Sublessee or any Manager on their own or on Lessor's behalf (or in Lessor's name), but at their sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence (until the resolution thereof), the amount, validity or application, in whole or in part, of any Imposition, Legal
Requirement, the decision of any Governmental
Authority related to the operation of the Leased Property for its Primary Intended Use and/or, if applicable, any of the Other
Permitted Uses or any Lien or claim relating to the Leased Property not otherwise permitted by this Agreement; provided, that
(a) prior written notice of such contest is given to Lessor, (b) in the case of an unpaid
Imposition, Lien or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and/or compliance by any applicable member of the Leasing Group with the contested Legal
Requirement or other matter may be legally delayed pending the prosecution of any such proceeding without the occurrence or creation of any Lien, charge or liability of any kind against the Leased Property, (c) neither the Leased Property nor any rent therefrom would be in any immediate danger of being sold, forfeited, attached or lost as a result of such proceeding, (d) in the case of a Legal
Requirement, neither Lessor nor any member of the Leasing Group would be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (e) in the event that any such contest shall involve a sum of money or potential loss in excess of TWENTY
FIVE THOUSAND DOLLARS ($25,000), Lessee shall deliver to Lessor an Officer's Certificate and opinion of counsel, if Lessor deems the delivery of an opinion to be appropriate, certifying or opining, as the case may be, as to the validity of the statements set forth to the

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

effect set forth in clauses (b), (c) and (d), to the extent applicable, (f) Lessee shall give such cash security as may be demanded in good faith by Lessor to insure ultimate payment of any fine, penalty, interest or cost and to prevent any sale or forfeiture of the affected portion of the Leased Property by reason of such non-payment or non-compliance, (g) if such contest is finally resolved against Lessor or any member of the Leasing Group, Lessee shall promptly pay, as Additional Charges due hereunder, the amount required to be paid, together with all interest and penalties accrued thereon and/or comply (and cause any Sublessee and any Manager to comply) with the applicable Legal
Requirement, and (h) no state of facts or circumstance exists which constitutes, or with the passage of time and/or the giving of notice, could constitute a Lease Default;
provided, however, but without limiting any other right Lessee may have under the Lease
Documents to contest the payment of Rent, the provisions of this Article 15 shall not be construed to permit Lessee to contest the payment of Rent or any other sums payable by Lessee to Lessor under any of the Lease
Documents.  If such contest is finally
resolved in favor of Lessee, Lessee shall be entitled to any refund resulting therefrom.

    15.2LESSOR'S COOPERATION.  Lessor, at
Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, so long as the same does not expose Lessor to any civil or criminal liability, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein.

    15.3LESSEE'S INDEMNITY. Lessee, as more particularly provided for in Section 12.2, shall indemnify, defend (with counsel acceptable to Lessor) and save Lessor harmless against any liability, cost or expense of any kind, including, without limitation, attorneys' fees and expenses that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom and in the enforcement of this indemnification.


                 ARTICLE 16

                   DEFAULT

    16.1EVENTS OF DEFAULT.  Each of the
following shall constitute an "Event of
Default" hereunder and shall entitle Lessor to exercise its remedies hereunder and under any of the other Lease Documents:

         (a)    any failure of Lessee to pay
    any amount due hereunder or under any of the other Lease Documents within ten
    (10) days following the date when such
    payment was due;

         (b)    any failure in the
    observance or performance of any other
    covenant, term, condition or warranty
    provided in this Lease or any of the
    other Lease Documents, other than the
    payment of any monetary obligation and
    other than as specified in subsections
    (c) through (v) below (a "Failure to
    Perform"), continuing for thirty (30)
    days after the giving of notice by
    Lessor to Lessee specifying the nature
    of the Failure to Perform; except as to
    matters not susceptible to cure within
    thirty (30) days, provided that with
    respect to such matters, (i) Lessee
    commences the cure thereof within thirty
    (30) days after the giving of such
    notice by Lessor to Lessee, (ii) Lessee continuously prosecutes such cure to completion, (iii) such cure is completed within

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

    one hundred twenty (120) days after the
    giving of such notice by Lessor to
    Lessee and (iv) such Failure to Perform
    does not impair the value of, or
    Lessor's rights with respect to, the
    Leased Property or otherwise impair the
    Collateral or Lessor's security interest therein;

         (c)    the occurrence of any
    default or breach of condition
    continuing beyond the expiration of the
    applicable notice and grace periods, if
    any, under any of the other Lease
    Documents, including, without
    limitation, the Agreement Regarding
    Related Transactions;

         (d)    if any representation,
    warranty or statement contained herein
    or in any of the other Lease Documents
    proves to be untrue in any material
    respect as of the date when made or at
    any time during the Term if such
    representation or warranty is a
    continuing representation or warranty
    pursuant to Section 10.2;

         (e)    if any member of the Leasing
    Group shall (i) voluntarily be
    adjudicated a bankrupt or insolvent,
    (ii) seek or consent to the appointment
    of a receiver or trustee for itself or
    for the Leased Property, (iii) file a
    petition seeking relief under the
    bankruptcy or other similar laws of the
    United States, any state or any
    jurisdiction, (iv) make a general
    assignment for the benefit of creditors,
    (v) make or offer a composition of its
    debts with its creditors or (vi) be
    unable to pay its debts as such debts
    mature;

         (f)    if any court shall enter an
    order, judgment or decree appointing,
    without the consent of any member of the Leasing Group, a receiver or trustee for such member or for any of its property and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;

         (g)    if a petition is filed
    against any member of the Leasing Group
    which seeks relief under the bankruptcy
    or other similar laws of the United
    States, any state or any other
    jurisdiction, and such petition is not
    dismissed within ninety (90) days after
    it is filed;

         (h)    in the event that:

         i.     all or any portion of the
                 interest of any partner,
                 shareholder, member in any
                 member of the Leasing Group
                 (other than Guarantor)
                 shall be, on any one or
                 more occasions, directly or
                 indirectly, sold, assigned,
                 hypothecated or otherwise
                 transferred (whether by
                 operation of law or
                 otherwise), if such member
                 of the Leasing Group shall
                 be a partnership, joint
                 venture, syndicate or other
                 group, without the prior
                 written consent of Lessor,
                 in each instance, which
                 consent may be withheld by
                 Lessor in its reasonable
                 discretion with respect to
                 a sale, assignment,
                 hypothecation or other
                 transfer to a
                 Meditrust/Emeritus
                 Transaction Affiliate and
                 in all other cases, in its
                 sole and absolute
                 discretion;

         ii.    the shares of the issued
                 and outstanding capital
                 stock of any member of the
                 Leasing Group (other than
                 Guarantor) shall be, on any
                 one or more occasions,
                 directly or indirectly,
                 sold, assigned,
                 hypothecated or otherwise
                 transferred (whether by
                 operation of law or
                 otherwise), if such member
                 of the Leasing Group shall
                 be a corporation, without
                 the prior written consent
                 of Lessor, in each
                 instance, which consent may
                 be withheld by Lessor in
                 its reasonable discretion
                 with respect to a sale,
                 assignment, hypothecation
                 or other transfer to a
                 Meditrust/Emeritus
                 Transaction Affiliate and
                 in all other cases, in its
                 sole and absolute
                 discretion; or

         iii.   all or any portion of the
                 beneficial interest in any
                 member of the Leasing Group
                 (other than Guarantor)
                 shall be, directly or
                 indirectly, sold or
                 otherwise transferred
                 (whether by operation of
                 law or otherwise), if such
                 member of the Leasing Group
                 shall be a trust, without
                 the prior written consent
                 of Lessor, in each
                 instance, which consent may
                 be withheld by Lessor in
                 its reasonable discretion
                 with respect to a sale,
                 assignment, hypothecation
                 or other transfer to a
                 Meditrust/Emeritus
                 Transaction Affiliate and
                 in all other cases, in its
                 sole and absolute
                 discretion;

    Notwithstanding the foregoing, no
    consent of Lessor to a pledge by Lessee
    of its stock to the lender of a Working
    Capital Loan satisfying the requirements of Section 6.1.3 shall be required (a
    "Working Capital Stock Pledge").

         (i)    the death, incapacity,
    liquidation, dissolution or termination
    of existence of any member of the
    Leasing Group or the merger or
    consolidation of any member of the
    Leasing Group with any other Person
    except as expressly permitted by the
    terms of this Lease Agreement;

         (j)    except as provided in
    Section 19.1 hereof, if, without the
    prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its sole and absolute discretion, Lessee's interest, or any interest of a Sublessee which is an Affiliate of Lessee, in the Leased
    Property shall be, directly or
    indirectly, mortgaged, encumbered (by
    any voluntary or involuntary Lien other
    than the Permitted Encumbrances),
    subleased, sold, assigned, hypothecated
    or otherwise transferred (whether by
    operation of law or otherwise);

         (k)    the occurrence of a default
    or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, in connection with the payment or performance of any other material obligation of Lessee or any Sublessee which is an Affiliate of Lessee, if the applicable creditor or obligee elects to declare the obligations of Lessee or the applicable
    Sublessee under the
    applicable agreement due and payable or
    to exercise any other right or remedy
    available to such creditor or obligee,
    or, whether or not such creditor or
    obligee has so elected or exercised,
    such creditor's or obligee's rights and
    remedies, if exercised, may involve or
    result in the taking of possession of,
    or the creation of a Lien on, the Leased
    Property; provided, however, that in any event, the election by the applicable creditor or obligee to declare the obligations of Lessee under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee shall be an Event of Default hereunder only if such obligations, individually or in the aggregate, are in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS
    ($250,000);

         (l)    the occurrence of a Related
    Party Default;

         (m)    the occurrence of any
    default or breach of condition which is
    not cured within any applicable cure
    period under a Working Capital Loan
    secured by a Working Capital Stock
    Pledge (or any documents executed in
    connection therewith) or the exercise of any ownership rights by the lender of a Working Capital Loan secured by a Working Capital Stock Pledge;

         (n)    except as a result of
    Casualty or a partial or complete
    Condemnation (including a temporary
    taking), if Lessee or any Sublessee
    ceases operation of the Facility for a
    period in excess of thirty (30) days (a
    "Failure to Operate");

         (o)    if one or more judgments
    against Lessee or any Sublessee which is an Affiliate of Lessee or attachments against Lessee's interest or any such Sublessee's interest in the Leased
    Property, which in the aggregate exceed
    TWO HUNDRED FIFTY THOUSAND DOLLARS
    ($250,000) or which may materially and
    adversely interfere with the operation
    of the Facility, remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

         (p)    if any malpractice award or
    judgment exceeding any applicable
    professional liability insurance
    coverage by more than FIVE HUNDRED
    THOUSAND DOLLARS ($500,000) shall be
    rendered against any member of the
    Leasing Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such award or judgment or (ii) such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without an insurance company satisfactory to Lessor (in its sole and absolute discretion) having agreed to fund such award or judgment in a manner satisfactory to Lessor (in its sole and absolute discretion) and in either case such award or judgment shall, in the reasonable opinion of Lessor, have a material adverse affect on the ability of Lessee or any Sublessee to operate the Facility;

         (q)    if any Provider Agreement
    material to the operation or financial
    condition of the Leased Property shall
    be terminated prior to the expiration of the term thereof or, without the prior written consent of Lessor, in each instance, which consent may be withheld in Lessor's reasonable discretion, shall not be renewed or extended upon the expiration of the stated term thereof;

         (r)    if, after Lessee or any
    Sublessee has obtained approval for
    Medicare and/or Medicaid funding, a
    final unappealable determination is made by the applicable Governmental Authority that Lessee or any Sublessee shall have failed to comply with applicable
    Medicare and/or Medicaid regulations in
    the operation of the Facility, as a
    result of which failure Lessee or such
    Sublessee is declared ineligible to
    continue its participation in the
    Medicare and/or Medicaid programs and
    such determination could reasonably be
    expected to have a material adverse
    effect on the operation or financial
    condition of the Leased Property;

         (s)    if any member of the Leasing
    Group receives notice of a final
    unappealable determination by applicable
    Governmental Authorities of the
    revocation of any Permit required for
    the lawful construction or operation of
    the Facility in accordance with the
    Primary Intended Use and, if applicable, the Other Permitted Uses or the loss of any Permit under any other circumstances under which any member of the Leasing
    Group is required to permanently cease
    the construction or operation of the
    Facility in accordance with the Primary
    Intended Use and the Other Permitted
    Uses; and

         (t)    any failure to maintain the
    insurance required pursuant to Section
    13 of this Lease in force and effect at
    all times until the Lease Obligations
    are fully paid and performed;

         (u)    the appointment of a
    temporary manager (or operator) for the
    Leased Property by any Governmental
    Authority;

         (v)    the entry of an order by a
    court with jurisdiction over the Leased
    Property to close the Facility, to
    transfer one or more residents the
    Facility as a result of an allegation of abuse or neglect or to take any action to eliminate an emergency situation then existing at the Facility, if such order has not been stayed pending appeal within ten (10) following such entry; or

         (w)    the occurrence of any
default or breach of condition continuing for more than thirty (30) days under any credit agreement, loan agreement or other agreement establishing a major line of credit
(including, without limitation, a major line of credit or a Working Capital Loan which is not secured by a Working Capital Stock
Pledge)(or any documents executed in
connection with such lines of credit) on behalf of Guarantor without regard to whether the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it or the occurrence of any such default or breach of condition if the applicable creditor has elected to declare the indebtedness due and payable under such line of credit or to exercise any other right or remedy available to it. For the purpose of this provision, a major line of credit shall mean and include any line of credit established in an amount equal to or greater than ONE MILLION DOLLARS
($1,000,000) with respect to a line of credit for which Guarantor is an obligor, endorser, surety or guarantor.

    16.2REMEDIES.

    (a) If any Lease Default shall have
occurred, Lessor may at its option terminate this Lease by giving Lessee not less than ten
(10) days' notice of such termination, or exercise any one or more of its rights and remedies under this Lease or any of the other
Lease Documents, or as available at law or in equity and upon the expiration of the time fixed in such notice, the Term shall terminate (but only if Lessor shall have specifically elected by a written notice to so terminate the Lease) and all rights of Lessee under this Lease shall cease.
Notwithstanding the foregoing, in the event of Lessee's failure to pay Rent, if such Rent remains unpaid beyond ten (10) days from the due date thereof, Lessor shall not be obligated to give ten (10) days notice of such termination or exercise of any of its other rights and remedies under this Lease, or the other Lease Documents, or otherwise available at law or in equity, and Lessor shall be at liberty to pursue any one or more of such rights or remedies without further notice. No taking of possession of the Leased Property by or on behalf of Lessor, and no other act done by or on behalf of Lessor, shall constitute an acceptance of surrender of the Leased Property by Lessee or reduce Lessee's obligations under this Lease or the other Lease Documents, unless otherwise expressly agreed to in a written document signed by an authorized officer or agent of Lessor.

    (b) To the extent permitted under
applicable law, Lessee shall pay as
Additional Charges all costs and expenses
(including, without limitation, attorneys' fee and expenses) reasonably incurred by or on behalf of Lessor as a result of any Lease
Default.

    (c) If any Lease Default shall have
occurred, whether or not this Lease has been terminated pursuant to Paragraph (a) of this Section, Lessee shall, to the extent permitted under applicable law, if required by Lessor so to do, upon not less than ten
(10) days' prior notice from Lessor,
immediately surrender to Lessor the Leased
Property pursuant to the provisions of
Paragraph (a) of this Section and quit the same, and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all of the Tangible Personal
Property from the Leased Property, subject to the rights of any residents of the Facility and any Sublessees who are not Affiliates of any member of the Leasing Group and to any requirements of applicable law, or Lessor may claim ownership of the Tangible Personal
Property as set forth in Section 5.2.3 hereof or Lessor may exercise its rights as secured party under the Security Agreement. Lessor shall use reasonable, good faith efforts to relet the Leased Property or otherwise mitigate damages suffered by Lessor as a result of Lessee's breach of this Lease.

    (d) In addition to all of the rights and remedies of Lessor set forth in this Lease and the other Lease Documents, if Lessee shall fail to pay any rental or other charge due hereunder (whether denominated as Base
Rent, Additional Rent, Additional Charges or otherwise) within ten (10) days after same shall have become due and payable, then and in such event Lessee shall also pay to Lessor
(i) a late payment service charge (in order to partially defray Lessor's administrative and other overhead expenses) equal to TWO
HUNDRED FIFTY DOLLARS ($250) and (ii) to the extent permitted by applicable law, interest on such unpaid sum at the Overdue Rate; it being understood, however, that nothing herein shall be deemed to extend the due date for payment of any sums required to be paid by Lessee hereunder or to relieve Lessee of its obligation to pay such sums at the time or times required by this Lease.

    16.3DAMAGES.  None of (a) the
termination of this Lease pursuant to Section
16.2, (b) the eviction of Lessee or the
repossession of the Leased Property, (c) the inability after reasonable diligence of
Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of the Leased Property or (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In any such event, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination, repossession or eviction.
Thereafter, Lessee shall forthwith pay to Lessor, at Lessor's option, either:

         (i)    the sum of: (x) all Rent
         that is due and unpaid at later to
         occur of termination, repossession
         or eviction, together with interest
         thereon at the Overdue Rate to the
         date of payment, plus (y) the worth
         (calculated in the manner stated
         below) of the amount by which the
         unpaid Rent for the balance of the
         Term after the later to occur of
         the termination, repossession or
         eviction exceeds the fair market
         rental value of the Leased Property
         for the balance of the Term, plus
         (z) any other amount necessary to
         compensate Lessor for all damage
         proximately caused by Lessee's
         failure to perform the Lease
         Obligations or which in the
         ordinary course would be likely to
         result therefrom and less the
         amount of rent that has actually
         been received by Lessor following
         the termination of this Lease from
         a Person other than an Affiliate of
         Lessor (which for purposes hereof
         shall include the net income
         received by Lessor or an Affiliate
         of Lessor from its own operation of
         the Leased Property in the event it
         elects to resume operation thereof
         in lieu of hiring a third party
         manager or re-letting the Leased
         Property); or

         (ii)   each payment of Rent as the
         same would have become due and
         payable if Lessee's right of
         possession or other rights under
         this Lease had not been terminated,
         or if Lessee had not been evicted,
         or if the Leased Property had not
         been repossessed which Rent, to the
         extent permitted by law, shall bear
         interest at the Overdue Rate from
         the date when due until the date
         paid, and Lessor may enforce, by
         action or otherwise, any other term
         or covenant of this Lease.  There
         shall be credited against Lessee's
         obligation under this Clause (ii)
         amounts actually collected by
         Lessor from another tenant to whom
         the Leased Property may have
         actually been leased or, if Lessor
         is operating the Leased Property
         for its own account, the actual
         Cash Flow of the Leased Property.

    In making the determinations described
in subparagraph (i) above, the "worth" of unpaid Rent shall be determined by a court having jurisdiction thereof using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law and the Additional Rent shall be deemed to be the same as the average Additional Rent of the preceding five (5) full calendar years, or if shorter, the average Additional
Rent for the calendar years or portions
thereof since the date that Additional Rent commenced to accrue or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof.
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

    16.4LESSEE WAIVERS.  If this Lease is
terminated pursuant to Section 16.2, Lessee waives, to the extent not prohibited by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

    16.5APPLICATION OF FUNDS.  Any payments
otherwise payable to Lessee which are
received by Lessor under any of the
provisions of this Lease during the existence or continuance of any Lease Default shall be applied to the Lease Obligations in the order which Lessor may reasonably determine or as may be required by the laws of the State.

    16.6FAILURE TO CONDUCT BUSINESS.  For
the purpose of determining rental loss
damages or Additional Rent, in the event
Lessee fails to conduct business upon the Leased Property, exact damages or the amount of Additional Rent being unascertainable, it shall be deemed that the Additional Rent for such period would be equal to the average annual Additional Rent during the five (5) preceding calendar years or such shorter period of time as may have existed between the date Additional Rent commenced to accrue and the date of computation.

    16.7LESSOR'S RIGHT TO CURE.  If Lessee
shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section
16.1, Lessor, after five (5) Business Days' prior notice to Lessee (except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased
Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by Lessee to Lessor on demand as an Additional Charge. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

    16.8NO WAIVER BY LESSOR.  Lessor shall
not by any act, delay, omission or otherwise
(including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its rights or remedies hereunder or under any of the other Lease
Documents unless such waiver is in writing and signed by Lessor, and then, only to the extent specifically set forth therein. No waiver at any time of any of the terms, conditions, covenants, representations or warranties set forth in any of the Lease
Documents (including, without limitation, any of the time periods set forth therein for the performance of the Lease Obligations) shall be construed as a waiver of any other term, condition, covenant, representation or warranty of any of the Lease Documents, nor shall such a waiver in any one instance or circumstances be construed as a waiver of the same term, condition, covenant, representation or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that Lessor must thereafter, as a result of such failure, delay or waiver, give notice to Lessee or any Guarantor, or any other Person that Lessor does not intend to, or may not, give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants, representations and warranties set forth in the Lease Documents before Lessor can exercise any of its rights or remedies under any of the Lease Documents or before any Lease Default can occur, or as establishing a course of dealing for interpreting the conduct of and agreements between Lessor and Lessee, the Guarantor or any other Person.

    The acceptance by Lessor of any payment
that is less than payment in full of all amounts then due under any of the Lease
Documents at the time of the making of such payment shall not: (a) constitute a waiver of the right to exercise any of Lessor's remedies at that time or at any subsequent time, (b) constitute an accord and satisfaction or (c) nullify any prior exercise of any remedy, without the express written consent of Lessor. Any failure by Lessor to take any action under this Lease or any of the other Lease Documents by reason of a default hereunder or thereunder, acceptance of a past due installment, or indulgences granted from time to time shall not be construed as a novation of this Lease or any of the other Lease Documents or as a waiver of such right or of the right of Lessor thereafter to insist upon strict compliance with the terms of this Lease or any of the other Lease Documents, or (d) prevent the exercise of such right of acceleration or any other right granted hereunder or under applicable law for purposes of obtaining the damages set forth in Section 16.3, specific performance or equitable remedies; and to the maximum extent not prohibited by applicable law, Lessee hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

    16.9RIGHT OF FORBEARANCE.  Whether or
not for consideration paid or payable to Lessor and, except as may be otherwise specifically agreed to by Lessor in writing, no forbearance on the part of Lessor, no extension of the time for the payment of the whole or any part of the Obligations, and no other indulgence given by Lessor to Lessee or any other Person, shall operate to release or in any manner affect the original liability of Lessee or such other Persons, or to limit, prejudice or impair any right of Lessor, including, without limitation, the right to realize upon any collateral, or any part thereof, for any of the Obligations evidenced or secured by the Lease Documents; notice of any such extension, forbearance or indulgence being hereby waived by Lessee and all those claiming by, through or under Lessee.

    16.10       CUMULATIVE REMEDIES.  The
rights and remedies set forth under this Lease are in addition to all other rights and remedies afforded to Lessor under any of the other Lease Documents or at law or in equity, all of which are hereby reserved by Lessor, and this Lease is made and accepted without prejudice to any such rights and remedies.
All of the rights and remedies of Lessor under each of the Lease Documents shall be separate and cumulative and may be exercised concurrently or successively in Lessor's sole and absolute discretion.


                 ARTICLE 17

   SURRENDER OF LEASED PROPERTY OR LEASE;
                HOLDING OVER

    17.1SURRENDER.  Lessee shall, upon the
expiration or prior termination of the Term
(unless occasioned by Lessee's purchase of the Leased Property pursuant to the terms of this Lease Agreement), vacate and surrender the Leased Property to Lessor in good repair and condition, in compliance with all applicable Legal Requirements, all Insurance
Requirements, and in compliance with the provisions of Article 8, except for: (a) ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased
Property in good order and repair during the entire Term of the Lease), (b) damage caused by the gross negligence or willful acts of Lessor, and (c) any damage or destruction resulting from a Casualty or Taking that Lessee is not required by the terms of this Lease to repair or restore.

    17.2TRANSFER OF CONTRACTS AND PERMITS.
In connection with the expiration or any earlier termination of this Lease (unless occasioned by Lessee's purchase of the Leased
Property pursuant to the terms of this Lease
Agreement), upon any request made from time to time by Lessor, Lessee shall (a) promptly and diligently use its best efforts to (i) transfer and assign all Permits and Contracts necessary or desirable for the operation of the Leased Property in accordance with its Primary Intended Use to Lessor or its designee to the extent the same are assignable under applicable Legal
Requirements and/or (ii) arrange for the transfer or assignment of such Permits and Contracts to Lessor or its designee and (b) cooperate in every respect (and to the fullest extent possible) and assist Lessor or its designee in obtaining such Permits and Contracts (whether by transfer, assignment or otherwise) provided, however, that unless a termination is the result of a Lease Default, Casualty or Condemnation, Lessee's efforts and cooperation shall not require Lessee to pay the costs and expenses incurred by Lessor or Lessor's designated transferee of the Contracts and Permits. Such efforts and cooperation on the part of Lessee shall include, without limitation, the execution, delivery and filing with appropriate
Governmental Authorities and Third Party
Payors of any applications, petitions,
statements, notices, requests, assignments and other documents or instruments requested by Lessor. Furthermore, Lessee shall not take any action or refrain from taking any action which would defer, delay or jeopardize the process of Lessor or its designee obtaining said Permits and Contracts (whether by transfer, assignment or otherwise).
Without limiting the foregoing, Lessee shall not seek to transfer or relocate any of said
Permits or Contracts to any location other than the Leased Property. The provisions of this Section 17.2 shall survive the expiration or earlier termination of this Lease.

    Lessee hereby appoints Lessor as its
attorney-in-fact, with full power of
substitution to take such actions, in the event that Lessee fails to comply with any request made by Lessor hereunder, as Lessor
(in its sole absolute discretion) may deem necessary or desirable to effectuate the intent of this Section 17.2. The power of attorney conferred on Lessor by the provisions of this Section 17.2, being coupled with an interest, shall be irrevocable until the Obligations are fully paid and performed and shall not be affected by any disability or incapacity which Lessee may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of Lessor and shall not impose any duty on the Lender to exercise any such power and neither Lessor nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.

    17.3NO ACCEPTANCE OF SURRENDER.  Except
at the expiration of the Term in the ordinary
course, no surrender to Lessor of this Lease
or of the Leased Property or any interest
therein shall be valid or effective unless
agreed to and accepted in writing by Lessor
and no act by Lessor or any representative or
agent of Lessor, other than such a written
acceptance by Lessor, shall constitute an
acceptance of any such surrender.
    17.4HOLDING OVER.  If, for any reason,
Lessee shall remain in possession of the
Leased Property after the expiration or any
earlier termination of the Term, such
possession shall be as a tenant at sufferance
during which time Lessee shall pay as rental
each month, one and one-half times the
aggregate of (i) one-twelfth of the aggregate
Base Rent, and Additional Rent payable at the
time of such expiration or earlier
termination of the Term; (ii) all Additional
Charges accruing during the month and (iii)
all other sums, if any, payable by Lessee
pursuant to the provisions of this Lease with
respect to the Leased Property.   During such
period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                 ARTICLE 18

       PURCHASE OF THE LEASED PROPERTY

    18.1PURCHASE OF THE LEASED PROPERTY. In the event Lessee purchases the Leased
Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee a deed with covenants only against acts of Lessor conveying the entire interest of Lessor in and to the Leased Property to Lessee subject to all applicable Legal Requirements, all of the matters described in clauses (a), (b),
(e) and (g) of Section 11.5.2, Impositions, any Liens created by Lessee, any Liens created in accordance with the terms of this Lease (except to the extent specifically excluded by the terms hereof) or consented to by Lessee, the claims of all Persons claiming by, through or under Lessee, any other matters assented to by Lessee and all matters for which Lessee has responsibility under any of the Lease Documents, but otherwise not subject to any other Lien created by Lessor from and after the Commencement Date (other than an Encumbrance permitted under Article
20 which Lessee elects to assume).  The
applicable purchase price shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or standard or extended coverage title insurance, attorneys' fees incurred by Lessor in connection with such conveyance, recording and transfer taxes and recording fees and similar charges and specifically excluding any prepayment penalties, if any, due Lessor's mortgagee, shall be paid by Lessee.

    18.2APPRAISAL.



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

         18.2.1DESIGNATION OF APPRAISERS.
    In the event that it becomes necessary
    to determine the Fair Market Value of
    the Leased Property for any purpose of
    this Lease, the party required or
    permitted to give notice of such
    required determination shall include in
    the notice the name of a Person selected to act as appraiser on its behalf.
    Within ten (10) days after receipt of
    any such notice, Lessor (or Lessee, as
    the case may be) shall by notice to
    Lessee (or Lessor, as the case may be)
    either accept such Person to be the sole appraiser to determine the Fair Market
    Value of the Leased Property or appoint a second Person as appraiser on its behalf.

         18.2.2APPRAISAL PROCESS.  The
    appraisers thus appointed, each of whom
    must be a member of the American
    Institute of Real Estate Appraisers (or
    any successor organization thereto),
    shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair
    Market Value of the Leased Property as
    of the relevant date (giving effect to
    the impact, if any, of inflation from
    the date of their decision to the
    relevant date); provided, however, that
    if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten per cent (10%) of the lesser of such amounts, then the Fair Market Value of the Leased Property shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent
    (10%) of the lesser of such amounts,
    then such two appraisers shall have
    twenty (20) days to appoint a third
    appraiser, but if such appraisers fail
    to do so, then either party may request
    the American Arbitration Association or
    any successor organization thereto to
    appoint an appraiser within twenty (20)
    days of such request, and both parties
    shall be bound by any appointment so
    made within such twenty (20) day period.
    If no such appraiser shall have been
    appointed within such twenty (20) days
    or within ninety (90) days of the
    original request for a determination of
    Fair Market Value of the Leased
    Property, whichever is earlier, either
    Lessor or Lessee may apply to any court
    having jurisdiction to have such
    appointment made by such court.  Any
    appraiser appointed by the original
    appraisers, by the American Arbitration
    Association or by such court shall be
    instructed to determine the Fair Market
    Value of the Leased Property within
    thirty (30) days after appointment of
    such Appraiser.  The determination of
    the appraiser which differs most in
    terms of dollar amount from the
    determinations of the other two
    appraisers shall be excluded, and fifty
    percent (50%) of the sum of the
    remaining two determinations shall be
    final and binding upon Lessor and Lessee as the Fair Market Value of the Leased
    Property.

         18.2.3SPECIFIC ENFORCEMENT AND
    COSTS. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the

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

    parties except as otherwise provided by
    applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

         18.3  LESSEE'S OPTION TO PURCHASE.

         18.3.1CONDITIONS TO OPTION.  On the
    conditions (which conditions Lessor may
    waive, at its sole option, by notice to
    Lessee at any time) that (a) at the time of exercise of the Purchase Option and on the applicable Purchase Option Date, there then exists no Lease Default, nor any state of facts or circumstance which constitutes, or with the passage of time and/or the giving of notice, would constitute a Lease Default and
    (b) Lessee strictly complies with the
    provisions of this Section 18.3, then
    Lessee shall have the option to purchase the Leased Property, at the price and upon the terms hereinafter set forth
    (the "Purchase Option").

         18.3.2EXERCISE OF OPTION; DEPOSIT.
    Such Purchase Option shall permit Lessee to purchase the Leased Property (a) on the last day of the Initial Term or (b) on the last day of any Extended Term effectively exercised by Lessee (each of such dates are referred to herein as a "Purchase Option Date") and shall be exercised by notice given by Lessee to Lessor (the "Lessee's Purchase Option
    Notice") at least one hundred eighty
    (180) days (but not more than three
    hundred sixty (360) days) prior to the
    relevant Purchase Option Date.
    Notwithstanding anything to the contrary set forth in this Lease, Lessee's right to purchase the Leased Property is subject to the further conditions that
    (i) concurrently with the exercise of
    the option set forth under this Section
    18.3, the Lessee shall have exercised
    its right to purchase the premises
    demised under each of the Related Leases in accordance with the provisions of
    Section 18.3 of each of the Related
    Leases, (ii) the conveyance of the
    Leased Property pursuant to the
    provisions of this Section 18.3 shall
    occur simultaneously with the conveyance of the premises demised under each of the Related Leases pursuant to Section
    18.3 of each of the Related Leases and
    (iii) all conditions contained in the
    Agreement Regarding Related Transactions pertaining to the Purchase Option are satisfied. Lessee shall have no right to rescind Lessee's Purchase Option
    Notice once given unless (a) a notice of such rescission is given (i) within ten
    (10) days following receipt of the final determination of the Fair Market Value of the Leased Property or (ii) within thirty (30) days following an event of Casualty or Condemnation as to which Lessee has waived any right of termination set forth in Section 13.2.2 hereof and (b) simultaneously with such notice of rescission, Lessee, by notice given pursuant to Section 1.3 hereof extends the Term.

         18.3.3CONVEYANCE.  If the Purchase
    Option is exercised by Lessee in
    accordance with the terms hereof, the
    Leased Property shall be conveyed by a
    good and sufficient deed with covenants
    only against acts of Lessor (the "Deed") running to Lessee or to such grantee as Lessee may designate by notice to Lessor at least seven (7) days before the Time of Closing.


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

         18.3.4CALCULATION OF PURCHASE
    PRICE.  The price to be paid by Lessee
    for the acquisition of the Leased
    Property pursuant to this Purchase
    Option (the "Purchase Price") shall be
    equal to the greater of (a) the
    Meditrust Investment or (b) an amount
    equal to the then Fair Market Value of
    the Leased Property minus the Fair
    Market Added Value, subject to the terms of the Agreement Regarding Related
    Transactions.

         18.3.5PAYMENT OF PURCHASE PRICE.
    The Purchase Price shall be paid by
    Lessee at the Time of Closing by
    certified, cashier's, treasurer's or
    bank check(s) or wire transfer pursuant
    to instructions received from Lessor in
    accordance with the terms of the
    Agreement Regarding Related Transactions as reduced by the principal balance of any Fee Mortgage which Lessee has elected to, and has the right to, assume in accordance with the terms hereof.

         18.3.6PLACE AND TIME OF CLOSING.
    If this Purchase Option is exercised,
    the closing shall occur and the Deed
    shall be delivered (the "Closing") at
    the office of Lessor at 12:00 o'clock
    noon (E.S.T.) on the applicable Purchase
    Option Date (such time, as the same may
    be extended by mutual written agreement
    of Lessor and Lessee, being hereinafter
    referred to as the "Time of Closing") in accordance with the terms of the Agreement Regarding Related
    Transactions. It is agreed that time is of the essence of this Purchase Option.

         18.3.7CONDITION OF LEASED PROPERTY.
    The Leased Property is to be purchased
    "AS IS" and "WHERE IS" as of the Time of Closing.

         18.3.8QUALITY OF TITLE.  If Lessor
    shall be unable to give title or to make conveyance, as stipulated in this
    Section 18.3, then, at Lessor's option,
    Lessor shall use reasonable efforts to
    remove all defects in title and the
    applicable Purchase Option Date and Time of Closing shall be extended for period of thirty (30) days other than with respect to any Encumbrances which Lessor has caused to exist. Lessor shall not be required to expend more than FIFTY
    THOUSAND DOLLARS ($50,000) (inclusive of attorney's fees) in order to have used
    "reasonable efforts."

         18.3.9LESSOR'S INABILITY TO
    PERFORM.  If at the expiration of the
    extended time Lessor shall have failed
    so to remove any such defects in title,
    then all other obligations of all
    parties hereto under Section 18.3 shall
    cease and Section 18.3 shall be void and without recourse to the parties hereto.
    Notwithstanding the foregoing, Lessee
    shall have the election, at either the
    original or extended Purchase Option
    Date and Time of Closing, to accept such title as Lessor can deliver to the Leased Property in its then condition and to pay therefor the Purchase Price without reduction, in which case Lessor shall convey such title; provided, that, in the event of such conveyance, if any portion of the Leased Property shall have been taken by Condemnation prior to the applicable Purchase Option Date and Time of Closing, Lessor shall pay over or assign to Lessee at the Time of Closing, all Awards recovered on account of such Taking, less any amounts reasonably expended by Lessor in obtaining such Award and less any amounts expended for restoration pursuant to the provisions of Article 14 hereof, or, to the extent such Awards have not been recovered as of the applicable Purchase Option Date and Time of Closing, Lessor shall assign to Lessee all its rights with respect to any claim therefor and further provided, that, in the event of such conveyance, if any portion of the Leased
    Property shall have suffered a Casualty
    prior to the applicable Purchase Option
    Date and Time of Closing, Lessor shall
    pay over or assign to Lessee at the Time of Closing, all insurance proceeds recovered on account of such Casualty, less any amounts reasonably expended by Lessor in obtaining such proceeds and less any amounts expended for restoration pursuant to the provisions of Article 13 hereof, or, to the extent such proceeds have not been recovered as of the applicable Purchase Option Date and Time of Closing, Lessor shall assign to Lessee all its rights with respect to any claim therefor.

         18.3.10   MERGER BY DEED.  The
    acceptance of the Deed by Lessee or the
    grantee designated by Lessee, as the
    case may be, shall be deemed to be a
    full performance and discharge of every
    agreement and obligation to be performed by Lessor contained or expressed in this Lease.

         18.3.11   USE OF PURCHASE PRICE TO
    CLEAR TITLE.  To enable Lessor to make
    conveyance as provided in this Section,
    Lessor may, at the Time of Closing, use
    the Purchase Price or any portion
    thereof to clear the title of any Lien,
    provided that all instruments so
    procured are recorded contemporaneously
    with the Closing or reasonable
    arrangements are made for a recording
    subsequent to the Time of Closing in
    accordance with customary conveyancing
    practices.

         18.3.12   LESSEE'S DEFAULT.  If
    Lessee delivers Lessee's Purchase Option
    Notice and fails to consummate the
    purchase of the Leased Property in
    accordance with the terms hereof for any reason other than Lessor's willful and unexcused refusal to deliver the Deed or exercise of the right of rescission in
    Section 18.3.2 hereof, (a) Lessee shall
    thereafter have no further right to
    purchase the Leased Property pursuant to this Section, although this Lease shall otherwise continue in full force and effect and (b) Lessor shall have the right to sue for specific performance of Lessee's obligations to purchase the
    Leased Property provided such suit for
    specific performance is commenced within one (1) year after the applicable
    Purchase Option Date on which such sale
    was supposed to occur.


                 ARTICLE 19

          SUBLETTING AND ASSIGNMENT

    19.1SUBLETTING AND ASSIGNMENT.  Lessee
may not, without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion, assign or pledge all or any portion of its interest in this Lease or any of the other Lease
Documents (whether by operation of law or otherwise) or sublet all or any part of the Leased Property. For purposes of this
Section 19.1, the term "assign" shall be deemed to include, but not be limited to, any one or more sales, pledges, hypothecations or other transfers
(including, without limitation, any transfer by operation of law) of any of the capital stock of or partnership interest in Lessee or sales, pledges, hypothecations or other transfers (including, without limitation, any transfer by operation of law) of the capital or the assets of Lessee. Any such assignment, pledge, sale, hypothecation or other transfer made without Lessor's consent shall be void and of no force and effect.
Notwithstanding the foregoing, Lessors
consent shall not be unreasonably withheld with respect to an assignment or pledge of an interest of Lessee in this Lease or a sublet of all or a part of the Leased Property to a Meditrust/Emeritus Transaction Affiliate.

    19.2ATTORNMENT.  Lessee shall insert in
each Sublease approved by Lessor, provisions to the effect that (a) such Sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such Sublease, the Sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the Sublessee may have to terminate the Sublease or to surrender possession thereunder, as a result of the termination of this Lease and (c) in the event the Sublessee receives a written notice from Lessor stating that Lessee is in default under this Lease, the Sublessee shall thereafter be obligated to pay all rentals accruing under said Sublease directly to Lessor or as Lessor may direct. All rentals received from the Sublessee by Lessor shall be credited against the amounts owing by Lessee under this Lease.


                 ARTICLE 20

 TITLE TRANSFERS AND LIENS GRANTED BY LESSOR

    20.1NO MERGER OF TITLE.  Except as
otherwise provided in Section 18.3.10, there shall be no merger of this Lease or of the leasehold estate created hereby with the fee estate in the Leased Property by reason of the fact that the same Person may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

    20.2TRANSFERS BY LESSOR.  If the
original Lessor named herein or any successor in interest shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, the original Lessor named herein or the applicable successor in interest so conveying the Leased Property shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

    20.3LESSOR MAY GRANT LIENS. Without the consent of Lessee, but subject to the terms and conditions set forth below in this
Section 20.3, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property or any interest therein ("Encumbrance"), whether to secure any borrowing or other means of financing or refinancing, provided that Lessee shall have no obligation to make payments under such Encumbrances. Lessee shall subordinate this Lease to the lien of any such Encumbrance, on the condition that the beneficiary or holder of such Encumbrance executes a non-disturbance agreement in conformity with the provisions of Section
20.4.  To the extent that any such
Encumbrance consists of a mortgage or deed of trust on Lessor's interest in the Leased
Property the same shall be referred to herein as a "Fee Mortgage" and the holder thereof shall be referred to herein as a "Fee
Mortgagee".

    20.4SUBORDINATION AND NON-DISTURBANCE.
Concurrently with the execution and delivery of any Fee Mortgage entered into after the date hereof, provided that the Lessee executes and delivers an agreement of the type described in the following paragraph, Lessor shall obtain and deliver to Lessee an agreement by the holder of such Fee Mortgage, pursuant to which, (a) the applicable Fee
Mortgagee consents to this Lease and (b) agrees that, notwithstanding the terms of the applicable Fee Mortgage held by such Fee
Mortgagee, or any default, expiration,
termination, foreclosure, sale, entry or other act or omission under or pursuant to such Fee Mortgage or a transfer in lieu of foreclosure, (i) Lessee shall not be disturbed in peaceful enjoyment of the Leased
Property nor shall this Lease be terminated or cancelled at any time, except in the event that Lessor shall have the right to terminate this Lease under the terms and provisions expressly set forth herein, (ii) Lessee's option to purchase the Leased Property shall remain in force and effect pursuant to the terms hereof and (iii) in the event that Lessee elects its option to purchase the Leased Property and performs all of its obligations hereunder in connection with any such election, the holder of the Fee Mortgage shall release its Fee Mortgage upon payment by Lessee of the purchase price required hereunder, provided, that (1) such purchase price is paid to the holder of the Fee
Mortgage, in the event that the Indebtedness secured by the applicable Fee Mortgage is equal to or greater than the purchase price or (2) in the event that the purchase price is greater than the Indebtedness secured by the Fee Mortgage, a portion of the purchase price equal to the Indebtedness secured by the Fee Mortgage is paid to the Fee Mortgagee and the remainder of the purchase price is paid to Lessor.

    At the request from time to time by any
Fee Mortgagee, Lessee shall (a) subordinate this Lease and all of Lessee's rights and estate hereunder to the Fee Mortgage held by such Fee Mortgagee and (b) agree that Lessee will attorn to and recognize such Fee
Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Fee Mortgage as Lessor under this Lease for the balance of the Term then remaining. To effect the intent and purpose of the immediately preceding sentence, Lessee agrees to execute and deliver such instruments in recordable from as are reasonably requested by Lessor or the applicable Fee Mortgagee; provided, however, that such Fee Mortgagee simultaneously executes, delivers and records a written agreement of the type described in the preceding paragraph.


                 ARTICLE 21

             LESSOR OBLIGATIONS

    21.1QUIET ENJOYMENT.  As long as Lessee
shall pay all Rent and all other sums due under any of the Lease Documents as the same become due and shall fully comply with all of the terms of this Lease and the other Lease
Documents and fully perform its obligations thereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property throughout the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all the Permitted Encumbrances and such Liens as may hereafter be consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to perform any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.
Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article 21.

    21.2MEMORANDUM OF LEASE.  Lessor and
Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State, in which reference to this Lease and all options contained herein shall be made. Lessee shall pay all recording costs and taxes associated therewith.

    21.3DEFAULT BY LESSOR.  Lessor shall be
in default of its obligations under this Lease only if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Lessee (or such shorter time as may be necessary in order to protect the health or welfare of any residents of the Facility or to ensure the continuing compliance of the Facility with applicable Legal Requirements), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty (120) days after notice thereof.


                 ARTICLE 22

                   NOTICES

    Any notice, request, demand, statement
or consent made hereunder or under any of the other Lease Documents shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when so personally delivered, three (3) business days following the date postmarked or the next business day when placed in the possession of such mail delivery service and addressed as follows:

If to Lessee:            c/o Emeritus
Corporation
                    3131 Elliot Avenue, Suite
500
                    Seattle, WA  98121-2162
                    Attention:  Raymond R.
                    Brandstrom, President

With a copy to:          The Nathanson Group
                    1411 Fourth Avenue, Suite
905
                    Seattle, WA  98101
                    Attn:  Randi S.
Nathanson, Esquire

If to the       Guarantor:        Emeritus
                Corporation
                    3131 Elliot Avenue, Suite
500
                    Seattle, WA  98121-2162
                    Attention:  Raymond R.
Brandstrom,
                    President


With a copy to:          The Nathanson Group
                    1411 Fourth Avenue, Suite
905
                    Seattle, WA  98101
                    Attn:  Randi S.
Nathanson, Esquire


If to Lessor:            Meditrust
Acquisition Corporation I
                    197 First Avenue
                    Needham Heights,
Massachusetts 02194
                    Attn:  President

With copies to:          Meditrust
Acquisition Corporation I
                    197 First Avenue
                    Needham Heights,
Massachusetts 02194
                    Attn:  General Counsel

and                 Hutchins, Wheeler &
Dittmar
                    101 Federal Street
                    Boston, MA  02110
                    Attn:  Jack H. Fainberg,
Esq.

or such other address as Lessor, Lessee or the Guarantor shall hereinafter from time to time designate by a written notice to the others given in such manner. Any notice given to Lessee or the Guarantor by Lessor at any time shall not imply that such notice or any further or similar notice was or is required.


                 ARTICLE 23

      LIMITATION OF MEDITRUST LIABILITY

    The Declaration of Trust establishing
the sole shareholder of Lessor, Meditrust, a Massachusetts business trust ("Meditrust"), dated August 6, 1985 (the "Declaration"), as amended, a copy of which is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally;
and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its Subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its Subsidiaries. All Persons dealing with Meditrust or Lessor, in any way, shall look only to the assets of Meditrust or Lessor, as applicable, for the payment of any sum or the performance of any obligation.
Furthermore, in no event shall Meditrust or Lessor ever be liable to Lessee or any other
Person for any indirect or consequential damages incurred by Lessee or such other
Person resulting from any cause whatsoever.
Notwithstanding the foregoing, Lessee hereby acknowledges and agrees that Meditrust is not a party to this Lease and that Lessee shall look only to the assets of Lessor for the payment of any sum or performance of any obligation due by or from Lessor pursuant to the terms and provisions of the Lease Documents.



                 ARTICLE 24

          MISCELLANEOUS PROVISIONS

    24.1BROKER'S FEE INDEMNIFICATION.
Lessee and Lessor each shall and hereby
agrees to indemnify, defend (with counsel acceptable to the other) and hold the other harmless from and against any and all claims for premiums or other charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due to a broker or finder allegedly employed or retained by it in connection with any of the transactions contemplated by the Lease Documents.
Notwithstanding the foregoing, the
indemnified party shall have the option of conducting its own defense against any such claims with counsel of such party's choice, but at the expense of the indemnifying party, as aforesaid. This indemnification shall include all reasonable attorneys' fees and expenses and court costs reasonably incurred by the indemnified party in connection with the defense against any such claims and the enforcement of this indemnification agreement and shall survive the termination of this Lease.

    24.2NO JOINT VENTURE OR PARTNERSHIP.
Neither anything contained in any of the Lease Documents, nor the acts of the parties hereto, shall create, or be construed to create, a partnership or joint venture between Lessor and Lessee. Lessee is not the agent or representative of Lessor and nothing contained herein or in any of the other Lease
Documents shall make, or be construed to make, Lessor liable to any Person for goods delivered to Lessee, services performed with respect to the Leased Property at the direction of Lessee or for debts or claims accruing against Lessee.

    24.3AMENDMENTS, WAIVERS AND
MODIFICATIONS. None of the terms, covenants, conditions, warranties or representations contained in this Lease or in any of the other Lease Documents may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by all parties to this Lease or the other Lease Documents, as the case may be, in the case of any renewal, replacement, amendment, modification, extension, substitution, revisions, consolidation or termination and by the Person against whom enforcement is sought in the case of a waiver or except as otherwise expressly provided for herein or in any other Lease Document. The provisions of this Lease and the other Lease
Documents shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of any of the Lease Documents, the Management
Agreements, the Related Party Agreements, the
Permits and/or the Contracts. References herein and in the other Lease Documents to any of the Lease Documents, the Management
Agreements, the Related Party Agreements, the
Permits and/or the Contracts shall be deemed to include any renewals, replacements, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

    Notwithstanding the foregoing, any
reference contained in any of the Lease
Documents, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revisions, consolidation or modification of any of the Lease Documents or any Management Agreement, Related Party

Agreement, Permit and/or the Contract is not intended to constitute an agreement or consent by Lessor to any such renewal, replacement, amendment, substitution, revision, consolidation or modification; but, rather as a reference only to those instances where Lessor may give, agree or consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification as the same may be required pursuant to the terms, covenants and conditions of any of the Lease Documents.

    24.4CAPTIONS AND HEADINGS. The captions and headings set forth in this Lease and each of the other Lease Documents are included for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Lease, any of the other Lease
Documents or any parts hereof or thereof.

    24.5TIME IS OF THE ESSENCE.  Time is of
essence of each and every term, condition, covenant and warranty set forth herein and in the other Lease Documents.

    24.6COUNTERPARTS.  This Lease and the
other Lease Documents may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one in the same instrument.

    24.7ENTIRE AGREEMENT.  This Lease and
the other Lease Documents set forth the
entire agreement of the parties with respect to the subject matter and shall supersede in all respect the letter of intent, dated
January 31, 1996 (and all prior iterations thereof), from Meditrust to Lessee.

    24.8WAIVER OF JURY TRIAL.  TO THE
MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW,
LESSOR AND LESSEE HEREBY MUTUALLY, KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT
WHICH ANY PARTY HERETO MAY NOW OR HEREAFTER
HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
SUIT, ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THE LEASE OR ANY OF THE LEASE
DOCUMENTS. Lessee hereby certifies that neither Lessor nor any of Lessor's representatives, agents or counsel has represented expressly or otherwise that
Lessor would not, in the event of any such suit, action or proceeding seek to enforce this waiver to the right of trial by jury and acknowledges that Lessor has been induced by this waiver (among other things) to enter into the transactions evidenced by this Lease and the other Lease Documents and further acknowledges that Lessee (a) has read the provisions of this Lease, and in particular, the paragraph containing this waiver, (b) has consulted legal counsel, (c) understands the rights that it is granting in this Lease and the rights that it waiving in this paragraph in particular and (d) makes the waivers set forth herein knowingly, voluntarily and intentionally.

    24.9SUCCESSORS AND ASSIGNS.  This Lease
and the other Lease Documents shall be
binding upon and inure to the benefit of (a)
Lessee and Lessee's legal representatives and permitted successors and assigns and (b)
Lessor and any other Person who may now or hereafter hold the interest of Lessor under this Lease and their respective successors and assigns.

    24.10      NO THIRD PARTY BENEFICIARIES.
This Lease and the other Lease Documents are solely for the benefit of Lessor, its successors, assigns and participants (if any), the Meditrust Entities, Lessee, the Guarantor, the other members of the Leasing Group and their respective permitted successors and assigns, and, except as otherwise expressly set forth in any of the Lease Documents, nothing contained therein shall confer upon any Person other than such parties any right to insist upon or to enforce the performance or observance of any of the obligations contained therein. All conditions to the obligations of Lessor to advance or make available proceeds of insurance or Awards, or to release any deposits held for Impositions or insurance premiums are imposed solely and exclusively for the benefit of Lessor, its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lessor at any time, if, in Lessor's sole and absolute discretion, Lessor deems it advisable or desirable to do so.

    24.11      GOVERNING LAW.  This Lease
shall be construed and the rights and
obligations of Lessor and Lessee shall be determined in accordance with the laws of the State.

    Lessee hereby consents to personal
jurisdiction in the courts of the State and the United States District Court for the
District in which the Leased Property is situated as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to any of the Lease
Documents, the negotiation and/or
consummation of the transactions evidenced by the Lease Documents, the Lessor's relationship of any member of the Leasing
Group in connection with the transactions evidenced by the Lease Documents and/or the performance of any obligation or the exercise of any remedy under any of the Lease
Documents and expressly waives any and all objections Lessee may have as to venue in any of such courts.

    24.12      GENERAL.  Anything contained
in this Lease to the contrary
notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease or any of the other Lease Documents shall survive such termination.

    If any provision of this Lease or any of the other Lease Documents or any application thereof shall be invalid or unenforceable, the remainder of this Lease or the other applicable Lease Document, as the case may be, and any other application of such term or provision shall not be affected thereby.
Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision of any of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

    If any late charges provided for in any
provision of this Lease or any of the other
Lease Documents are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

    Lessee waives all presentments, demands
for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as to all of the foregoing as expressly provided for herein.

                 ARTICLE 25

          SUBSTITUTION OF PROPERTY

    25.1SUBSTITUTION OF PROPERTY FOR THE
LEASED PROPERTY.  Provided that no Event of
Default has occurred under this Lease
(excluding any Event of Default which has been waived, in writing, by the Lessor), nor any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default, Lessee shall have the right from time to time (referred to herein as the "Substitution Right"), exercisable upon not less than ninety (90) days' prior written notice to Lessor
(referred to herein as a "Substitution
Notice") to substitute, on a date specified in such Substitution Notice (such date, as the same may be extended by express written agreement of lessor, shall be referred to herein as a "Substitution Date"), the Leased
Property with a Comparable Facility. As used herein, the term "Comparable Facility" shall be defined as a health care facility or facilities which Lessor determines (a) has an appraised Fair Market Value greater than or equal to the greater of (i) the appraised
Fair Market Value of the Leased Property as of the Conversion Date or (ii) the appraised
Fair Market Value of the Leased Property at the time that the applicable Substitution
Notice is furnished to Lessor (based on
appraisal criteria then in effect), (b) has a Facility Debt Coverage Ratio greater than or equal to the greater of (i) the Facility Debt
Coverage Ratio of the Leased Property as of the second anniversary of the Conversion
Date, (ii) the Facility Debt Coverage Ratio of the Leased Property at the time that the applicable Substitution Notice is furnished to Lessor, (c) provides a mix of services similar to the Leased Property and (d) is otherwise reasonably acceptable, in all respects, to Lessor (based on Lessor's usual and customary property evaluation criteria then in effect). Lessee may not exercise its Substitution Right more than once in any calendar year.

    25.2CONDITIONS TO SUBSTITUTION. Without limiting the foregoing, as conditions precedent to the consummation of any proposed substitution:

    (a) as of the applicable Substitution
Date, no Event of Default shall have occurred under the Lease (excluding any Event of Default which has been waived, in writing, by Lessor), nor any event which with the giving of notice or the passage of time or both would constitute such an Event of Default;

    (b) Lessor shall have received
engineering and inspection reports relating to the assisted living facility identified by Lessee in the applicable Substitution Notice
(referred to herein as a "Proposed
Facility"), reasonably satisfactory in all respects to Lessor;

    (c) Lessee shall have delivered to
Lessor (i) an MAI appraisal of the Proposed
Facility (prepared by an appraiser selected by Lessee and approved by Lessor), in form and substance reasonably satisfactory to
Lessor and (ii) an instrument survey of the premises upon which the Proposed Facility is located acceptable to Lessor and the title insurance company providing insurance with respect to the Proposed Facility;

    (d) Lessor shall be satisfied as to
compliance of Lessee, the Proposed Facility, the owner of the Proposed Facility (to the extent such owner is not Lessee as provided in subsection (l) below) and/or the proposed substitution, as the case may be, with (i) all applicable land use, zoning, subdivision and environmental laws and regulations, (ii) all applicable assisted living licensure laws and regulations and (iii) such other matters as Lessor reasonably deems relevant
(including, without limitation, whether the conveyance of the property to Lessor in connection with the proposed substitution may be avoided under the Bankruptcy Code);

    (e) Lessee shall have delivered to
Lessor a valid and binding owner's or
lessee's (as applicable) title insurance commitment issued by a title insurer reasonably acceptable to Lessor (the "Title
Company"), in an amount equal to the Fair
Market Value of the Proposed Facility, with such endorsements and affirmative coverages, and in such form, as Lessor may reasonably require insuring Lessor's fee title or leasehold title to the Proposed Facility, subject to no Liens except those approved or assumed by Lessor and arrangements satisfactory to Lessor shall have been made for the issuance of a title insurance policy on the Substitution Date in accordance with such title insurance commitment;

    (f) Lessee shall have delivered an
environmental site assessment report relating to the Proposed Facility, in form and substance reasonably acceptable to Lessor and prepared by an environmental consultant reasonably acceptable to Lessor;

    (g) Lessor shall have obtained, at
Lessee's cost, an opinion of Lessor's
counsel, in form and substance acceptable to Lessor, confirming that (i) the substitution of the Proposed Facility for the Leased
Property will qualify as an exchange solely of property of a like-kind under Section 1031 of the Code, in which, generally, except for "boot" such as cash needed to equalize exchange values or discharge indebtedness, no gain or loss is recognized to Lessor, (ii) the substitution or sale will not result in ordinary recapture income to Lessor pursuant to Code Section 1250(d)(4) or any other Code provision, (iii) the substitution or sale will result in income, if any, to Lessor of a type described in Code Section 856(c)(2) or
(3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section
857(b)(6) and (iv) the substitution or sale, together with all other substitutions and sales made or requested by Lessee or any Affiliate of Lessee or of any Guarantor pursuant to any other leases with Lessor (or any of its Affiliates) or any other transfers of the Leased Property or the properties leased under other such leases, during the relevant time period, will not jeopardize the qualification of Lessor as a real estate investment trust under Code Sections 856-860;

    (h) Lessor shall have received opinions
of Lessee's counsel as to (i) the compliance of the Proposed Facility with land use, zoning, subdivision and environmental laws and regulations, (ii) the compliance of Lessee, the owner of the Proposed Facility
(to the extent such owner is not Lessee as provided in subsection (l) below), the proposed substitution and the Proposed
Facility with applicable assisted living laws and regulations, (iii) the due authorization, execution and enforceability of the
Substitution Documents and (iv) such other matters as are reasonably requested; in form and substance reasonably acceptable to
Lessor;

    (i) Lessee and each Guarantor shall have executed and delivered, or caused to be executed and delivered, such documents as are reasonably required by Lessor to effectuate the substitution (collectively, the
"Substitution

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

Documents"), including, without limitation,
(i) a deed with full warranties or assignment of a leasehold estate with full warranties
(as applicable) conveying to Lessor title to the Proposed Facility free and clear of all Liens, except those approved or assumed by Lessor, (ii) a facility lease (the
"Substitution Lease") duly executed,
acknowledged and delivered by Lessee,
containing the same terms and conditions as are contained herein except that (1) the legal description of the land shall refer to the Proposed Facility, (2) the Minimum
Repurchase Price of the Proposed Facility shall be an amount equal to the Minimum
Repurchase Price of the Leased Property
increased by any Cash Adjustment paid by Lessor, (3) the Rent under the Substitution
Lease in all respects shall provide Lessor with a substantially equivalent yield at the time of the substitution (i.e., annual return on its equity in such Proposed Facility) to that received (and reasonably expected to be received thereafter) from the Leased
Property, taking into account the Cash
Adjustment, if any, paid by Lessor and any other relevant factors and (4) such other changes therein as may be necessary or appropriate under the circumstances shall be made; (iii) a collateral assignment of permits, licenses, approvals and contracts relating to the Proposed Facility, substantially in the form of the Permits
Assignment; (iv) UCC financing statements;
(v) a guaranty substantially in the form of the Guaranty of Lease Obligations shall be executed by Guarantor, (vi) an affiliated party subordination agreement, substantially in the form of the Affiliated Party
Subordination Agreement, shall be executed by the Lessee, and such other Affiliates of the Lessee as are deemed necessary or appropriate by the Lessor and (vii) the Agreement
Regarding Related Transactions shall be
amended to reflect the substitution of the Proposed Facility. The Substitution
Documents shall be based upon and contain the same terms and conditions as are set forth in Lessee Documents in effect prior to the substitution, except that such changes shall be made as may be necessary or reasonably appropriate under the circumstances to effectuate the substitution and secure the protection and priority of the property and security interests conveyed and/or granted to Lessor;

    (j) without limiting any other provision contained herein, Lessee shall have delivered to Lessor such other information and materials relating to Lessee, the owner of the Proposed Facility (to the extent that such owner is not Lessee as provided in subsection (l) below) and the Proposed
Facility as Lessor may reasonably request, including, without limitation, leases, receipted bills, management agreements and other Contracts, Provider Agreements, cost reports, Permits, evidence of legal and actual access to the Proposed Facility, evidence of the availability and sufficiency of utilities servicing the Proposed Facility, historical and current operating statements, detailed budgets and financial statements and Lessor shall have found the same to be satisfactory in all respects;

    (k) Lessee or an Affiliate of Lessee
shall be the licensed operator of the
Proposed Facility as of the date of the
consummation of the substitution;

    (l) the Proposed Facility shall be owned or leased by Lessee or an Affiliate of Lessee; provided, however that in the event that the Proposed Facility is owned by any such Affiliate, (i) said Affiliate shall execute and deliver to Lessor such Substitution Documents as may be reasonably required by Lessor and (ii) Lessor shall be provided with such evidence as it may require to determine that the conveyance of the Proposed Facility (or a leasehold interest therein) to Lessor does not constitute a fraudulent conveyance (under applicable federal or state law);

    (m) Lessee shall have delivered to
Lessor an insurance certificate evidencing compliance with all of the insurance requirements set forth in the Substitution
Documents;

    (n) Lessee shall have delivered to
Lessor an Officer's Certificate certifying as of the Substitution Date that (i) the Proposed Facility has been accepted by Lessee for all purposes of the Substitution Lease and there has been no material damage to the improvements located on the Proposed
Facility, nor is any condemnation or eminent domain proceeding pending with respect thereto; (ii) all Permits (including, but not limited to, a permanent, unconditional certificate of occupancy and all certificates of need, licenses and Provider Agreements) which are necessary to permit the use of the Proposed Facility in accordance with the provisions of the Substitution Lease have been obtained and are in full force and effect; (iii) under applicable zoning and use laws, ordinances, rules and regulations, the Proposed Facility may be used for the purposes contemplated by Substitution
Documents and all necessary subdivision
approvals have been obtained; (iv) to the best knowledge of Lessee, there exists no Event of Default under this Lease, and no defense, offset or claim exists with respect to any sums to be paid by Lessee hereunder, and (v) any exceptions to Lessor's title to the Proposed Facility do not materially interfere with the intended use of the Proposed Facility by Lessee;

    (o) Lessor shall have determined that
the Proposed Facility constitutes a
Comparable Facility, and

    (p) Lessor shall have received all Rent
due and payable hereunder through the
Substitution Date.

    In the event that the equity value of
the Proposed Facility (i.e., the Fair Market
Value of the Proposed Facility minus the Liens to which Lessor will take the Proposed
Facility subject) as of the Substitution Date is greater than the equity value of the Leased Property (i.e., the Fair Market Value of the Leased Property minus the Liens to which Lessee will take the Leased Property subject other than those Liens which Lessee is obligated to pay or discharge pursuant to the terms of this Lease) as of the Substitution Date, subject to the limitation set forth below, Lessor shall pay an amount equal to the difference to Lessee; provided, however, that Lessor shall not be obligated to consummate such substitution if Lessor would be required to make a payment to Lessee of an amount equal to or in excess of fifteen percent (15%) of said Fair Market Value of the Leased Property (the amount of cash paid by Lessor to Lessee being referred to herein as the "Cash Adjustment"). Without limiting the generality or effect of the preceding sentence, in the event that, on the Substitution Date, Lessor is obligated to pay a Cash Adjustment to Lessee and Lessor does not have sufficient funds available, or elects not to make such payment in cash, Lessor shall provide Lessee with (and Lessee shall accept) a purchase money note and mortgage for a term not to exceed eighteen
(18) months from the Substitution Date and bearing interest, payable monthly, at the rate described in Section 10.2.

    25.3CONVEYANCE TO LESSEE.  If the Lessor
shall have determined that the Proposed
Facility constitutes a Comparable Facility,
on the Substitution Date, after the
consummation of a substitution in accordance
with the terms hereof, Lessor will convey the
Leased Property to Lessee in accordance with
the provisions of Article 18 (except as to
payment of any expenses in connection
therewith which shall be governed by Section
22.4
below) and this Lease shall thereupon
terminate as to the Leased Property. Upon completion of the purchase of the Leased
Property, no Rent shall thereafter accrue with respect thereto.

    25.4EXPENSES.  Whether or not any
proposed substitution is consummated, Lessee shall pay all of the out-of-pocket expenses and other costs incurred or expended by Lessor in connection with any proposed substitution (collectively referred to herein as "Substitution Closing Costs"), including, without limitation, reasonable attorneys' fees and expenses, engineering costs, consultants' fees, appraisal costs, audit and tax review costs, out-of-pocket travel expenses, inspection fees, title insurance premiums and other title fees, survey expenses, mortgage taxes, transfer, documentary stamp and other taxes, search charges of any nature, recording, registration and filing costs, broker's fees and commissions, if any, escrow fees, fees and expenses, if any, incurred in qualifying
Lessor and maintaining its right to do
business in the state where the Proposed
Facility is located, the cost of obtaining, preparing and recording a release of the Leased Property from the lien of any Fee
Mortgage on the Facility (other than the amount necessary to payoff such Fee Mortgage) and any other costs expended or incurred by Lessor in connection with the preparation for and the documentation and/or the closing of the proposed substitution. The Substitution
Closing Costs shall be a demand obligation of Lessee to Lessor and, if not paid within ten
(10) days after demand, shall thereafter (to the extent permitted by applicable law) bear interest at the Overdue Rate until the date of payment.

    25.5  LIMITATION.  No Substitution Right
may be exercised earlier than the fifth
anniversary of the Conversion Date.

    IN WITNESS WHEREOF, the parties have
caused this Lease to be executed and attested by their respective officers thereunto duly authorized.


WITNESS:                                          LESSEE:

                                                       EMERITUS
                                        PROPERTIES I, INC.,
                                                       a
                                        Washington corporation

/s/ Susan Griffin             By: /s/ Raymond
R. Brandstrom
---------------------------
----------------------------------------
Name:     Susan Griffin          Name:
Raymond R. Brandstrom

Title: President



WITNESS:                                          LESSOR:

                                                       MEDITRUST
                                        ACQUISITION

CORPORATION I, a
                                        Massachusetts

corporation

                    By: /s/ Michael S.
Benjamin

-----------------------------------------
                    Name:  Michael S.
Benjamin, ESQ.
                    Title:  Senior Vice
President





























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